As Filed with the Securities and Exchange Commission on February 24, 2014

Registration No. 333-193224

Registration No. 333-193224-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERSHARES DB US DOLLAR INDEX TRUST

(Registrant)

POWERSHARES DB US DOLLAR INDEX BEARISH FUND

(Co-Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	87-0778080 (Trust)
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-5883		Martin Kremenstein c/o DB Commodity Services LLC 60 Wall Street New York, New York 10005 (212) 250-8779
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities being included in this registration statement	Earlier Registration Statement Number	Unsold Number of Shares from Earlier Registration Statement	Filing fee paid for Unsold Shares
PowerShares DB US Dollar Index Bearish Fund Common Units of Beneficial Interest	333-184096-02	200,482,020	$338,881.36

Pursuant to the provisions of Rule 415(a)(6) under the Securities Act of 1933, as amended, the issuer is including on this new registration statement both the unsold securities and the filing fees paid in connection with such unsold securities that was covered by the earlier registration statement as provided in the following table. The filing fees in the below table will continue to be applied to such unsold securities.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

PowerShares DB US Dollar Index Trust, or the Trust, is organized in two separate series as a Delaware statutory trust, each such series a Fund. DB Commodity Services LLC, the Managing Owner of the Trust and the Funds, had previously offered the common units of beneficial interest, or Shares, of both Funds pursuant to a single Registration Statement and a shared Prospectus. Upon effectiveness of this Registration Statement, the Managing Owner will offer the Shares of PowerShares DB US Dollar Index Bearish Fund through the standalone Prospectus that is a part of this Registration Statement. Upon effectiveness of a separate Registration Statement, the Managing Owner will offer the Shares of PowerShares DB US Dollar Index Bullish Fund.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 24, 2014.

POWERSHARES DB US DOLLAR INDEX TRUST

PowerShares DB US Dollar Index Bearish Fund        200,482,020 Common Units of Beneficial Interest

PowerShares DB US Dollar Index Trust, or the Trust, is organized in two separate series as a Delaware statutory trust, one of which is offered pursuant to this Prospectus. PowerShares DB US Dollar Index Bearish Fund, or the Fund, is a series of the Trust. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The common units of beneficial interest of the other series of the Trust (PowerShares DB US Dollar Index Bullish Fund) are offered pursuant to a separate prospectus. Shares may be purchased from the Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 200,000 Shares, called a Basket. The Fund will generally issue its Shares in Baskets to Authorized Participants continuously as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the NYSE Arca, Inc., or the NYSE Arca, or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may sell the Shares they purchase from the Fund in Baskets, to other investors at prices that are expected to reflect, among other factors, the trading price of the Fund’s Shares on the NYSE Arca and the supply of and demand for Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale.

The Shares trade on the NYSE Arca under the symbol “UDN”.

DB Commodity Services LLC serves as the Managing Owner, commodity pool operator and commodity trading advisor of the Fund. The Fund establishes short positions in certain futures contracts, or DX Contracts, with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Index, over time. The performance of the Fund also is intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over the expenses of the Fund.

DX Contracts are traded exclusively through ICE Futures U.S., a wholly-owned subsidiary of IntercontinentalExchange, Inc., or ICE Futures U.S., under the symbol “DX.” The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index (USDX®), or the USDX®. The USDX®, and in turn, the Index, provides a general indication of the international value of the U.S. dollar relative to the six major world currencies, or Index Currencies, which comprise the USDX® – Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.

Except when aggregated in Baskets, the Shares are not redeemable securities.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS.

PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 18.

•      Futures trading is volatile and even a small movement in market prices could cause large losses.

•      The success of the Fund’s trading program depends upon the skill of the Managing Owner and its trading principals.

•      You could lose all or substantially all of your investment.

•      Investors pay fees in connection with their investment in Shares including asset-based fees of 0.75% per annum. Additional charges include brokerage fees expected to be approximately 0.05% per annum in the aggregate.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts. In addition, the Managing Owner pays a distribution services fee to ALPS Distributors, Inc. and pays a marketing fee to Invesco Distributors, Inc. without reimbursement from the Trust or the Fund. For more information regarding to these items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 99.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

March [14], 2014

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 61 AND A STATEMENT OF THE PERCENTAGE RETURNS NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 18 THROUGH 30.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK. HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE ROOM AT 100 F STREET, N.E., WASHINGTON, D.C. 20549. THE PUBLIC MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

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REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS ARE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1290 BROADWAY, SUITE 1100, DENVER, COLORADO 80203; TELEPHONE NUMBER (303) 623-2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-7500. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS) ARE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O DB COMMODITY SERVICES LLC, 60 WALL STREET, NEW YORK, NEW YORK 10005; TELEPHONE NUMBER (212) 250-5883. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.DBXUS.COM. ADDITIONAL REPORTS ARE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS OF THE FUND, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SECURITIES AND EXCHANGE COMMISSION REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER POWERSHARES DB US DOLLAR INDEX TRUST NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

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PART ONE DISCLOSURE DOCUMENT
SUMMARY	1
The Trust and the Fund	1
Shares Listed on the NYSE Arca	1
Purchases and Sales in the Secondary Market on the NYSE Arca	1
Pricing Information Available on the NYSE Arca and Other Sources	2
CUSIP Number	2
Risk Factors	2
The Trustee	4
Investment Objective	4
Shares Should Track Closely the Value of the Index	7
The Managing Owner	7
The Commodity Broker	8
The Administrator, Custodian and Transfer Agent	8
ALPS Distributors, Inc.	9
“800” Number for Investors	9
Invesco Distributors, Inc.	9
Limitation of Liabilities	10
Creation and Redemption of Shares	10
The Offering	10
Authorized Participants	10
Net Asset Value	11
Clearance and Settlement	11
Segregated Accounts/Interest Income	11
Fees and Expenses	12
Breakeven Amounts	13
Distributions	13
Fiscal Year	13
U.S. Federal Income Tax Considerations	13
Breakeven Table	13
Incorporation by Reference of Certain Documents	15
Reports to Shareholders	15
Cautionary Note Regarding Forward-Looking Statements	15
Patent Applications Pending	16
ORGANIZATION CHART	17
THE RISKS YOU FACE	18
(1) The Value of the Shares Relates Directly to the Value of the Futures Contracts and Other Assets Held by the Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares.	18

(2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.	18
(3) The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the Index.	19
(4) The Fund is Not Actively Managed and Will Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising.	19
(5) Investors Who Invest Only in the Fund May Not be Able to Profit if the Market Value of the DX Contracts Moves Against Such Investment.	19
(6) The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.	20
(7) The Lack of An Active Trading Market for the Shares May Result in Losses on Your Investment in the Fund at the Time of Disposition of Your Shares.	20
(8) The Shares Could Decrease in Value if Unanticipated Operational or Trading Problems Arise.	20
(9) As the Managing Owner and its Principals have Been Operating Investment Vehicles like the Fund Since January 2006, their Experience May be Relatively Inadequate or Unsuitable to Manage the Fund.	20
(10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.	20
(11) Fewer Representative Index Currencies May Result In Greater Index Volatility.	21
(12) Short Selling Theoretically Exposes the Fund to Unlimited Losses.	21
(13) Unusually Long Peak-to-Valley Drawdown Periods With Respect To the Index May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares.	21

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Prospectus Section	Page
(14) Price Volatility May Possibly Cause the Total Loss of Your Investment.	21
(15) Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.	22
(16) You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.	22
(17) Possible Illiquid Markets May Exacerbate Losses.	22
(18) You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.	22
(19) Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.	23
(20) Failure of Currency Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.	23
(21) Risks Associated with Forward Agreements and Swap Agreements, Which May be Detrimental to the Value of Your Shares.	23
(22) Risks Associated with Over-the-Counter Transactions May be Detrimental to the Value of Your Shares.	24
(23) Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.	25
(24) Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.	25
(25) Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.	25

Prospectus Section	Page
(26) Items of Income, Gain, Loss and Deduction With Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Such Tax Items.	25
(27) The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.	26
(28) Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.	26
(29) Failure of a Swap Dealer May Adversely Affect Your Shares.	26
(30) The Effect Of Market Disruptions and Government Intervention Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.	27
(31) Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Fund.	27
(32) Lack of Independent Advisers Representing Investors.	27
(33) Possibility of Termination of the Fund May Adversely Affect Your Portfolio.	27
(34) Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.	28
(35) An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Currencies.	28
(36) Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.	28

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Prospectus Section	Page
(37) Because the Price of DX Contracts Are Primarily Influenced by Short-Term Interest Rate Differentials, You May Sell Your Shares at a Time When the DX Contracts Are Being Traded at a Discount, and therefore Receive an Amount that Would be Lower than if the DX Contracts Were Trading at a Premium.	28
(38) The Value of the Shares Will be Adversely Affected if the Fund is Required to Indemnify the Trustee or the Managing Owner.	28
(39) The Net Asset Value Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of Net Asset Value Calculation.	29
(40) Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares.	29
(41) Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares.	29
(42) Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders will Increase the Shareholders’ Liability.	30
(43) An Insolvency Resulting From the other Series in the Trust or the Trust Itself May Have a Material Adverse Effect On the Fund.	30

INVESTMENT OBJECTIVES OF THE FUND	30

Investment Objectives	30
Role of Managing Owner	32
Market Diversification	32

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BEARISH FUND (TICKER: UDN), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST	34

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-vi-

PART TWO

STATEMENT OF ADDITIONAL

INFORMATION

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SUMMARY

This summary of material information contained elsewhere or incorporated by reference in this Prospectus is intended for quick reference only and does not contain all of the information that may be important to you. For ease of reference, any references throughout this Prospectus to various actions taken by the Fund are actually actions that the Trust has taken on behalf of the Fund. The remainder of this prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits and the information incorporated by reference in this Prospectus. Please see the section “Incorporation by Reference of Certain Documents” on page 104. This prospectus is dated March [14], 2014.

The Trust and the Fund

PowerShares DB US Dollar Index Trust, or the Trust, was formed as a Delaware statutory trust in two separate series, or funds, on August 3, 2006. PowerShares DB US Dollar Index Bearish Fund, or the Fund, is a series of the Trust. The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Trust and the Fund is perpetual (unless terminated earlier in certain circumstances). The principal offices of the Trust and the Fund are located at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005, and the telephone number of each of them is (212) 250-5883.

The Trust was organized in two separate series as a Delaware statutory trust rather than as two separate statutory trusts in order to achieve certain administrative efficiencies. The interests of investors are not adversely affected by the choice of form of organization. As of the date of this Prospectus, the Trust consists of two series - PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund. This Prospectus is for the Fund only and not for PowerShares DB US Dollar Index Bullish Fund, or UUP. Common units of beneficial interest in UUP, which is a separate series of the Trust, are not being offered by this Prospectus. Information regarding both the Fund and UUP (and any other additional series of the Trust, as applicable) is available at www.dbxus.com.

Shares Listed on the NYSE Arca

The Shares are listed on the NYSE Arca under the symbol “UDN.”

Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market on the NYSE Arca

The Shares trade on the NYSE Arca like any other equity security.

Baskets may be created or redeemed only by Authorized Participants. It is expected that Baskets will be created when the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which are listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for the Shares at the time of sale and are expected to fall between net asset value and the trading price of the Shares on the NYSE Arca at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the net asset value per Share. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the net asset value per Share, but these valuations are expected to be very close. Investors are able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures contracts to provide a continuously updated estimated net asset value per Share.

Retail investors may purchase and sell Shares through traditional brokerage accounts. Purchases or sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund and the Index:

UDN	Market price per Share on NYSE Arca
UDN.IV	Indicative intra-day value per Share
UDN.NV	End of day net asset value of the Fund
USDDNX	Intra-day and Index closing level as of close of NYSE Arca from the prior day

The intra-day data in the above table is published once every fifteen seconds throughout each trading day.

The Index Sponsor publishes the daily closing level of the Index as of the close of the NYSE Arca. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level of the Index, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: USDDNX) and the intra-day indicative value per Share (symbol: UDN) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto.

The current trading price per Share (symbol: UDN) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: USDDNX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: UDN.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Fund, or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

CUSIP Number

The Fund’s CUSIP number is 73936D206.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has additional risks that are set forth elsewhere in this prospectus.

•	Past performance is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•	The trading of the Fund takes place in very volatile markets.

•	Investment in foreign exchange related products are subject to many factors which contribute or increase potential volatility, including, but not limited to:

— National debt levels and trade deficits, including changes in balances of payments and trade;

— Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

— Domestic and foreign interest rates and investors’ expectations concerning interest rates;

— Currency exchange rates;

— Investment and trading activities of mutual funds, hedge funds and currency funds;

— Global or regional political, economic or financial events and situations;

— Supply and demand changes which influence the foreign exchange rates of various currencies;

— Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

— Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

— Expectations among market participants that a currency’s value soon will change.

•

The Fund is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares) and will be successful only if significant losses are avoided.

•	The Fund is subject to fees and expenses in the aggregate amount of approximately

0.80% per annum as described herein and will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed such fees and expenses of approximately 0.80% per annum. The Fund is expected to earn interest income equal to 0.07% per annum, based upon the yield of 3-month U.S. Treasury bills as of December 31, 2013, or $0.02 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required to earn approximately 0.73% per annum, or $0.18 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

•

As of the date of this prospectus, the DX Contracts are not subject to speculative position limits. There can be no assurance that the DX Contracts will not become subject to speculative position limits. Should the Fund become subject to speculative position limits with respect to its DX Contracts holdings, the Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in additional DX Contracts may be limited to the extent that these activities would cause the Fund to exceed the potential future position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

•	If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may:

•	invest in a different month DX Contract other than the specific DX Contract that was originally required by the Index, or

•	invest in another futures contract substantially similar to the DX Contracts, if available, or

•	invest in the futures contracts referencing the Index Currencies, or

•	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract.

•	There can be no assurance that the Fund will achieve profits or avoid losses, significant or otherwise.

•	Performance of the Fund may not track the Index during particular periods or over the long term. Such tracking error may cause the Fund to outperform or underperform the Index.

•

Certain potential conflicts of interest exist between the Managing Owner and its affiliates and the Shareholders. For example, because the Managing Owner and the Commodity Broker are both indirect wholly-owned subsidiaries of Deutsche Bank AG, the Managing Owner has a disincentive to replace the Commodity Broker. The Commodity Broker may have a conflict of interest between its execution of trades for the Fund and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients. Allocation of resources among the Commodity Broker’s clients adds to the potential conflict. Proprietary trading by the affiliates of the Managing Owner and the Commodity Broker may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware trust company, is the sole trustee of the Trust. The Trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of the Trust and the Fund and has only nominal duties and liabilities to the Trust and the Fund.

Investment Objective

The Fund establishes short positions in DX Contracts with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index - Excess ReturnTM, or the Index, over time. The Fund’s performance is also intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses.

The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. The Index reflects the changes in market value over time, whether positive or negative, of a short position in the DX Contract which expires during the months of March, June, September and December. The Fund seeks to track the Index by establishing short positions in DX Contracts.

The Shares are designed for investors who want a cost-effective and convenient way to invest in a fund that tracks the Index, which reflects the changes in market value over time, whether positive or negative, of a short position in the DX Contracts, and in turn, of the U.S. dollar relative to the underlying Index Currencies.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

•

The Fund invests in DX Contracts Which may be More Efficient and Transparent than Alternatives. Although the Fund will not take physical delivery due to rolling the underlying DX Contracts prior to expiration, DX Contracts tend to be more efficient and transparent because physical delivery is required upon the expiration of the contract.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

DX Contracts are linked to the six underlying currencies, or the Index Currencies, of the U.S. Dollar Index (USDX®), or the USDX®. The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. (and represent the currencies of 22 countries, 17 countries of the Euro zone plus five other countries). The changes in market value over time, whether positive or negative, of DX Contracts is tied to the USDX®. The USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The Index reflects changes in market value over time, whether positive or negative, of short positions in the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986.

The use of short positions in DX Contracts in the construction of the Index causes the Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

The Index Sponsor calculates the closing level of the Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The closing levels of the Index have been calculated using historic exchange closing price data of the DX Contract since the Base Date.

Since the Base Date, the Index closing level has ranged on a daily basis from as high as 153.28 on April 22, 2008 to as low as 91.91 on July 5, 2001. Past Index levels are not necessarily indicative of future Index levels.

The underlying DX Contracts of the Index are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date, or each an Index Roll Day. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, the Fund employs the below rule-based approach when it rolls from one DX Contract to another.

DX Contracts are rolled on each Index Roll Day as follows:

•	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

•	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving the Index as well as the new DX Contracts entering the Index.

•	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in the Index remain constant.

Volatility of the USDX® has been historically comparable in range and variability to a broad-based, multi-capitalization stock index future. The DX Contract price is sized at $1000 times the USDX® closing level. Thus, if the USDX® closing level is 100.00, the DX Contract will be valued $100,000. If the USDX® closing level is 112.50, each DX Contract will have a $112,500 value.

The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. The composition of the Index may be adjusted in the Index Sponsor’s discretion.

The following table reflects the index base weights, or Index Base Weights, of each Index Currency as of March 1973 with respect to the USDX®:

Index Currency	Index Base Weight (%)

Euro	57.60

Japanese Yen	13.60

British Pound	11.90

Canadian Dollar	9.10

Swedish Krona	4.20

Swiss Franc	3.60

Closing Level at Inception:	100.00

The USDX® has been calculated since inception in March 1973. The closing level at inception was 100.00.

The Index Currencies and Index Base Weights used in the calculation of the USDX® are based on those used in the original Federal Reserve Board’s trade-weighted U.S. Dollar Index. The Index Base Weights of the Index Currencies comprising the USDX® in the above table have been fixed since inception in 1973, except for the changes necessitated by the introduction of the Euro. Because the USDX® is based only on indications of foreign exchange rate values, it may occasionally differ from a value calculated using other data sources. The USDX® is calculated as a geometric weighted average of the change in the Index Currency exchange rates against the U.S. dollar relative to March 1973. The USDX® measures the dollar’s general value relative to a base of 100.00. A quote of “105.50” means the dollar’s value has risen 5.50% since March 1973 relative to the underlying basket of Index Currencies which comprise the USDX®.

The Fund’s portfolio also holds United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Fund’s Commodity Broker as margin.

Under the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust, or the Trust Declaration, Wilmington Trust Company, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Shares Should Track Closely the Value of the Index

The Shares are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of the Index, over time.

The value of the Shares is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

The Fund invests in short positions in DX Contracts, which are futures contracts on the USDX®. The USDX® reflects the changes, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies. DX Contracts are traded exclusively through ICE Futures U.S. The Fund’s portfolio also holds United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Fund’s Commodity Broker as margin. The Fund’s portfolio is traded with a view to tracking the changes, whether positive or negative, in the levels of the Index, over time, whether the Index is rising, falling or flat over any particular period. The Fund establishes short positions in DX Contracts. The Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results.

The Managing Owner

DB Commodity Services LLC, a Delaware limited liability company, serves as Managing Owner of the Trust and the Fund. The Managing Owner was formed on May 23, 2005. The Managing Owner is an affiliate of Deutsche Bank AG. The Managing Owner was formed to be the managing owner of investment vehicles such as the Trust and the Fund and has been managing such investment vehicles since January 2006. The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Trust and the Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and is a member of the National Futures Association, or the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to both the Trust and the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner is also subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of the Fund is speculative and involves a high degree of risk.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

The Commodity Broker

A variety of executing brokers execute futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as the Fund’s clearing broker, or Commodity Broker. The Commodity Broker is an affiliate of the Managing Owner. In its capacity as clearing broker, the Commodity Broker executes and clears the Fund’s futures transactions and performs certain administrative services for the Fund. Deutsche Bank Securities Inc. is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for the Fund. On average, total charges paid to the Commodity Broker are expected to be less than $12.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator, Custodian and Transfer Agent

The Trust, on behalf of the Fund, has appointed The Bank of New York Mellon as the administrator, or the Administrator, of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, N.Y. 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s office identified above.

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator retains, separately for the Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement.

The Administration Agreement provides for the exculpation and indemnification of the Administrator from and against any costs, expenses, damages, liabilities or claims (other than those resulting from the Administrator’s own bad faith, negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties under the Administration Agreement. Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Administrator’s monthly fees are paid on behalf of the Fund by the Managing Owner out of the Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

ALPS Distributors, Inc.

The Trust, on behalf of the Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. ALPS Distributors retains all marketing materials separately for the Fund, at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577. Investors may contact ALPS Distributors toll free in the U.S. at (877) 369-4617. The Managing Owner, on behalf of the Fund, has entered into a Distribution Services Agreement with ALPS Distributors. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed end, hedge and exchange traded funds. ALPS Fund Services,

Inc. and its affiliates provide fund administration services to funds with assets in excess of $48 billion. ALPS Distributors and its affiliates provide distribution services to funds with assets of more than $438 billion.

The Managing Owner, out of the Management Fee, pays ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to the Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.

ALPS Distributors, Inc. provides distribution services to the Fund. Certain marketing services may be provided for the Fund by Invesco Distributors, Inc. or Invesco PowerShares Capital Management LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with the Fund. PowerShares® is a registered service mark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC is not a sponsor or promoter of the Fund and has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact Invesco PowerShares Capital Management LLC toll free in the U.S. at (800) 983-0903.

Invesco Distributors, Inc.

Through a marketing agreement between the Managing Owner and Invesco Distributors, Inc. (formerly known as Invesco Aim Distributors, Inc.), or Invesco Distributors, an affiliate of Invesco PowerShares Capital Management LLC (formerly known as PowerShares Capital Management LLC), or Invesco PowerShares, the Managing Owner, on behalf of the Fund, has appointed Invesco Distributors as a marketing agent. Invesco

Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with this prospectus. Invesco Distributors will not open or maintain customer accounts or handle orders for the Fund.

Invesco Distributors is an indirect and wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. is a leading independent global investment manager operating under the AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Invesco Canada and WL Ross brands.

The Managing Owner, out of the Management Fee, pays Invesco Distributors for performing its duties on behalf of the Fund.

Limitation of Liabilities

Although the Managing Owner has unlimited liability for any obligations of the Fund that exceed the Fund’s net assets, your investment in the Fund is part of the assets of the Fund, and it will therefore be subject to the risks of the Fund’s trading only. You cannot lose more than your investment in the Fund, and you will not be subject to the losses or liabilities of any other series of the Trust in which you have not invested. We have received an opinion of counsel that the Fund is entitled to the benefits of the limitation on inter-series liability provided under the Delaware Statutory Trust Act. Each Share, when purchased in accordance with the Trust Declaration, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of the Fund will be enforceable against the assets of the Fund only, and not against the assets of the Trust generally or the assets of any other series of the Trust, and, unless otherwise provided in the Trust Declaration, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof will be enforceable against the assets of the Fund, as the case may be.

Creation and Redemption of Shares

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

See “Creation and Redemption of Shares” for more details.

The Offering

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, the Fund issues Shares in Baskets to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions.

A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

Net asset value per Share is the net asset value of the Fund divided by the number of its outstanding Shares.

See “Description of the Shares; The Fund; Certain Material Terms of the Trust Declaration – Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by global certificates that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering are deposited in cash in a segregated account in its name at the Commodity Broker (or another eligible financial institution, as applicable) in accordance with CFTC investor protection and segregation requirements. The Fund is credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or such other financial institution each week. In an attempt to increase interest income earned, the Managing Owner expects to invest non margin assets of the Fund in United States government securities (which include any security issued or guaranteed as to principal or interest by the United States), or any certificate of deposit for any of the foregoing, including United States Treasury bonds, United States Treasury bills and issues of agencies of the United States government, and certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations. Currently, the rate of interest expected to be earned by the Fund is estimated to be 0.07% per annum, based upon the yield on 3-month U.S. Treasury bills as of December 31, 2013. This interest income is used by the Fund to pay its expenses. See “Fees and Expenses” for more details.

Fees and Expenses

Management Fee	The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund. The Management Fee is paid in consideration of the Managing Owner’s futures trading advisory services.
Organization and Offering Expenses	Expenses incurred in connection with organizing the Fund and the initial offering of its Shares were paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares after the commencement of its trading operations are also paid by the Managing Owner.
Brokerage Commissions and Fees	The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $12.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.
Routine Operational, Administrative and Other Ordinary Expenses	The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs.
Non-Recurring Fees and Expenses	The Fund pays all non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Declaration), if any, of itself, as determined by the Managing Owner. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount.
Management Fee and Expenses to be Paid First Out of Interest Income	The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. Such interest income has historically been sufficient to cover the fees and expenses of the Fund. If, however, the interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.
Selling Commission	Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares during the first twelve months of investment is 0.80% per annum of the net asset value of the Fund, plus the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares.

The Fund will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities, exceed such fees and expenses of approximately 0.80% per annum. The Fund is expected to earn interest income equal to 0.07% per annum, based upon the yield of 3-month U.S. Treasury bills as of December 31, 2013, or $0.02 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required to earn approximately 0.73% per annum, or $0.18 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The fiscal year of the Fund ends on December 31 of each year.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

SUMMARY (cont’d)

Breakeven Table

	Dollar Amount and Percentages of Expenses of the Fund[1]
Expense	$	%
Management Fee[2]	$ 0.19	0.75%
Organization and Offering Expense Reimbursement[3]	$ 0.00	0.00%
Brokerage Commissions and Fees[4]	$ 0.01	0.05%
Routine Operational, Administrative and Other Ordinary Expenses[5,6]	$ 0.00	0.00%
Interest Income[7]	$(0.02)	(0.07)%
12-Month Breakeven[8,9]	$ 0.18	0.73%

1.	The breakeven analysis assumes that the Shares have a constant month-end net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 61 for an explanation of the expenses included in the “Breakeven Table.”

2.	From the Management Fee, the Managing Owner is responsible for paying the fees and expenses of the Administrator, ALPS Distributors and Invesco Distributors.

3.	The Managing Owner is responsible for paying the organization and offering expenses and the continuous offering costs of the Fund.

4.	The actual amount of brokerage commissions and trading fees to be incurred will vary based upon the trading frequency of the Fund.

5.	The Managing Owner is responsible for paying all routine operational, administrative and other ordinary expenses of the Fund.

6.	In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

7.	Interest income currently is estimated to be earned at a rate of 0.07%, based upon the yield on 3-month U.S. Treasury bills as of December 31, 2013. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

8.	The Fund is subject to (i) a Management Fee of 0.75% per annum and (ii) estimated brokerage commissions and fees of 0.05% per annum. The Fund is subject to fees and expenses in the aggregate amount of approximately 0.80% per annum. The Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills, exceed approximately 0.80% per annum. The Fund is expected to earn 0.07% per annum, based upon the yield of 3-month U.S. Treasury bills as of December 31, 2013, or $0.02 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the current yield of 3-month U.S. Treasury bills and the annual fees and expenses, the Fund would be required to earn approximately 0.73% per annum, or $0.18 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of 3-month U.S. Treasury bills.

9.	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Incorporation by Reference of Certain Documents

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” into this Prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

This Prospectus incorporates by reference the following documents, which we have previously filed with the SEC, in response to certain disclosures:

•	The Annual Reports on Form 10-K for the fiscal year ended December 31, 2012 filed on February 22, 2013 and the Form 10-K/A for the fiscal year ended December 31, 2012 filed on March 29, 2013;

•	The Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013 filed on May 3, 2013, August 8, 2013 and November 5, 2013, respectively;

•	The Current Reports on Form 8-K filed March 21, 2013, May 24, 2013, May 30, 2013, October 4, 2013, December 4, 2013 and January 15, 2014; and

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2012, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

3500 Lacey Road, Suite 700

Downer’s Grove, IL 60515

Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.dbxus.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website are not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Fund.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.dbxus.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance,

SUMMARY (cont’d)

prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

THE SHARES ARE SPECULATIVE AND

INVOLVE A HIGH DEGREE OF RISK.

Patent Applications Pending

A patent application directed to the creation and operation of the Trust is pending at the United States Patent and Trademark Office.

[Remainder of page left blank intentionally.]

ORGANIZATION CHART

POWERSHARES DB US DOLLAR INDEX TRUST

[1]	PowerShares DB US Dollar Index Bullish Fund, which is the only other series of the Trust as of the date of this prospectus, is not offered by this Prospectus.

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus.

(1)	The Value of the Shares Relates Directly to the Value of the Futures Contracts and Other Assets Held by the Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares.

The Shares are designed to reflect as closely as possible the changes, whether positive or negative, in the level of the Index, over time, through its investment in short positions in the DX Contracts. The value of the Shares relates directly to the changes in market value over time, whether positive or negative, of short positions in the DX Contracts, less the liabilities (including estimated accrued but unpaid expenses) of the Fund. The price of the DX Contracts may fluctuate widely. Several factors may affect the price of the Index Currencies, and in turn, the short positions in the DX Contracts owned by the Fund, including, but not limited to:

•	National debt levels and trade deficits, including changes in balances of payments and trade;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Currency exchange rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations;

•	Supply and demand changes which influence the foreign exchange rates of various currencies;

•	Monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), trade restrictions, currency devaluations and revaluations;

•	Governmental intervention in the currency market, directly and by regulation, in order to influence currency prices; and

•	Expectations among market participants that a currency’s value soon will change.

(2)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The net asset value per Share will change as fluctuations occur in the market value of its portfolio. Investors should be aware that the public trading price of a Basket may be different from the net asset value of a Basket (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket) and similarly the public trading price per Share may be different from its net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical to the same forces influencing the prices of the Index Currencies, trading individually or in the aggregate at any point in time. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca and ICE Futures U.S., which is the futures exchange on which DX Contracts are traded. While the Shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Standard Time, DX Contracts are traded for 21 consecutive hours on ICE Futures U.S. from 8:00 p.m. Eastern Standard Time to 5:00 p.m. Eastern Standard Time on the next business day. As a result, during the time when the ICE Futures U.S. is open and the NYSE Arca is closed, trading spreads and the resulting premium or discount on the Shares may widen, and, therefore, increase the difference between the price of the Shares and the net asset value of the Shares.

(3)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the Index.

It is possible that the Fund’s performance may not fully replicate the changes in the level of the Index due to disruptions in the markets for the Index Currencies, DX Contracts, or due to other extraordinary circumstances.

As of the date of this prospectus, the DX Contracts are not subject to speculative position limits. There can be no assurance that the DX Contracts will not become subject to speculative position limits. Should the Fund become subject to speculative position limits with respect to its DX Contracts holdings, the Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in additional DX Contracts may be limited to the extent that these activities would cause the Fund to exceed the potential future position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund, and in turn, increasing the Fund’s tracking error with respect to the Index.

If speculative position limits are applied to the DX Contracts and the Fund approaches or reaches such speculative position limits, the Fund may potentially increase its tracking error with respect to its Index. If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may:

•	invest in a different month DX Contract other than the specific DX Contract that was originally required by the Index, or
•	invest in another futures contract substantially similar to the DX Contracts, if available, or

•	invest in the futures contracts referencing the Index Currencies, or

•	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract. Any of the above substitute instruments may potentially increase tracking error between the Fund and the Index.

Furthermore, the Fund is not able to replicate exactly the changes in the level of the Index because its total return is reduced by expenses and transaction costs, including those incurred in connection with its trading activities, and increased by interest income from its holdings of short-term high quality fixed income securities. Tracking the Index requires trading of the Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(4)	The Fund is Not Actively Managed and Will Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising.

The Fund is not actively managed by traditional methods. For example, if the short positions in the DX Contracts owned by the Fund are declining in value due to an increase in the price of the Fund’s DX Contracts, the Fund will not close out such positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the net asset value to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(5)	Investors Who Invest Only in the Fund May Not be Able to Profit if the Market Value of the DX Contracts Moves Against Such Investment.

The net asset value of the Fund is expected to rise as a result of any downward price movement in the Fund’s short positions in the DX Contracts.

If the price of the Fund’s short positions in DX Contracts decreases, the net asset value of the Fund will increase. If the price of the Fund’s short positions in DX Contracts increases, the net asset value of the Fund will decrease. Therefore, the investment experience of investors who plan to invest in the Fund will depend inversely upon the price movements of the Fund’s short positions in its DX Contracts. The Fund may become unprofitable in the future if the price of the DX Contracts moves in an adverse direction.

Certain investors who decide to invest in both the Fund and UUP may, nevertheless, suffer losses if the investor’s investment mix between the Fund and UUP is biased in one direction and the market price of the DX Contracts moves in an adverse direction. Additionally, investors should not invest in equal amounts in both the Fund and UUP simultaneously. The net effect of such an investment will be the income from the underlying 3-month U.S. Treasury bills, less fees and expenses.

(6)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

The Shares are listed on the NYSE Arca under the market symbol “UDN.” Trading in the Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in the Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Fund will be terminated if its Shares are delisted.

(7)	The Lack of An Active Trading Market for the Shares May Result in Losses on Your Investment in the Fund at the Time of Disposition of Your Shares.

Although the Shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your

Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

(8)	The Shares Could Decrease in Value if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(9)	As the Managing Owner and its Principals have Been Operating Investment Vehicles like the Fund Since January 2006, their Experience May be Relatively Inadequate or Unsuitable to Manage the Fund.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has been managing such investment vehicles since January 2006. The past performances of the Managing Owner’s management of other commodity pools are no indication of its ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its principals is not relatively adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

(10)	You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares.

Although past performance is not necessarily indicative of future results, the Fund’s performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund. Likewise, the Index has a history which might (or might not) be indicative of the future Index results, or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund without relying on the Fund’s past performance history or the Index’s closing level history.

(11)	Fewer Representative Index Currencies May Result In Greater Index Volatility.

The changes in market value over time, whether positive or negative, of DX Contracts is linked to the U.S. Dollar Index (USDX®), or the USDX®. The USDX® is comprised of only six Index Currencies. Accordingly, the USDX® is concentrated in terms of the number of currencies represented. You should be aware that other currency indexes are more diversified in terms of the number of currencies included. Concentration in fewer currencies may result in a greater degree of volatility in the USDX®, and in turn, the changes in market value of the underlying DX Contracts, under specific market conditions and over time.

(12)	Short Selling Theoretically Exposes the Fund to Unlimited Losses.

The Fund establishes short positions in DX Contracts. The price of these DX Contracts is linked to the USDX®. The Fund will profit if the USDX® falls (i.e., the value of the U.S. dollar falls relative to the Index Currencies) and the Fund will suffer loss if the USDX® rises (i.e., the value of the U.S. dollar rises relative to the Index Currencies). Because the value of the USDX® could, in theory, rise infinitely, a short position in DX Contracts exposes the Fund to theoretically unlimited liability. The Fund’s losses could result in the total loss of your investment. Because liability due to losses will be segregated to either the Fund or UUP, as applicable, losses to investors in UUP will not subject investors in the Fund to such exposure.

(13)	Unusually Long Peak-to-Valley Drawdown Periods With Respect To the Index May Be Reflected in Equally Long Peak-to-Valley Drawdown Periods with Respect to the Performance of the Shares.

Although past Index levels are not necessarily indicative of future Index levels, the Index has experienced unusually long peak-to-valley drawdown periods. As of December 31, 2013, the closing level of the Index experienced a peak-to-valley drawdown of (36.82)% during the period from June 1995 – January 2002.

Because it is expected that the Fund’s performance will track the changes in the closing levels of the Index, the Fund would suffer a continuous drawdown during the period that the Index suffers such a drawdown period, and in turn, the value of your Shares will also suffer.

(14)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

The following table1 reflects various measures of volatility2 of the Index, as calculated on an excess return basis:

Volatility
Volatility Type	Index
Daily volatility over full history	8.51%
Average rolling 3 month daily volatility	8.16%
Monthly return volatility	8.73%
Average annual volatility	8.43%

The following table reflects the daily volatility on an annual basis of the Index:

Daily Volatility
Year	Index
1986[3]	0.00%
1987	9.07%
1988	9.69%
1989	10.20%
1990	8.35%
1991	11.89%
1992	12.06%
1993	9.54%
1994	7.52%
1995	9.55%
1996	5.01%
1997	7.91%
1998	7.94%
1999	7.71%
2000	9.17%
2001	8.56%
2002	7.19%
2003	8.25%
2004	7.19%
2005	8.46%
2006	6.75%
2007	5.08%
2008	12.46%
2009	9.55%
2010	7.30%
2011	7.88%
2012	5.54%
2013[1]	5.66%

[1]	As of December 31, 2013. Past Index levels are not necessarily indicative of future changes, positive or negative, in the Index levels.

[2]	Volatility, for these purposes means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

[3]	As of December 31, 1986.

(15)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets.

The Fund is directly subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of 0.75% per annum. Additional charges include brokerage fees of approximately 0.05% per annum in the aggregate and selling commissions. For the avoidance of doubt, selling commissions are not included in the Fund’s breakeven calculation. The Fund is expected to earn interest income at an annual rate of 0.07% per annum, based upon the yield on 3-month U.S. Treasury bills as of December 31, 2013. Because the Fund’s current interest income does not exceed its fees and expenses, the Fund will need to have a positive performance that exceeds the difference between the Fund’s interest income and its fees and expenses in order to break-even. If the aggregate of the Fund’s performance and interest income do not exceed the Fund’s fees and expenses described herein, then the expenses of the Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise.

(16)	You Cannot Be Assured of the Managing Owner’s Continued Services, Which Discontinuance May Be Detrimental to the Fund.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. If the Managing Owner discontinues its activities on behalf of the Fund, the Fund may be adversely affected.

(17)	Possible Illiquid Markets May Exacerbate Losses.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

There can be no assurance that market illiquidity will not cause losses for the Fund. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that the Fund only invest in short positions in the DX Contracts.

(18)	You May Be Adversely Affected by Redemption Orders that Are Subject To Postponement, Suspension or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of the Fund. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.

(19)	Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

(20)	Failure of Currency Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Exacerbate Losses to Your Portfolio.

Historically, currency futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although currency futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means that the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

(21)	Risks Associated with Forward Agreements and Swap Agreements, Which May be Detrimental to the Value of Your Shares.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may potentially invest in a forward agreement and/or swap agreement referencing the Index Currencies, which will then subject the Fund (and ultimately the value of your Shares) to certain of the below risks, as applicable.

To the extent the Fund enters into forward contracts (agreements to exchange one currency for another at a future date) on the Index Currencies, these forward contracts are not guaranteed by an exchange or clearinghouse; rather, banks and dealers act as principals in these markets. This exposes the Fund to the creditworthiness of the counterparty, to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to experience delays in liquidating or transferring the relevant forward, or may result in a loss. Furthermore, while the markets for currency forward contracts are not currently regulated by the CFTC or any banking authority, they may in the future become subject to regulation under the Dodd-Frank Act, a development which may entail increased costs and may result in burdensome reporting or regulatory requirements. There is currently no limitation on the daily price movements of forward contracts. Assets deposited with the counterparty as margin are not currently required under CFTC regulations or any other regulations to be held in a segregated account for the benefit of the Fund. Consequently assets deposited by the Fund with a counterparty as margin may be indistinguishable, for insolvency purposes, from assets of such counterparty and therefore may be subject to creditors’ claims in the event of such counterparty’s insolvency, and not available for timely recall by the Fund. Principals in the forward markets have no obligation to continue to make markets in the forward contracts. The imposition of credit controls by governmental authorities or the implementation of regulations pursuant to the Dodd-Frank Act might limit such forward trading to less than that which may be necessary, to the possible detriment of the Fund and ultimately the value of your Shares.

Swap agreements are typically privately negotiated and may be either over-the-counter derivative products or cleared derivative products. In each case, swaps involve an agreement in which two parties agree to exchange actual or contingent payment streams that may be calculated in relation to the Index Currencies and a particular “notional amount.” Swaps may be subject to various types of risks, including market risk, liquidity risk, structuring risk, tax risk, and the risk of non-performance by the counterparty, including risks relating to the financial soundness and creditworthiness of the counterparty. Swap agreements can take many different forms, may be cleared on a clearinghouse or not cleared and are known by a variety of names. The Fund is not limited to any particular form of swap agreement if, in the commercially reasonable judgment of the Managing Owner, such swap agreements tend to exhibit trading prices that correlate with short positions in the DX Contract. A significant factor in the performance of swaps is the change in the value of the Index Currencies, specific interest rates, or other factors that determine the amounts of payments due to and from the counterparties. If a swap calls for payments by the Fund, the Fund must have sufficient cash available to make such payments when due. In addition, to the extent a swap is not cleared on a clearinghouse and a counterparty’s creditworthiness declines, the value of the swap agreement with that counterparty would be likely to decline, potentially resulting in losses to the Fund. The Dodd-Frank Act requires that a substantial portion of swap transactions must be executed in regulated markets and submitted for clearing to regulated clearinghouses. While these provisions are intended in part to reduce counterparty credit risk related to swap transactions and the SEC and the CFTC are in the process of issuing rules and regulations to govern these markets, the success of the Dodd-Frank Act in this respect may not be apparent for several years and will depend on whether the SEC and the CFTC are able to successfully implement these rules and regulations and whether the market will be able to adapt to the ramifications of such rules and regulations.

(22)	Risks Associated with Over-the-Counter Transactions May be Detrimental to the Value of Your Shares.

The Dodd-Frank Act includes provisions that comprehensively regulate the over-the-counter derivatives markets for the first time.

The Dodd-Frank Act will require that a substantial portion of over-the-counter derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. Over-the-counter trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC- or CFTC-mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared over-the-counter derivatives. In addition, the over-the-counter derivative dealers with which the Fund may execute the majority of its over-the-counter derivatives will be subject to clearing and margin requirements, including the requirement to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as they currently are allowed to do. This will further increase the dealers’ costs, which costs are expected to be passed through to other market participants in the form of higher fees and less favorable dealer pricing.

The SEC and CFTC may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the over-the-counter markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into certain tailored or customized transactions. They may also render an investment in over-the-counter instruments in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

Over-the-counter derivative dealers and major over-the-counter derivatives market participants will be required to register with the SEC and/or CFTC. Dealers and major participants will be subject to a number of requirements, including minimum capital and margin requirements. These requirements may apply irrespective of whether the over-the-counter derivatives in question are exchange-traded or cleared, and may increase the overall costs for over-the-counter derivative dealers, which costs are likely to be passed along, at least partially, to market participants in the form of higher fees or less advantageous dealer marks. The overall impact of the Dodd-Frank Act on the Fund is highly uncertain and it is unclear how the over-the-counter derivatives markets will adapt to this new regulatory regime.

Although the Dodd-Frank Act will require many over-the-counter derivative transactions previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse, certain of the derivatives that may be traded by the Fund may remain principal-to-principal or over-the-counter contracts between the Fund and third parties entered into bi-laterally. The risk of counterparty nonperformance can be significant in the case of these over-the-counter instruments, and “bid-ask” spreads may be unusually wide in these heretofore substantially unregulated markets. While the Dodd-Frank Act is intended in part to reduce these risks, its success in this respect may not be evident for some time after the Dodd-Frank Act is fully implemented, a process that may take several years. To the extent not mitigated by implementation of the Dodd-Frank Act, if at all, the risks posed by such instruments may include credit risk from a counterparty’s failure to meet its financial obligations; market and systemic risk; legal risk due to, for example, a party’s legal capacity, the insolvency or bankruptcy; operational risk; inadequate documentation risk; liquidity risk due to inability to prematurely terminate the derivative; concentration risk due to the concentration of closely related risks; and settlement risk.

(23)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940.

The Fund is not registered as an investment company under the Investment Company Act of 1940, and it is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to the investors in registered and regulated investment companies.

(24)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund is subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, parties involved with the Fund have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. The Managing Owner has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Commodity Broker.

(25)	Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(26)	Items of Income, Gain, Loss and Deduction With Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Such Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to the Fund’s Shareholders in a manner that reflects the Shareholders’ beneficial interest in such tax items, but these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, loss and deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

(27)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future.

Under current law, long-term capital gains are taxed to non-corporate investors at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

(28)	Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Commodity Broker fails to do so, the assets of the Fund might not be fully protected in the event of the Commodity Broker’s bankruptcy. Furthermore, in the event of the Commodity Broker’s bankruptcy, the Fund could be limited to recovering either a pro rata share of all available funds segregated on behalf of the Commodity Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the Fund was held by the Commodity Broker. The Commodity Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Broker.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its Commodity Broker as margin with the exchange or clearing house, a loss of any unrealized profits on its open positions on the exchange, and the loss of profits on its closed positions on the exchange.

(29)	Failure of a Swap Dealer May Adversely Affect Your Shares.

If the Fund invests in one or more swap agreements, the Fund would have credit risk to each of its swap dealer(s) and the clearinghouses on which such swap dealer(s) clear swaps. Moreover, the Fund may, in its sole discretion, maintain all of its cleared swaps positions with a single swap dealer. Where a swap dealer is registered as such with the CFTC, such swap dealer is required by CFTC regulations to segregate from its own assets, and for the sole benefit of its customers (including the Fund), all assets held by a swap dealer in respect of each swap agreement, including an amount equal to the net unrealized gain on all such open cleared swaps. Cleared swaps are marked to market on a daily basis, with variations in value credited or charged to the customer’s account, and any funds received in connection with profits on a swap position belonging to the customer should be treated as the property of the customer and maintained by a swap dealer in a customer segregated account. A swap dealer is also required to deposit its own funds into its customer segregated accounts to the extent necessary to ensure that such accounts do not become under-segregated and that no customer’s excess funds in the segregated account may be used to meet the margin requirements of another customer. In the event of a swap dealer’s financial collapse, insolvency, or bankruptcy, the customer funds held in a swap dealer’s customer segregated accounts, assuming such funds were properly segregated, should be insulated as an identifiable separate pool of assets and, as such, should not be available for distribution to such swap dealer’s general creditors. Under such circumstances, each customer with assets on deposit in such swap dealer’s customer segregated account would receive its pro rata share of such assets. As long as such swap dealer is collecting margin payments from its customers, properly segregating such customer margin payments or advancing its own funds in accordance with CFTC regulations, each customer should receive all of its assets from the customer segregated account. To the extent that any segregated account may be under-margined, however, the deficiency would be shared on a pro rata basis by each customer holding assets in such account. While the Managing Owner will generally seek to utilize swap dealers who have a reputation for maintaining sufficient assets in customer accounts to avoid under-margined accounts, no assurance can be given that the Managing Owner will be able to successfully limit the Fund’s cleared swap positions to swap dealers that fully comply with applicable CFTC regulations.

(30)	The Effect Of Market Disruptions and Government Intervention Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

(31)	Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Fund.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. The Dodd-Frank Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Dodd-Frank Act require rulemaking by the applicable regulators before becoming fully effective and the Dodd-Frank Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Dodd-Frank Act on the Fund, the Managing Owner, and the markets in which the Fund may invest, the Net Asset Value of the Fund or the market price of the Shares. The Dodd-Frank Act could result in the Fund’s investment strategy becoming non-viable or non-economic to implement. Therefore, the Dodd-Frank Act and regulations adopted pursuant to the Dodd-Frank Act could have a material adverse impact on the profit potential of the Fund and in turn the value of your Shares.

(32)	Lack of Independent Advisers Representing Investors.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(33)	Possibility of Termination of the Fund May Adversely Affect Your Portfolio.

The Managing Owner may withdraw from the Fund upon 120 days’ notice, which would cause the Fund to terminate unless a substitute managing owner was obtained. Owners of 50% of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in a vehicle that tracks the Fund’s Index will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares; The Fund; Certain Material Terms of the Trust Declaration—Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Commodity Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

(34)	Shareholders Do Not Have the Rights Enjoyed by Investors in Certain Other Vehicles.

As interests in separate series of a Delaware statutory trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions at the discretion of the Managing Owner).

(35)	An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Currencies.

The Fund constitutes a relatively new type of investment vehicle. It competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies and foreign governments, other securities backed by or linked to currencies, and direct investments in the underlying currencies or currencies futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such currencies directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

(36)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

(37)	Because the Price of DX Contracts Are Primarily Influenced by Short-Term Interest Rate Differentials, You May Sell Your Shares at a Time When the DX Contracts Are Being Traded at a Discount, and therefore Receive an Amount that Would be Lower than if the DX Contracts Were Trading at a Premium.

The price of DX Contracts responds directly to short-term interest rate differentials. For example, if interest rates in the U.S. are broadly higher than international interest rates, then DX Contracts will trade at a discount to the spot index. If U.S. rates are lower, DX Contracts will trade at a premium to the spot index. This relationship also holds for long-dated futures versus nearby futures. Because interest rates move up and down, DX Contracts may trade at a premium some of the time and at a discount at other times. In turn, if you sell your Shares during a period when the DX Contracts are trading at a discount, you may receive less than you may have received if you sold your shares during a period when the DX Contracts are trading at a premium.

(38)	The Value of the Shares Will be Adversely Affected if the Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Declaration, the Trustee and the Managing Owner have the right to be indemnified for any liability or expense either incurs without negligence or misconduct. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the net asset value of the Fund and, consequently, the value of the Shares.

(39)	The Net Asset Value Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of Net Asset Value Calculation.

Calculating the net asset value of the Fund includes, in part, any unrealized profits or losses on open foreign exchange futures contracts. Under normal circumstances, the net asset value of the Fund reflects the settlement price of open foreign exchange futures contracts on the date when the net asset value is being calculated. However, if a foreign exchange futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise), the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. In such a situation, there is a risk that the calculation of the net asset value of the Fund on such day will not accurately reflect the realizable market value of such foreign exchange futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a foreign exchange futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards, there is a risk that the resulting calculation of the net asset value of the Fund could be under or overstated, perhaps to a significant degree. Although the DX Contracts that the Fund will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future, and thus, may subject the Fund to the above-described risks.

(40)	Exchange Rates on the Index Currencies Could be Volatile and Could Materially and Adversely Affect the Performance of the Shares.

Foreign exchange rates are influenced by national debt levels and trade deficits, domestic and foreign inflation rates and investors’ expectations concerning inflation rates, domestic and foreign interest rates and investors’ expectations concerning interest rates, currency exchange rates, investment and trading activities of mutual funds, hedge funds and currency funds; and global or regional political, economic or financial events and situations. Additionally, foreign exchange rates on the Index Currencies may also be influenced by changing supply and demand for a particular Index Currency, monetary policies of governments (including exchange control programs, restrictions on local exchanges or markets and limitations on foreign investment in a country or on investment by residents of a country in other countries), changes in balances of payments and trade, trade restrictions, currency devaluations and revaluations. Also, governments from time-to-time intervene in the currency markets, directly and by regulation, in order to influence prices directly. Additionally, expectations among market participants that a currency’s value soon will change may also affect exchange rates on the Index Currencies, and in turn, both the Index and the DX Contracts. These events and actions are unpredictable. The resulting volatility in the exchange rates on the underlying Index Currencies may materially and adversely affect the market value of the DX Contracts, which would then negatively impact the value of your Shares.

(41)	Substantial Sales of Index Currencies by the Official Sector Could Adversely Affect an Investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold certain Index Currencies as part of their reserve assets. The official sector holds a significant amount of Index Currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to sell their Index Currencies simultaneously or in an uncoordinated manner, the demand for Index Currencies might not be sufficient to accommodate the sudden increase in the supply of certain Index Currencies to the market. Consequently, the price of the Index Currency may move in a direction which may materially and adversely affect the market value of a short position in the DX Contract, which would then negatively impact the Shares.

(42)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders will Increase the Shareholders’ Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by the states or municipalities in which such investors reside.

(43)	An Insolvency Resulting From the other Series in the Trust or the Trust Itself May Have a Material Adverse Effect On the Fund.

The Fund is a series and is a part of a Delaware statutory trust. Pursuant to Delaware law, the organization of the Trust provides that the assets and liabilities of the Fund are separate from the assets and liabilities of the other series of the Trust, as well as the larger Trust itself. Though such organization may, under state law, protect the assets of the Fund in an insolvency action brought by the creditors of the other series of the Trust, this may be insufficient to protect the assets of the Fund from such creditors in an insolvency action in Federal court, or in a court in a foreign jurisdiction. Accordingly, an insolvency resulting from the other series in the Trust or the Trust itself may have a material adverse effect on the Fund. The material risks associated with the other series of the Trust have not been included in this disclosure document.

INVESTMENT OBJECTIVES OF THE FUND

Investment Objectives

PowerShares DB US Dollar Index Bearish Fund, or the Fund, establishes short positions in DX

Contracts with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or the Index, over time. The Fund’s performance is also intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses.

The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. The Index reflects the changes in market value over time, whether positive or negative, of a short position in the DX Contract which expires during the months of March, June, September and December. The Fund seeks to track the Index by establishing short positions in DX Contracts.

The Shares are designed for investors who want a cost-effective and convenient way to invest in a Fund that tracks the Index, which reflects the changes in market value over time, whether positive or negative, of a short position in the DX Contracts, and in turn, of the U.S. dollar relative to the underlying Index Currencies.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares trade on the NYSE Arca and provide institutional and retail investors with indirect access to the currency futures markets. The Shares may be bought and sold on the NYSE Arca like other exchange-listed securities. Retail investors may purchase and sell Shares through traditional brokerage accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable foreign currency futures portfolio.

•

The Fund invests in DX Contracts Which may be More Efficient and Transparent than Alternatives. Although the Fund will not take physical delivery due to rolling the underlying DX Contracts prior to expiration, DX Contracts tend to be more efficient and transparent because physical delivery is required upon the expiration of the contract.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and conventional bonds.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

DX Contracts are linked to the six underlying currencies, or the Index Currencies, of the U.S. Dollar Index (USDX®), or the USDX®. The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. (and represent the currencies of 22 countries, 17 countries of the Euro zone plus five other countries). The changes in market value over time, whether positive or negative, of DX Contracts is tied to the USDX®. The USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The Index reflects changes in market value over time, whether positive or negative, of short positions in the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986.

The Fund’s portfolio also holds United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Fund’s Commodity Broker as margin.

Under the Trust Declaration, Wilmington Trust Company, the Trustee of the Trust has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may:

•	invest in a different month DX Contract other than the specific DX Contract that was originally required by the Index, or

•	invest in another futures contract substantially similar to the DX Contracts, if available, or

•	invest in the futures contracts referencing the Index Currencies, or

•	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract.

The Index Sponsor publishes the daily closing level of the Index as of the close of the NYSE Arca. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level of the Index, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: USDDNX) and the intra-day indicative value per Share (symbol: UDN) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto.

The current trading price per Share (symbol: UDN) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: USDDNX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: UDN.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor publishes any adjustments made to the Index on the Managing Owner’s website http://www.dbxus.com and https://index.db.com, or any successor thereto.

The intra-day indicative value per Share of the Fund is based on the prior day’s final net asset value, adjusted four times per minute throughout the trading day to reflect the continuous price changes of the Fund’s futures contracts. The final net asset value of the Fund and the final net asset value per Share is calculated as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the close of the exchanges on which the DX Contracts are traded, there is no effect on the net asset value calculations as a result.

The Shares of the Fund are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the levels of the Index, over time.

The value of the Shares is expected to fluctuate in relation to changes in the value of its portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close. See “The Risks You Face – (2) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses.

Role of Managing Owner

The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund.

Specifically, with respect to the Fund, the Managing Owner:

•	selects the Trustee, Commodity Broker, administrator, custodian, transfer agent, distributor, marketing agent and auditor;

•	negotiates various agreements and fees;

•	performs such other services as the Managing Owner believes that the Fund may from time-to-time require; and

•

monitors the performance results of the Fund’s portfolio and reallocates assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the Index, over time.

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The principal office of the Managing Owner is located at 60 Wall Street, New York, New York 10005. The telephone number of the Managing Owner is (212) 250-5883.

Market Diversification

As global markets and investing become more complex, the inclusion of futures may continue to increase in traditional portfolios of stocks and bonds managed by advisors seeking improved balance and diversification. The globalization of the world’s economy has the potential to offer significant investment opportunities, as major political and economic events continue to have an influence, in some cases a dramatic influence, on the world’s markets, creating risk but also providing the potential for profitable trading opportunities. By allocating a portion of the risk segment of their portfolios to the Fund and investing in futures comprising its Index, investors have the potential, if their Fund investments are successful, to reduce the volatility of their portfolios over time and the dependence of such portfolios on any single nation’s economy.

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PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BEARISH FUND (TICKER: UDN),

A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool: PowerShares DB US Dollar Index Bearish Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 2007

Aggregate Gross Capital Subscriptions as of December 31, 2013: $1,002,011,924

Net Asset Value as of December 31, 2013: $65,026,014

Net Asset Value per Share as of December 31, 2013: $27.09

Worst Monthly Drawdown: (8.37)% October 2008

Worst Peak-to-Valley Drawdown: (17.03)% March 2008 – February 2009*

Monthly Rate of Return	2013(%)	2012(%)	2011(%)	2010(%)	2009(%)
January	0.77	1.30	1.66	(1.94)	(4.70)
February	(3.54)	0.70	1.09	(1.15)	(1.92)
March	(1.29)	0.04	1.40	(0.76)	3.03
April	1.65	0.29	3.72	(0.93)	1.19
May	(2.00)	(5.31)	(2.02)	(5.87)	5.61
June	0.08	2.19	0.49	0.53	(0.63)
July	2.31	(1.24)	0.69	5.03	2.35
August	(0.83)	1.79	(0.24)	(1.73)	0.22
September	2.46	1.53	(5.77)	5.42	1.93
October	0.00	0.00	3.60	1.63	0.43
November	(0.52)	(0.29)	(2.87)	(4.33)	1.92
December	0.67	0.41	(1.97)	2.81	(3.72)
Compound Rate of Return	(0.40)	1.19%	(0.63)%	(1.90)%	5.37%

*	The Worst Peak-to-Valley Drawdown from March 2008 – February 2009 includes the effect of the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information below.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2. “Net Asset Value” is the net asset value of the pool as of December 31, 2013.

3. “Net Asset Value per Share” is the Net Asset Value of the pool divided by the total number of Shares outstanding with respect to the pool as of December 31, 2013.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the prospectus means losses experienced by the pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of the pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the chart above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

DESCRIPTION OF THE DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

The Index Sponsor does not approve, endorse or recommend the Fund or the Managing Owner. The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

General

The Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Excess ReturnTM, or Index, is designed to reflect the changes in market value over time, whether positive or negative, from investing in short positions in the first to expire futures contracts, or DX Contracts, whose changes in market value over time, whether positive or negative, in turn, are tied to the USDX®. The first to expire DX Contracts are the futures contracts that expire in March, June, September and December. DX Contracts are traded exclusively through ICE Futures U.S., under the symbol “DX.”

The changes in market value over time, whether positive or negative, of DX Contracts are related to the six underlying currencies of the USDX®, or the Index Currencies. (Although the Index tracks the changes in market value over time, whether positive or negative, of short positions in the first to expire DX Contracts, the closing levels of the Index is in effect, and in part, a reflection of the changes, whether positive or negative, in the level of the U.S. dollar relative to a basket of the underlying Index Currencies.) The Index Currencies are Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Index Currencies represent the currencies of the major trading partners of the U.S. (and represent the currencies of 22 countries, 17 countries of the Euro zone plus five other countries).

The USDX® is composed of notional amounts of each Index Currency. The notional amounts of the Index Currencies included in the USDX® reflect a geometric weighted average of the change in the Index Currencies’ exchange rates against the U.S. dollar relative to March 1973. March 1973 was chosen as a base period of the USDX® because it represents a significant milestone in foreign exchange history when the world’s major trading nations allowed their currencies to float freely against each other.

The fair value of DX Contracts is based on foreign exchange futures prices for the underlying Index Currencies. The fair value of DX Contracts is calculated in the same way as a spot index. DX Contracts, similar to single currency futures contracts, will trade at a forward premium or discount based on the interest rate differential between the U.S. dollar and the Index Currencies.

Volatility of the USDX® has been historically comparable in range and variability to a broad-based, multi-capitalization stock index future. The DX Contract price is sized at $1000 times the USDX® closing level. Thus, if the USDX® closing level is 100.00, the DX Contract will be valued $100,000. If the USDX® closing level is 112.50, each DX Contract will have a $112,500 value.

The sponsor of the Index is Deutsche Bank AG London, or the Index Sponsor.

USDX® Composition

The Index reflects the changes in market value over time, whether positive or negative, of a short position in the first to expire DX Contracts. In turn, the changes in market value over time, whether positive or negative, of DX Contracts are related to the changes, positive and negative, in the level of the USDX®.

The USDX® provides a general indication of the international value of the U.S. dollar and is composed of notional amounts of each of the Index Currencies. The notional amounts of each Index Currency included in the USDX® are weighted to reflect the currencies of the largest trading partners of the U.S. These largest trading partners constitute the bulk of international trade with the United States and have well-developed foreign exchange markets with rates freely determined by market participants. In addition, many currencies not included in the USDX® move in close correlation with those that are included. The USDX® is computed 24 hours a day, seven days a week based on exchange rates supplied to Reuters by some 500 banks worldwide.

The following table reflects the index base weights, or Index Base Weights, of each Index Currency as of March 1973 with respect to the USDX®:

Index Currency	Index Base Weight (%)
Euro	57.60
Japanese Yen	13.60
British Pound	11.90
Canadian Dollar	9.10
Swedish Krona	4.20
Swiss Franc	3.60
Closing Level at Inception:	100.00

The USDX® has been calculated since inception in March 1973. The closing level at inception was 100.00.

The Euro was included in the USDX® in 1999 and replaced the following currencies that were originally included in the USDX®: Belgian Franc, Dutch Guilder, German Mark, French Franc and Italian Lira.

There are no regularly scheduled adjustments or rebalancings of the USDX®. The USDX® has only been adjusted once, when the Euro, as noted in the above paragraph, was introduced as the common currency for the European Union (EU) bloc of countries. Without any other adjustments, the combination of components and their respective weightings in the USDX® have yielded performance results similar to other commonly used US dollar indexes, whether those index methodologies are based on trade weights or capital flow weights.

Index Calculation

The Index reflects the changes in market value over time, whether positive or negative, of a short position in the first to expire DX Contract relative to the value of the dollar as of December 31, 1986, or Base Date. On the Base Date, the closing level was 100.00. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. A quote of “105.50” means the U.S. dollar’s value has risen

5.50% since the Base Date relative to the underlying basket of Index Currencies which comprise the USDX®.

The Index Sponsor calculates the closing level of the Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The closing levels of the Index have been calculated using historic exchange closing price data of the DX Contracts since the Base Date.

The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. The Index reflects the changes in market value over time, whether positive or negative, of short positions in the DX Contracts which expire in March, June, September and December. The use of short positions in DX Contracts in the construction of the Index causes the Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprise the USDX®.

Since the Base Date, the Index closing level has ranged on a daily basis from as high as 153.28 on April 22, 2008 to as low as 91.91 on July 5, 2001. Past Index levels are not necessarily indicative of future Index levels.

Index Rolls

The underlying DX Contracts of the Index are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date, or each an Index Roll Day. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, the Fund employs the below rule-based approach when it rolls from one DX Contract to another.

DX Contracts are rolled on each Index Roll Day as follows:

•	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

•	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving the Index as well as the new DX Contracts entering the Index.

•	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in the Index remain constant.

Change in the Methodology of the Index

The Index Sponsor employs the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting the Index, the USDX®, DX Contracts, any Index Currency or any relevant exchange instrument) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Sponsor will publish notice of any such modification or change.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level of the Index, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each DX Contract. The Index Sponsor then applies a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of the Index.

A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Fund every 15 seconds throughout the trading day.

The intra-day indicative value per Share of the Fund is calculated by adding the intra-day U.S. Treasury bills level plus the intra-day Index level of the Index which is then applied to the last published net asset value of the Fund, less accrued fees.

The Index Sponsor publishes the daily closing level of the Index as of the close of the NYSE Arca. The Managing Owner publishes the net asset value of the Fund and the net asset value per Share daily. Additionally, the Index Sponsor publishes the intra-day Index level of the Index, and the Managing Owner publishes the indicative value per Share of the Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The intra-day level of the Index (symbol: USDDNX) and the intra-day indicative value per Share (symbol: UDN) (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto.

The current trading price per Share (symbol: UDN) (quoted in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto.

The most recent end-of-day Index closing level (symbol: USDDNX) is published as of the close of the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: UDN.NV) is published as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbxus.com, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund is published the following morning on the consolidated tape.

All of the foregoing information with respect to the Index is also published at https://index.db.com.

The Index Sponsor publishes any adjustments made to the Index on the Managing Owner’s website http://www.dbxus.com, or any successor thereto.

Interruption of Index Calculation

Calculation of the Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Index, DX Contracts, the USDX® or any Index Currency. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the Index as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

•	defer publication of the information relating to the Index until the next Index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to the Index.

Additionally, calculation of the Index may also be disrupted by an event that prevents the Index Sponsor from obtaining the closing prices of the underlying DX Contracts. In turn, the Index Sponsor would, in its discretion, either review the price of an instrument, if available, that is substantially similar to the DX Contract, or, if unavailable, obtain all the closing prices for the unaffected Index Currencies, then, with respect to the disrupted Index Currencies, calculate the closing price in respect of the disrupted Index Currency on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Currency on the relevant exchange. If such an Index disruption event in relation to an Index Currency as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Currency on the relevant exchange, the Index Sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive trading days for such Index Currency on the relevant exchange or

•

if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange-traded instrument with respect to a specific Index Currency and shall make all necessary adjustments to the methodology and calculation of the Index as it deems appropriate.

Historical Closing Levels

Set out below are the Closing Levels of the Index based on historical data from December 31, 1986 to December 31, 2013. The data with respect to Various Statistical Measures and Annualized Index Levels are from December 31, 1986 to December 31, 2013. The data with respect to Correlation of Monthly Returns is from December 31, 1988 to December 31, 2013. The start date of December 31, 1988 was selected with respect to Correlation of Monthly Returns because underlying data with respect to DBLCI-TR was not available prior to December 31, 1988.

The following Closing Levels Tables of the Index reflect both the high and low Closing Levels, the annual Index changes and Index changes since December 31, 1986, the Base Date, of the Index.

Since the Base Date of December 31, 1986 with respect to the Index, close prices of DX Contracts traded on the ICE Futures U.S. were used for each Index calculation. Although the DX Contract started trading in 1985, the Base Date of December 31, 1986 was selected because reasonably reliable pricing data was not available prior to December 31, 1986. The Index Sponsor has not independently verified the DX Contracts close prices obtained from Bloomberg and Reuters.

The first to expire DX Contracts (i.e., March, June, September and December) were used in each Index calculation.

The underlying DX Contracts of the Index are rolled quarterly over three consecutive business days starting on the Wednesday prior to the applicable IMM Date, or each an Index Roll Day. “IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period. With respect to each DX Contract, the Fund employs the below rule-based approach when it rolls from one DX Contract to another.

DX Contracts are rolled on each Index Roll Day as follows:

•	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

•	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving the Index as well as the new DX Contracts entering the Index.

•	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in the Index remain constant.

The Index is calculated on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the underlying DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the underlying DX Contracts plus the return of 3-month U.S. Treasury bills. The following tables reflect both the excess return calculation and the total return calculation of the Index.

Cautionary Statement–Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of the Index, on an annual and cumulative basis, including certain comparisons of the Index to other currency indices. In reviewing such information, prospective investors should consider that:

•	Changes in Closing Levels of the Index during any particular period or market cycle may be volatile.

Worst Peak-to-Valley Drawdown and Time Period	Worst Monthly Drawdown and Month and Year
(36.82)%, 6/95-1/02	(8.77)%, 3/91

For example, the “Worst Peak-to-Valley Drawdown” of the Index, represents the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, which occurred during the above-listed time period.

•	The “Worst Monthly Drawdown” of the Index occurred during the above-listed month and year.

•	See “The Risks You Face—(14) Price Volatility May Possibly Cause the Total Loss of Your Investment.”

•

Neither the fees charged by the Fund nor the execution costs associated with establishing short futures positions in the DX Contracts are incorporated into the Closing Levels of the Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as the Fund, with an investment objective of tracking the Index.

•

The Index was established in August 2006, and is independently calculated by Deutsche Bank AG London, the Index Sponsor. The Index calculation methodology and DX Contracts selection is the same before and after August 2006, as described above. Accordingly, the Closing Levels of the Index, terms of the Index methodology and DX Contracts, reflect an element of hindsight at the time the Index was established. See “The Risks You Face—(10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “- (11) Fewer Representative Index Currencies May Result In Greater Index Volatility.”

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006,

CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006 WITH RESPECT TO THE INDEX, AS APPLICABLE, THE INDEX’S CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND.

FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

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DATA

RELATING TO THE

INDEX

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

The following data relates to the Index closing levels and various statistical measures, each of which either analyzes the Index closing levels data in terms of volatility, Sharpe Ratios, etc. or compares the Index closing levels against various relevant benchmarks. The Index is calculated on both an excess return and total return basis.

THE FUND TRADES WITH A VIEW TO TRACKING THE DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM OVER TIME.

THE FUND DOES NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM OVER TIME.

CLOSING LEVELS TABLE

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	123.07	99.42	23.07%	23.07%
1988	122.24	105.99	-7.47%	13.88%
1989	113.97	98.33	-2.79%	10.70%
1990	128.74	109.22	14.37%	26.61%
1991	131.41	109.44	1.96%	29.10%
1992	141.41	120.25	-5.86%	21.54%
1993	129.24	119.46	0.00%	21.53%
1994	140.43	121.84	11.30%	35.26%
1995	148.76	133.74	4.64%	41.54%
1996	141.66	134.35	-4.21%	35.59%
1997	135.23	115.36	-13.47%	17.32%
1998	125.36	113.35	4.85%	23.01%
1999	123.92	109.83	-8.91%	12.05%
2000	113.78	94.09	-9.29%	1.64%
2001	102.32	91.91	-5.82%	-4.28%
2002	110.87	92.90	15.83%	10.87%
2003	130.21	109.65	17.44%	30.21%
2004	141.83	123.83	8.41%	41.16%
2005	140.46	122.29	-12.22%	23.91%
2006	134.51	124.03	6.88%	32.43%
2007	145.62	129.74	7.48%	42.33%
2008	153.28	123.41	-5.54%	34.45%
2009	149.62	123.96	6.34%	42.97%
2010	145.80	125.18	-1.22%	41.22%
2011	153.04	137.70	0.24%	41.56%
2012	145.74	136.58	1.92%	44.28%
2013[6]	146.15	136.10	0.33%	44.76%

THE FUND TRADES WITH A VIEW TO TRACKING THE

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 47.

CLOSING LEVELS TABLE

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM

	Closing Level
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1986[5]	100.00	100.00	0.00	0.00
1987	130.76	99.50	30.76%	30.76%
1988	131.84	117.08	-0.78%	29.74%
1989	137.94	116.55	5.60%	37.00%
1990	170.77	135.31	23.51%	69.21%
1991	182.61	150.65	7.70%	82.25%
1992	204.64	170.95	-2.50%	77.69%
1993	192.01	175.28	3.10%	83.19%
1994	218.80	183.73	16.20%	112.86%
1995	240.62	210.69	10.66%	135.54%
1996	241.78	228.68	0.85%	137.55%
1997	236.99	208.43	-8.89%	116.42%
1998	240.56	212.61	10.07%	138.22%
1999	240.09	217.83	-4.51%	127.49%
2000	231.10	200.46	-3.77%	118.92%
2001	220.85	202.43	-2.46%	113.52%
2002	251.42	207.52	17.75%	151.42%
2003	298.30	248.66	18.65%	198.30%
2004	329.45	284.67	9.92%	227.89%
2005	327.76	291.86	-9.38%	197.12%
2006	337.28	299.84	12.13%	233.15%
2007	381.95	327.04	12.39%	274.43%
2008	406.25	329.16	-4.22%	258.61%
2009	399.63	330.77	6.49%	281.89%
2010	389.88	334.55	-1.09%	277.72%
2011	409.50	368.32	0.29%	278.81%
2012	390.23	365.65	2.01%	286.43%
2013[6]	391.59	364.63	0.39%	287.93%

THE FUND DOES NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – TOTAL RETURNTM OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Please refer to notes and legends that follow on page 47.

All Statistics based on data from December 31, 1986 to October 31, 2013

Various Statistical Measures	DB Short Future ER7,8	DB Short Future TR8,9	Spot Index[10]
Annualized Changes to Index Level[11]	1.4%	5.1%	-1.0%
Average rolling 3 month volatility[12]	8.5%	8.5%	8.3%
Sharpe Ratio[13]	0.16	-0.02	-0.75
% of months with positive change[14]	55%	60%	46%
Average monthly positive change[15]	1.9%	2.0%	2.0%
Average monthly negative change[16]	-2.0%	-1.9%	-1.8%

Annualized Index Levels[17]	DB Short Future ER7,8	DB Short Future TR8,9	Spot Index[10]
1 yr	0.3%	0.4%	0.3%
3 yr	0.8	0.9%	0.4%
5 yr	1.5%	1.6%	-0.3%
7 yr	1.3%	2.2%	-0.6%
10 yr	1.1%	2.7%	-0.8%
15 yr	1.1%	3.3%	-1.1%

Correlation of Monthly Returns (between December 31, 1988 to October 31, 2013)*, 22

	DB Short Future TR7,8	S&P 500 TR18	iBoxx US Treasuries[19]	DBLCI TR20	NAR Existing One Family Home Sales Median Price Index[21]
DB Short Future TR9	1.00	0.17	0.19	0.28	-0.03
S&P 500 TR18		1.00	-0.30	0.14	0.03
iBoxx US Treasuries[19]			1.00	-0.09	-0.10
DBLCI TR20				1.00	-0.02
NAR Existing One Family Home Sales Median Price Index[21]					1.00

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

* “Correlation” is a statistical term which describes the degree to which two or more asset classes show a tendency to rise or fall in value together. Diversification of an investment portfolio among asset classes that are not correlated with each other tends to reduce overall volatility and risk in the portfolio as a whole. The hypothetical returns of DB Short Future TR have been compared with the S&P 500 TR, the iBoxx US Treasuries, the DBCLI TR and the NAR Existing One Family Home Sales Median Price Index to permit an investor to compare and contrast the degree of correlation between DB Short Future TR (which is a currency index) and indices which are commonly used to measure the performance of the equity, fixed income, commodity and real estate markets, respectively.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 47.

COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER 31, 1986 – DECEMBER 31, 2013)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB Short Future-ER, DB Short Future-TR and Spot Index are indices and do not reflect actual trading or any fees or expenses.

Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 47.

COMPARISON OF ANNUAL RETURNS OF COMPARISON OF VARIOUS US DOLLAR INDICES

(DECEMBER 31, 1986 – DECEMBER 31, 2013)

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of the DB Short Future-ER and Spot Index are indices and do not reflect actual trading or any fees or expenses.

Spot Index is calculated on an excess return basis.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends that follow on page 47.

NOTES AND LEGENDS:

1. “High” reflects the highest closing level of the Index during the applicable year.

2. “Low” reflects the lowest closing level of the Index during the applicable year.

3. “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4. “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5. Closing levels as of Base Date of December 31, 1986.

6. Closing levels as of December 31, 2013.

7. “DB Short Future ER” is the Deutsche Bank Short US Dollar Index (USDX®) Futures Index — Excess ReturnTM with respect to the Index. The Deutsche Bank Short US Dollar Index (USDX®) Futures IndexTM is calculated on both an excess return basis and total return basis. The DB Short Future ER calculation is not funded and reflects the changes in market value over time, whether positive or negative, of a short position in the underlying DX Contracts. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

8. If a Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the total return on an investment in a Fund is expected to outperform the DB Short Future ER and underperform the DB Short Future TR (as such term is defined in the following footnote). The only difference between the DB Short Future ER and the DB Short Future TR is that the DB Short Future ER does not include interest income from a hypothetical basket of fixed income securities while the DB Short Future TR does include such a component. The difference in the changes in market value over time, whether positive or negative, in the DB Short Future ER and the DB Short Future TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If a Fund’s interest income from its holdings of fixed-income securities exceeds such Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to track closely the DB Short Future ER. The total return on an investment in a Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, a Fund’s total return is expected to outperform the DB Short Future ER by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of such Fund’s fees and expenses, the total return on a Fund is expected to underperform the DB Short Future TR. If a Fund’s fees and expenses were to exceed such Fund’s interest income from its holdings of fixed income securities, such Fund would underperform the DB Short Future ER.

9. “DB Short Future TR” is the Deutsche Bank Short US Dollar Index (USDX®) Futures Index — Total ReturnTM with respect to the Index. The Deutsche Bank Short US Dollar Index (USDX®) Futures IndexTM is calculated on both an excess return basis and total return basis. The DB Short Future TR calculation is funded and reflects the changes in market value over time, whether positive or negative, of both a short position in the underlying DX Contracts and the interest income from a hypothetical basket of fixed income securities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London.

10. “Spot Index” is the U.S. Dollar Index (USDX®), which provides a general indication of the international value of the USD by averaging the exchange rates between the USD and the six major world currencies the Spot Index Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

11. “Annualized Changes to Index Level” reflects the changes of the applicable index on an annual basis as of December 31 of each applicable year.

12. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 5.29%.

14. “% of months with positive change” during the period from inception to December 31, 2013.

15. “Average monthly positive change” during the period from inception to December 31, 2013.

16. “Average monthly negative change” during the period from inception to December 31, 2013.

17. “Annualized Index Levels” reflects the change in the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5, 7, 10 or 15 years).

18. “S&P 500 TR” is the Standard & Poor’s index calculated on a total return basis. Widely regarded as the benchmark gauge of the U.S. equities market, this index includes a representative sample of 500 leading companies in leading industries of the U.S. economy. Although the S&P 500 focuses on the large-cap segment of the market, with approximately 80% coverage of U.S. equities, it also serves as a proxy for the total market. The total return calculation provides investors with a price-plus-gross cash dividend return. Gross cash dividends are applied on the ex-date of the dividend.

19. “iBoxx US Treasuries” means the Markit iBoxx USD Treasuries index, a sub-index of the Markit iBoxx USD Overall index which covers all USD-denominated investment grade bonds.

20. “DBLCI-TR” is the Deutsche Bank Liquid Commodity IndexTM — Total Return. This Index is intended to reflect the changes in notional value in the following commodities: Light, Sweet Crude Oil, Heating Oil, Aluminum, Gold, Corn and Wheat. The notional amounts of each index commodity included in this index are broadly in proportion to historical levels of the world’s production and stocks of the index commodities. The sponsor of the Index, or the Index Sponsor, is Deutsche Bank AG London. Deutsche Bank Liquid Commodity IndexTM—Total Return is a trade mark of Deutsche Bank AG and is the subject of Community Trade Mark Number 3054996. Trade Mark applications in the United States are pending.

21. “NAR Existing One Family Home Sales Median Price Index” is one component of The National Association Of Realtors® Existing-Home Sales Series, which is the premier measurement of national and regional residential real estate market. On or about the 25th of each month, NAR releases statistics on sales and prices of existing single-family homes for the nation and the four regions. These figures include condos and co-ops, in addition to single-family homes. NAR Existing One Family Home Sales Median Price Index reflects current sales rates, actual totals and median prices by month going back 12 months. Annual totals cover a period of three years, which includes all existing-home sales — single-family, condos and co-ops — rolled into monthly and annual totals.

22. “Correlation of Monthly Returns.” Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% positive correlation. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% negative correlation. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% non-correlation. December 31, 1988 was used as the start date with respect to the underlying data because closing levels with respect to DBLCI-TR was not available prior to December 31, 1988.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

DESCRIPTION OF DX CONTRACTS

DX Contracts and Potential Advantages

DX Contracts have traded on ICE Futures U.S. (formerly known as the New York Board of Trade) since 1985. DX Contracts, which are tied to the USDX®, were developed in order to enable the financial community to trade the worldwide value of the dollar through an exchange regulated marketplace.

The DX Contract is traded for 21 consecutive hours exclusively on ICE Futures U.S. from 8:00 p.m. Eastern Standard Time to 5:00 p.m. Eastern Standard Time on the next business day.

The Fund invests in short positions in DX Contracts, which are futures contracts on the USDX®. The USDX® provides a comprehensive and continuous statistical indication of the international value of the U.S. dollar. The changes in market value over time, whether positive or negative, of DX Contracts is related to the changes of the USDX®, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies. Because the U.S. dollar serves as the world’s principal currency, movements in the value of the U.S. dollar may have a significant impact upon international trade. For example, major global commodities such as oil are priced in U.S. dollars. Changes in the strength of the U.S. dollar relative to the Index Currencies provide potential investment opportunities. An indirect investment in short positions in DX Contracts through an investment in the Fund potentially provides a solution with respect to foreign exchange risk management and may meet the needs of currency overlay managers, institutional investors and corporations. Furthermore, the Fund may also serve as an investment vehicle for traders to establish a directional position with respect to the U.S. dollar.

Investing in the Fund to gain a short exposure to the underlying DX Contracts may provide potential cost advantages over alternative methods of investing in foreign currency futures contracts. For example, an investor in the Fund will gain an exposure to the Index Currencies through an investment in the Fund, instead of alternatively establishing and trading corresponding positions on each Index Currency. Because the Fund does not currently invest in futures contracts on each Index Currency, the Fund potentially saves the additional corresponding brokerage and execution fees and expenses.

Prior to the launch of DX Contracts, no efficient methods existed for market participants to make directional trades on the U.S. dollar. Instead, positions involving the U.S. dollar were taken against another currency on a single currency-by-currency basis, such as the Canadian dollar. Because the exchange rates associated with the U.S. dollar and the counter currency adjusted to pressures affecting both the U.S. dollar and the counter currency, the exchange rates associated with these bilateral positions tended to be more sensitive and would move more adversely than multilateral positions, even when the general direction of the U.S. dollar was correctly anticipated. Because the performance of the DX Contracts is related to the changes of the USDX®, whether positive or negative, in the level of the U.S. dollar relative to a basket of the Index Currencies, the DX Contracts avoid single currency risk. Therefore, the DX Contracts may benefit from a decrease in the amount of risk due to the diversification provided by the Index Currencies.

Because the DX Contracts’ performance reflects the performance of the U.S. dollar relative to the six Index Currencies, the DX Contracts may reflect macro trends more efficiently than foreign exchange rate products that are linked to the relationship between the dollar and other currencies individually. Although developments in a certain nation may have an important impact on one specific currency, such events may have a minimal impact on the DX Contracts, and in turn, the Fund.

Pricing of DX Contracts

The price of DX Contracts responds to short-term interest rate differentials. Furthermore, DX Contracts price in a manner consistent with the interest rate parity formula. According to the interest rate parity formula, the spot price of a foreign currency and the forward or futures price of a currency should incorporate any interest rate differentials between the two currencies. If actual exchange rates and short-term interest rates are in a state of disequilibrium under the interest rate parity formula, currency arbitrage opportunities may arise until the spot and futures prices of the relevant currencies return to a state of equilibrium by eliminating the interest rate differentials as provided under the interest rate parity formula. Because interest rates fluctuate, DX Contracts may trade at either a premium or at a discount from time to time.

INFORMATION BARRIERS BETWEEN THE INDEX SPONSOR AND THE MANAGING OWNER

It is Deutsche Bank’s policy that procedures are implemented to prevent the improper sharing of information between different departments of the bank. Specifically, the procedures discussed below create an information barrier between the personnel within Deutsche Bank AG London that calculate and reconstitute the Index, or the Calculation Group, and other Deutsche Bank personnel, including but not limited to the Managing Owner, those in sales and trading, external or internal fund managers and bank personnel who are involved in hedging the bank’s exposure to instruments linked to the Index, or Public Personnel, in order to prevent the improper sharing of information relating to the recomposition of the Index. Effective information barriers between the Calculation Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying the Index and securities linked to the Index (otherwise, restrictions might apply regarding trading on nonpublic information under the securities laws of the United States).

As such, the information barriers erected under these procedures require the Calculation Group to adhere to the following procedures:

•

The Calculation Group may not share any non-public, proprietary or confidential information concerning the Index. In particular, the Calculation Group may not release any information concerning a change in the methodology of calculating the Index or a new composition of the Index to Public Personnel or others unless and until such information has been previously published by NYSE Arca, on Reuters, or Bloomberg under the symbols UDN, UDN.IV, UDN.NV, USDDNX, UDN.SO, UDN.EU and UDN.TC and on the websites http://www.dbxus.com and https://index.db.com, or any successor thereto.

•	The Calculation Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of the Index’s constituent instruments.

•	The Calculation Group also may not enter into any trades based on any non-public, proprietary or confidential information with respect to the Index.

These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by Deutsche Bank AG or any of Deutsche Bank’s affiliates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion and analysis which follows may contain trend analysis and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which reflect our current views with respect to future events and financial results. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “outlook” and “estimate” as well as similar words and phrases signify forward-looking statements. The Fund’s forward-looking statements are not guarantees of future results and conditions and important factors, risks and uncertainties may cause our actual results to differ materially from those expressed in our forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the Federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

Overview/Introduction

The Fund establishes short positions in certain futures contracts (the “DX Contracts”) with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index-Excess Return (the “Short Index” or the “Index”), over time. The performance of the Fund also is intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury Obligations and other high credit quality short-term fixed income securities over the expenses of the Fund. The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. DX Contracts are traded through the currency markets of ICE Futures U.S. (formerly known as the New York Board of Trade®), under the symbol “DX.” The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index® (the “USDX®”). The Index provides a general indication of the international value of the U.S. dollar relative to the six major world currencies (each an “Index Currency,” and collectively, the “Index Currencies”), which comprise the USDX®-Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.

As of the date of this Prospectus, each of Deutsche Bank Securities Inc., Merrill Lynch Professional Clearing Corp., Newedge USA LLC, Virtu Financial Capital Markets LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, ABN AMRO Clearing Chicago LLC, Virtu Financial BD LLC, Knight Capital Americas LLC, Timber Hill LLC, Morgan Stanley & Co. LLC, Jefferies LLC, Nomura Securities International Inc., RBC Capital Markets, LLC, UBS Securities LLC, Cantor Fitzgerald & Co., BNP Paribas Securities Corp., Goldman, Sachs & Co. and Goldman Sachs Execution & Clearing, L.P. has executed a Participant Agreement and are the only Authorized Participants.

The Shares are designed for investors who want a cost-effective and convenient way to invest in a group of currency futures on U.S. and non-U.S. markets.

The USDX® mark is a registered service mark owned by ICE Futures U.S., Inc.

As of the date of this Prospectus, the DX Contracts are not subject to speculative position limits. There can be no assurance that the DX Contracts will not become subject to speculative position limits. Should the Fund become subject to speculative position limits with respect to its DX Contracts holdings, the Fund’s ability to issue new Baskets or the Fund’s ability to reinvest income in additional DX Contracts may be limited to the extent that these activities would cause the Fund to exceed the potential future position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to the net asset value of the Fund.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to the DX Contracts, the Fund may:

•	invest in a different month DX Contract other than the specific DX Contract that was originally required by the Index, or

•	invest in another futures contract substantially similar to the DX Contracts, if available, or

•	invest in the futures contracts referencing the Index Currencies, or

•	invest in a forward agreement, swap, or other OTC derivative referencing the Index Currencies,

if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices that correlate with the DX Contract.

The performance of the Fund also is intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury and other high credit quality short-term fixed income securities over its expenses.

The Fund is an index tracking fund and does not utilize any trading system, whether discretionary, systematic or otherwise. The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. In turn, the Fund seeks to track the Index by establishing short positions in DX Contracts accordingly. Therefore, the Managing Owner serves in an administrative role in order to ensure that the Fund invests in a manner that seeks to track the Index.

General

Under the Fourth Amended and Restated Declaration of Trust and Trust Agreement, Wilmington Trust Company, the Trustee of the Trust, has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Trust and the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

The Shares are intended to provide investment results that generally correspond to the changes, positive or negative, in the levels of the Index over time. The value of the Shares is expected to fluctuate in relation to changes in the value of the Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are expected to be very close.

Margin Calls

Like other futures and derivatives traders, the Fund will be subject to margin calls from time-to-time. The term “margin” has a different meaning in the context of futures contracts and other derivatives than it does in the context of securities. In particular, “margin” on a futures position does not constitute a borrowing of money or the collateralization of a loan. The Fund does not borrow money.

To establish a position in an exchange-traded futures contract, the Fund makes a deposit of “initial margin.” The amount of initial margin required to be deposited in order to establish a position in an exchange-traded futures contract varies from instrument to instrument depending, generally, on the historical volatility of the futures contract in question. Determination of the amount of the required initial margin deposit in respect of a particular contract is made by the exchange on which the contract is listed. To establish a long position in an over-the-counter instrument, the counterparty may require an analogous deposit of collateral, depending upon the anticipated volatility of the instrument and the creditworthiness of the person seeking to establish the position. The deposit of initial margin provides assurance to futures commission merchants and clearing brokers involved in the settlement process that sufficient resources are likely to be on deposit to enable a client’s position to be closed by recourse to the initial margin deposit should the client fail to meet a demand for variation margin, even if changes in the value of the contract in question, which are marked to market from day to day, continue to reflect the contract’s historical volatility. Collateral deposited in support of an over-the-counter instrument serves a similar purpose.

Once a position has been established on a futures exchange, “variation margin” generally is credited or assessed at least daily to reflect changes in the value of the position, except in certain instances where midday variation margin calls are made. In contrast to “initial margin,” “variation margin” represents a system of marking to market the futures contract’s value. Thus, traders in exchange-traded futures contracts are assessed daily in an amount equal to that day’s accumulated losses in respect of any open position (or are credited daily with accumulated gains in respect of such position). Collateral may move between the parties to an over-the-counter instrument in a similar manner as gains or losses accumulate in the instrument. As with initial margin, variation margin serves to secure the obligations of the investor under the contract and to protect those involved in the settlement process against the possibility that a client will have insufficient resources to meet its contractual obligations. Collateral deposited in support of an over-the-counter instrument serves a similar purpose. Like initial margin (or an equivalent deposit of collateral), variation margin (or an equivalent deposit of collateral) does not constitute a borrowing of money, is not considered to be part of the contract purchase price and is returned upon the contract’s termination unless it is used to cover a loss in the contract position. United States Treasury Obligations are used routinely to collateralize OTC derivative positions, and are deposited routinely as margin to collateralize futures positions. The Fund may liquidate United States Treasury Obligations to meet an initial or variation margin requirement.

Performance Summary

The Fund commenced trading on the American Stock Exchange (which became the NYSE Alternext US LLC) on February 20, 2007 and, as of November 25, 2008, is listed on the NYSE Arca, Inc., or the NYSE Arca.

Performance of the Fund and the exchange traded Shares are detailed below in “Results of Operations.” Past performance of the Fund is not necessarily indicative of future performance.

The Index provides a general indication of the international value of the U.S. dollar relative to the six major world currencies, or the Index Currencies, which comprise the USDX®—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The Deutsche Bank Short US Dollar Index (USDX®) Futures Index—Total Return (Short Index-TR), consists of the Index plus 3-month United States Treasury bills returns. Past Index results are not necessarily indicative of future changes, positive or negative, in the Index closing levels.

The section “Summary of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index—Total Return and Underlying DX Contract Returns for the Three Months Ended December 31, 2013, 2012 and 2011 and the Years Ended December 31, 2013, 2012 and 2011” below provides an overview of the changes in the closing levels of the Index by disclosing the change in closing levels of the Index itself and the underlying DX Contracts of the Index. Please note also that the Fund’s objective is to track the Index (not the Short Index-TR™) and the Fund does not attempt to outperform or underperform the Index.

Summary of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index—Total Return and Underlying DX Contract Returns for the Three Months Ended December 31, 2013, 2012 and 2011 and the Years Ended December 31, 2013, 2012 and 2011

	Aggregate returns for the SHORT INDEX-TR
Underlying Index	Three Months Ended December 31, 2013	Year Ended December 31, 2013	Three Months Ended December 31, 2012	Year Ended December 31, 2012	Three Months Ended December 31, 2011	Year Ended December 31, 2011
DX Contract	0.36%	0.39%	0.34%	2.01%	(1.14)%	0.29%

If the Fund’s interest income from its holdings of fixed income securities were to exceed the Fund’s fees and expenses, the aggregate return on an investment in the Fund is expected to outperform the Index and underperform the Deutsche Bank Short US Dollar Index (USDX®) Futures Index—Total Return, or the Short Index-TR. The only difference between the Index and the Short Index-TR is that the Index does not include interest income from a hypothetical basket of fixed income securities while the Short Index-TR does include such a component. The difference between the Index and the Short Index-TR is attributable entirely to the hypothetical interest income from this hypothetical basket of fixed income securities. If the Fund’s interest income from its holdings of fixed-income securities exceeds the Fund’s fees and expenses, then the amount of such excess is expected to be distributed periodically. The market price of the Shares is expected to closely track the Index. The aggregate return on an investment in the Fund over any period is the sum of the capital appreciation or depreciation of the Shares over the period, plus the amount of any distributions during the period. Consequently, the Fund’s aggregate return is expected to outperform the Index by the amount of the excess, if any, of its interest income over its fees and expenses but, as a result of the Fund’s fees and expenses, the aggregate return on the Fund is expected to underperform the Short Index-TR. If the Fund’s fees and expenses were to exceed the Fund’s interest income from its holdings of fixed income securities, the aggregate return on an investment in the Fund is expected to underperform the Index.

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Net Asset Value

Net asset value means the total assets of the Fund, including, but not limited to, all futures, cash and investments less total liabilities of the Fund, each determined on the basis of U.S. generally accepted accounting principles, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized appreciation or depreciation on open currency futures contracts, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open currency futures contracts will be calculated at their then current market value, which will be based upon the settlement price for that particular currency futures contract traded on the applicable exchange on the date with respect to which net asset value is being determined; provided, that if a currency futures contract could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The Managing Owner may in its discretion (and under circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s brokerage account is accrued monthly. The amount of any distribution is a liability of the Fund from the day when the distribution is declared until it is paid.

Net asset value per share is the net asset value of the Fund divided by the number of outstanding shares.

Critical Accounting Policies

The Fund’s critical accounting policies are as follows:

Preparation of the financial statements and related disclosures in conformity with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates, and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenue and expense and related disclosure of contingent assets and liabilities during the reporting period of the financial statements and accompanying notes. The Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

The Fund holds a significant portion of its assets in currency futures contracts and United States Treasury Obligations, both of which are recorded on trade date and at fair value in the financial statements, with changes in fair value reported in the statement of income and expenses.

The use of fair value to measure financial instruments, with related unrealized gains or losses recognized in earnings in each period, is fundamental to the Fund’s financial statements. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price).

In determining fair value of United States Treasury Obligations and currency futures contracts, the Fund uses unadjusted quoted market prices in active markets. Financial Accounting Standards Board (“FASB”) Accounting Standards Codification fair value measurement and disclosure guidance requires a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The objective of a fair value measurement is to determine the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The hierarchy gives the highest priority to unadjusted quoted prices for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

When market closing prices are not available, the Managing Owner may value an asset of the Fund pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards.

Realized gains (losses) and changes in unrealized gain (loss) on open positions are determined on a specific identification basis and recognized in the statement of income and expenses in the period in which the contract is closed or the changes occur, respectively.

Interest income on United States Treasury Obligations is recognized on an accrual basis when earned. Premiums and discounts are amortized or accreted over the life of the United States Treasury Obligations.

Market Risk

Trading in futures contracts involves the Fund entering into contractual commitments to sell a particular currency at a specified date and price. The market risk associated with the Fund’s commitments to purchase currencies is limited to the gross or face amount of the contracts held.

The Fund’s exposure to market risk is also influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of the investors’ capital.

Credit Risk

When the Fund enters into futures contracts, the Fund is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Fund.

The Commodity Broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Fund all assets of the Fund relating to domestic futures trading and the Commodity Broker is not allowed to commingle such assets with other assets of the Commodity Broker. Please see The Risks You Face – “Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All” for additional information. Furthermore, CFTC regulations also require the Commodity Broker to hold in a secure account assets of the Fund related to foreign futures trading.

Liquidity

The Fund’s entire source of capital is derived from the Fund’s offering of Shares to Authorized Participants. The Fund in turn allocates its net assets to currency futures trading. A significant portion of the net asset value is held in United States Treasury Obligations and cash, which is used as margin for the Fund’s trading in currency futures. The percentage that United States Treasury Obligations bear to the total net assets will vary from period to period as the market values of the Fund’s currency futures change. The balance of the net assets is held in the Fund’s trading account. Interest earned on the Fund’s interest-bearing funds is paid to the Fund.

The Fund’s currency futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations or for other reasons. For example, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a particular futures contract has increased or decreased by an amount equal to the daily limit, positions in the futures contract can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Although the DX Contracts that the Fund invests in are not currently subject to daily limits, the DX Contracts held by the Fund could become subject to such limits in the future. Such market conditions could prevent the Fund from promptly liquidating its currency futures positions.

Because the Fund trades futures contracts, its capital is at risk due to changes in the value of futures contracts (market risk) or the inability of counterparties (including the Commodity Broker and/or exchange clearinghouses) to perform under the terms of the contracts (credit risk).

On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 1:00 p.m., Eastern Time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. The day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to 3 business days after the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, by placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than the redemption order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Managing Owner to agree to a redemption order settlement date up to 3 business days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non refundable transaction fee due for the redemption order.

Redemption orders may be placed either (i) through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (the “NSCC”) or (ii) if outside the CNS Clearing Process, only through the facilities of The Depository Trust Company (“DTC” or the “Depository”) (the “DTC Process”), or a successor depository, and only in exchange for cash. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order and such fee is not borne by the Fund.

Cash Flows

The primary cash flow activity of the Fund is to raise capital from Authorized Participants through the issuance of Shares. This cash is used to invest in United States Treasury Obligations and to meet margin requirements as a result of the positions taken in DX Contracts to match the fluctuations of the Index the Fund is tracking.

Operating Activities

Net cash flow provided by operating activities was $11.8 million, $28.4 million and $43.5 million, for the Years Ended December 31, 2013, 2012 and 2011, respectively. This amount primarily includes net purchases and sales of United States Treasury Obligations which are held at fair value on the statement of financial condition.

During the Year Ended December 31, 2013, $268 million was paid to purchase United States Treasury Obligations and $281 million was received from sales and maturing contracts. During the Year Ended December 31, 2012, $283.9 million was paid to purchase United States Treasury Obligations and $311.0 million was received from sales and maturing contracts. During the Year Ended December 31, 2011, $587.9 million was paid to purchase United States Treasury Obligations and $630.0 million was received from sales and maturing contracts. Unrealized appreciation on United States Treasury Obligations and futures increased by $73.8 million, decreased by $0.7 million, and decreased by $1.5 million, during the Years Ended December 31, 2013, 2012 and 2011, respectively.

Financing Activities

The Fund’s net cash flow provided by and (used for) financing activities was $(26.3) million, $(10.4) million and $(49.3) million, during the Years Ended December 31, 2013, 2012 and 2011, respectively. This included $5.5 million, $53.9 million, and $129.1 million from the sale of Shares to Authorized Participants during the Years Ended December 31, 2013, 2012 and 2011, respectively.

Results of Operations

FOR THE THREE MONTHS ENDED DECEMBER 31, 2013, 2012 AND 2011, AND THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

The Fund was launched on February 15, 2007 at $25.00 per Share. The Shares traded on the NYSE Alternext from February 20, 2007 to November 25, 2008 and have been trading on the NYSE Arca since November 25, 2008.

The Fund seeks to track changes in the closing levels of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index-Excess Return (the “Short Index” or the “Index”), over time, plus the excess, if any, of the Fund’s interest income from its holdings of United States Treasury Obligations and other high credit quality short-term fixed income securities over the expenses of the Fund. The following graphs illustrate changes in (i) the price of the Shares (as reflected by the graph “UDN”), (ii) the Fund’s NAV (as reflected by the graph “UDNNV”), and (iii) the closing levels of the Index (as reflected by the graph “USDDNX”). Whenever the interest income earned by the Fund exceeds Fund expenses, the price of the Shares generally exceeds the levels of the Index primarily because the Share price reflects interest income from the Fund’s collateral holdings whereas the Index does not consider such interest income. There can be no assurances that the price of the Shares will exceed the Index levels.

The Index is a set of rules applied to a body of data and does not represent the results of actual investment or trading. The Index is frictionless, in that it does not take into account fees or expenses associated with investing in the Fund. Also, because it does not represent actual futures positions, the Index is not subject to, and does not take into account the impact of, speculative position limits (if applicable) or certain other similar limitations on the ability of the Fund to trade the DX Contracts. The “TR” version of the Index includes an assumed amount of interest income based on prevailing rates that is adjusted from time to time. The Fund, by contrast, invests actual money and trades actual futures contracts. As a result, the performance of the Fund involves friction, in that fees and expenses impose a drag on performance. The Fund may be subject to speculative position limits (if applicable)

and certain other limitations on its ability to trade the DX Contracts, which may compel the Fund to trade futures or other instruments that are not the DX Contracts as proxies for the DX Contracts. The interest rate actually earned by the Fund over any period may differ from the assumed amount of interest income factored into the “TR” version of the Index over the same period. All of these factors can contribute to discrepancies between changes in net asset value per Share and changes in the level of the Index over any period of time. Fees and expenses always will tend to cause changes in the net asset value per Share to underperform changes in the value of the Index over any given period, all other things being equal. Actual interest income could be higher or lower than the assumed interest income factored into the “TR” version of the Index, and therefore could cause changes in the net asset value per Share to outperform or underperform changes in the value of the “TR” version of the Index over any given period, all other things being equal. Similarly, trading futures or other instruments that are not the DX Contracts as proxies for the DX Contracts could cause changes in the net asset value per Share to outperform or underperform changes in the value of the Index over any given period, all other things being equal.

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COMPARISON OF UDN, UDNNV AND USDDNX FOR THE YEARS ENDED

DECEMBER 31, 2013, 2012 AND 2011 AND

FOR THE THREE MONTHS ENDED DECEMBER 31, 2013, 2012 AND 2011

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See Additional Legends Below

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See Additional Legends Below

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See Additional Legends Below

Additional Legends

The Fund seeks to track the changes, whether positive or negative, in the level of the DBIQ Optimum Yield Silver Index Excess Return™ (the “DBIQ-OY SI ER™”, or the “Index”) over time, plus the excess, if any, of the Fund’s interest income from its holdings of United States Treasury Obligations and other high credit quality short-term fixed income securities over the expenses of the Fund. The Index is intended to reflect the change in market value of the silver sector. The single commodity comprising the Index is silver (the “Index Commodity”). The Shares are designed for investors who want a cost-effective and convenient way to invest in commodity futures on U.S. and non-U.S. markets.

DBIQ Optimum Yield Silver Index Excess Return™ is an index and does not reflect (i) actual trading and (ii) any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN AUGUST 2006, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

WITH RESPECT TO INDEX DATA, NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

WITH RESPECT TO INDEX DATA, ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1986 THROUGH JULY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF DX CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” SET FORTH HEREIN, RELATED TO THE CURRENCIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER, AN INDIRECT WHOLLY OWNED SUBSIDIARY OF DEUTSCHE BANK AG, COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUND AND RELATED PRODUCTS AND MANAGING FUTURES ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

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FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

Fund Share Price Performance

For the Year Ended December 31, 2013, the NYSE Arca market value of each Share decreased 0.55% from $27.21 per Share to $27.06 per Share. The Share price high and low for the Year Ended December 31, 2013 and related change from the Share price on December 31, 2012 was as follows: Shares traded from a high of $27.43 per Share (+0.81%) on February 1, 2013 to a low of $25.55 per Share (-6.10%) on July 9, 2013. No distributions were paid to Shareholders during the Year Ended December 31, 2013. Therefore, the total return for the Fund, on a market value basis was -0.55%.

For the Year Ended December 31, 2012, the NYSE Arca market value of each Share increased 1.34% from $26.85 per Share to $27.21 per Share. The Share price low and high for the Year Ended December 31, 2012 and related change from the Share price on December 31, 2011 was as follows: Shares traded from to a high of $27.60 per Share (+2.79%) on February 28, 2012 to a low of $25.85 per Share (-3.72%) on July 24, 2012. No distributions were paid to Shareholders during the Year Ended December 31, 2012. Therefore, the total return for the Fund, on a market value basis was +1.34%.

For the Year Ended December 31, 2011, the NYSE Arca market value of each Share decreased 0.92% from $27.10 per Share to $26.85 per Share. The Share price high and low for the Year Ended December 31, 2011 and related change from the Share price on December 31, 2010 was as follows: Shares traded from a high of $29.21 per Share (+7.79%) on April 29, 2011 to a low of $26.34 per Share (-2.80%) on January 7, 2011. No distributions were paid to Shareholders during the Year Ended December 31, 2011. Therefore, the total return for the Fund, on a market value basis was -0.92%.

Fund Share Net Asset Performance

For the Year Ended December 31, 2013, the net asset value of each Share decreased 0.40% from $27.20 per Share to $27.09 per Share. Appreciation in price of the short DX contracts during the Year Ended December 31, 2013 contributed to a 0.39% increase in the level of the Index-TR. No distributions were paid to Shareholders during the Year Ended December 31, 2013. Therefore, the total return for the Fund on a net asset value basis was -0.40%.

Net loss for the Year Ended December 31, 2013 was $1.1 million, resulting from $0.03 million of interest income, net realized losses of $0.7 million, net change in unrealized gains of $0.07 million and operating expenses of $0.6 million.

For the Year Ended December 31, 2012, the net asset value of each Share increased 1.19% from $26.88 per Share to $27.20 per Share. Appreciation in price of the short DX contracts during the Year Ended December 31, 2012 contributed to a 2.01% increase in the level of the Short Index-TR. No distributions were paid to Shareholders during the Year Ended December 31, 2012. Therefore, the total return for the Fund on a net asset value basis was +1.19%.

Net income for the Year Ended December 31, 2012 was $0.8 million, resulting from $0.1 million of interest income, net realized gains of $2.1 million, net change in unrealized losses of $0.7 million and operating expenses of $0.7 million.

For the Year Ended December 31, 2011, the net asset value of each Share decreased 0.63% from $27.05 per Share to $26.88 per Share. Appreciation in price of the short DX contracts during the Year Ended December 31, 2011 contributed to a 0.29% increase in the level of the Short Index-TR. No distributions were paid to Shareholders during the Year Ended December 31, 2011. Therefore, the total return for the Fund on a net asset value basis was -0.63%.

Net income for the Year Ended December 31, 2011 was $0.01 million, resulting from $0.09 million of interest income, net realized gains of $2.60 million, net change in unrealized losses of $1.52 million and operating expenses of $1.16 million.

FOR THE THREE MONTHS ENDED DECEMBER 31, 2013, 2012 AND 2011

Fund Share Price Performance

For the Three Months Ended December 31, 2013, the NYSE Arca market value of each Share decreased 0.04% from $27.07 per Share to $27.06 per Share. The Share price high and low for the Three Months Ended December 31, 2013 and related change from the Share price on September 30, 2013 was as follows: Shares traded from a high of $27.41 per Share (+1.26%) on October 24, 2013 and October 25, 2013 to a low of $26.68 per Share (-1.44%) on and November 8, 2013. No distributions were paid to Shareholders during the Year Ended December 31, 2013. Therefore, the total return for the Fund, on a market value basis was -0.04%.

For the Three Months Ended December 31, 2012, the NYSE Arca market value of each Share increased 0.15% from $27.17 per Share to $27.21 per Share. The Share price low and high for the Three Months Ended December 31, 2012 and related change from the Share price on September 30, 2012 was as follows: Shares traded from to a high of $27.50 per Share (+1.21%) on October 17, 2012 to a low of $26.72 per Share (-1.66%) on November 16, 2012. No distributions were paid to Shareholders during the Year Ended December 31, 2012. Therefore, the total return for the Fund, on a market value basis was +0.15%.

For the Three Months Ended December 31, 2011, the NYSE Arca market value of each Share decreased 1.14% from $27.16 per Share to $26.85 per Share. The Share price high and low for the Three Months Ended December 31, 2011 and related change from the Share price on September 30, 2011 was as follows: Shares traded from a high of $28.67 per Share (+5.56%) on October 27, 2011 to a low of $26.65 per Share (-1.88%) on December 14, 2011. No distributions were paid to Shareholders during the Year Ended December 31, 2011. Therefore, the total return for the Fund, on a market value basis, was -1.14%.

Fund Share Net Asset Performance

For the Three Months Ended December 31, 2013, the net asset value of each Share increased 0.15% from $27.05 per Share to $27.09 per Share. Appreciation in price of the short DX contracts during the Three Months Ended December 31, 2013 contributed to a 0.36% increase in the level of the Index-TR. No distributions were paid to Shareholders during the Year Ended December 31, 2013. Therefore, the total return for the Fund on a net asset value basis was +0.18%.

Net income for the Three Months Ended December 31, 2013 was $0.1 million, resulting from $0.003 million of interest income, net realized gains of $1.2 million, net change in unrealized losses of $1.0 million and operating expenses of $0.1 million.

For the Three Months Ended December 31, 2012, the net asset value of each Share increased +0.11% from $27.17 per Share to $27.20 per Share. Appreciation in price of the short DX contracts during the Three Months Ended December 31, 2012 contributed to a 0.34% increase in the level of the Short Index-TR. No distributions were paid to Shareholders during the Year Ended December 31, 2012. Therefore, the total return on a net asset value basis for the Fund was +0.11%.

Net income for the Three Months Ended December 31, 2012 was $0.2 million, resulting from $0.02 million of interest income, net realized losses of $0.3 million, net change in unrealized gains of $0.7 million and operating expenses of $0.2 million.

For the Three Months Ended December 31, 2011, the net asset value of each Share decreased 1.36% from $27.25 per Share to $26.88 per Share. Depreciation in price of the short DX contracts during the Three Months Ended December 31, 2011 contributed to a 1.14% decrease in the level of the Short Index-TR. No distributions were paid to Shareholders during the Year Ended December 31, 2011. Therefore, the total return on a net asset value basis for the Fund was -1.36%.

Net loss for the Three Months Ended December 31, 2011 was $1.6 million, resulting from $0.01 million of interest income, net realized losses of $4.5 million, net change in unrealized gains of $3.1 million and operating expenses of $0.2 million.

Off-Balance Sheet Arrangements and Contractual Obligations

In the normal course of its business, the Fund is a party to financial instruments with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss. The financial instruments used by the Fund are currency futures, whose values are based upon an underlying asset and generally represent future commitments which have a reasonable possibility to be settled in cash or through physical delivery. The financial instruments are traded on an exchange and are standardized contracts.

The Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind, other than agreements entered into in the normal course of business noted above, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interest of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Managing Owner and the Commodity Broker. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Fund’s net asset value. Commission payments to the Commodity Broker are on a contract-by-contract, or round-turn, basis. As such, the Managing Owner cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

EXECUTIVE COMPENSATION

The Fund has no employees, officers or directors and is managed by DB Commodity Services LLC. None of the directors or officers of DB Commodity Services LLC receive compensation from the Fund. DB Commodity Services LLC receives a monthly Management Fee of 1/12th of 0.75% per annum of the daily net asset value of the Fund at the end of each month. In addition, Deutsche Bank Securities Inc., an affiliate of DB Commodity Services LLC, serves as the futures commission merchant and receives brokerage commissions paid by the Fund in connection with its futures trading. Prior to January 4, 2010, the Management Fee payable to DB Commodity Services LLC was 0.50% per annum of the daily net asset value of the Fund.

As of the Year Ended December 31, 2013, the Fund has incurred Management Fees of $555,153 of which $513,310 had been paid at December 31, 2013. Management Fees of $41,843 were unpaid at December 31, 2013 and are reported as a liability on the statement of financial condition.

As of the Year Ended December 31, 2013, the Fund has incurred brokerage commissions of $45,810 of which $43,301 had been paid at December 31, 2013. Brokerage commissions of $2,509 were unpaid at December 31, 2013 and are reported as a liability on the statement of financial condition.

As of the Year Ended December 31, 2012, the Fund has incurred Management Fees of $666,918 of which $605,000 had been paid at December 31, 2012. Management Fees of $61,918 were unpaid at December 31, 2012 and are reported as a liability on the statement of financial condition.

As of the Year Ended December 31, 2012, the Fund has incurred brokerage commissions of $60,362 of which $60,202 had been paid at December 31, 2012. Brokerage commissions of $160 were unpaid at December 31, 2012 and are reported as a liability on the statement of financial condition.

As of the Year Ended December 31, 2011, the Fund has incurred Management Fees of $1,087,604 of which $1,018,980 had been paid at December 31, 2011. Management Fees of $68,624 were unpaid at December 31, 2011 and are reported as a liability on the statement of financial condition.

As of the Year Ended December 31, 2011, the Fund has incurred brokerage commissions of $73,742 of which $71,619 had been paid at December 31, 2011. Brokerage commissions of $2,123 were unpaid at December 31, 2011 and are reported as a liability on the statement of financial condition.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares is used by the Fund to engage in the trading of exchange-traded futures on its Index with a view to tracking the changes, whether positive or negative, in the level of the Index over time, less the expenses of the operations of the Fund. The Fund’s portfolio also holds United States Treasury securities and other high credit quality short-term fixed income securities for deposit with the Fund’s Commodity Broker as margin.

To the extent, if any, that the Fund trades in futures contracts on United States exchanges, the assets deposited by the Fund with its Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations.

To the extent, if any, that the Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this prospectus, the Fund estimates:

(i) up to approximately 10% of the net asset value of the Fund is placed in segregated accounts in the name of the Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or United States Treasury bills to margin positions in the DX Contracts. Such funds are segregated pursuant to CFTC rules;

(ii) approximately 90% of the net asset value of the Fund is maintained in segregated accounts in the name of the Fund in bank deposits or United States Treasury and United States Government Agencies issues.

The Managing Owner, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Fund, including investing in United States Treasury and United States Government Agencies issues.

In addition, assets of the Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Fund and may be held in United States Treasury bills (or other securities approved by the CFTC for investment of customer funds).

The Fund receives 100% of the interest income earned on its fixed income assets.

CHARGES

See “Summary—Breakeven Amounts” and “Summary—‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund. The Management Fee is paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses

Expenses incurred in connection with organizing the Fund and the initial offering of its Shares were paid by the Managing Owner. Expenses incurred in connection with the continuous offering of Shares after the commencement of its trading operations are also paid by the Managing Owner.

Organization and offering expenses relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares; and

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

The Managing Owner does not allocate to the Fund the indirect expenses of the Managing Owner.

The pro-rated amount of the original organization and offering expenses for the Fund offered pursuant to this prospectus was approximately $644,700.

Brokerage Commissions and Fees

The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be less than $12.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed 0.05% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner pays all of the routine operational, administrative and other ordinary expenses of the Fund generally, as determined by the Managing Owner including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees, and printing, mailing and duplication costs. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the Fund will be approximately 0.40% per annum of the Fund’s net asset value.

Non-Recurring Fees and Expenses

The Fund pays all non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Declaration), if any, of itself, as determined by the Managing Owner. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount. Non-recurring and unusual fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary expenses will not be deemed non-recurring and unusual expenses.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. Such interest income has historically been sufficient to cover the fees and expenses of the Fund. If, however, the interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the Financial Industry Regulatory Authority, or FINRA, Corporate Financing Department.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator. See “Creation and Redemption of Shares” for more details.

CREATION AND REDEMPTION OF SHARES

The Fund creates and redeems Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 200,000 Shares. Baskets may be created or redeemed only by Authorized Participants. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

Authorized Participants are the only persons that may place orders to create and redeem Baskets.

Authorized Participants must be (1) registered broker dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker dealers to engage in securities transactions, and (2) participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to ALPS Distributors, Invesco Distributors, the Administrator or the Transfer Agent without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933 (the Securities Act), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934 (the Exchange Act) and regulated by the FINRA, or is exempt from being, or otherwise is not required to be, so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of:

•

any breach by the Managing Owner, the Trust, or any of their respective agents or employees, of any provision of the Participant Agreement, including any representations, warranties and covenants by any of them or the Trust therein or in the Officers’ Certificate (as defined in the Participant Agreement);

•	any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in the Participant Agreement;

•

any failure by the Managing Owner to comply with applicable laws and regulations in connection with the Participant Agreement, except that the Managing Owner will not be required to indemnify a Managing Owner Indemnified Party (as defined in the Participant Agreement) to the extent that such failure was caused by the reasonable reliance on instructions given or representations made by one or more Managing Owner Indemnified Parties or the negligence or willful malfeasance of any Managing Owner Indemnified Party;

•

any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, of which this prospectus is a part of, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement;

•

any untrue statement or alleged untrue statement of a material fact contained in the prospectus or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except those statements in this prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the prospectus.

As provided in the Participant Agreements, in the absence of gross negligence, bad faith or willful misconduct, neither the Managing Owner nor an Authorized Participant will be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Declaration and the form of Participant Agreement for more detail. The Trust Declaration and the form of Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both creation and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Creation orders must be placed by 1:00 p.m., Eastern time. The day on which the Transfer Agent receives a valid creation order is the creation order date. The day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to 3 business days after the creation order date. By placing a creation order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, Baskets are issued on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the creation order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date. By placing a creation order, and prior to receipt of the Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Determination of Required Payment

The total payment required to create each Basket is the net asset value of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the creation order date.

Because orders to purchase Baskets must be placed by 1:00 p.m., Eastern time, but the total payment required to create a Basket will not be determined until 4:00 p.m., Eastern time, on the date the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit the creation order for the Basket. The Fund’s net asset value and the total amount of the payment required to create a Basket could rise or fall substantially between the time a creation order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Creation Orders

The Managing Owner or the Transfer Agent may reject a creation order if:

•	The Managing Owner or the Transfer Agent determines that the creation order is not in proper form;

•	The Managing Owner believes that the acceptance or receipt of the creation order would have adverse tax consequences to the Fund or its Shareholders; or

•	Circumstances outside the control of the Managing Owner or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any creation order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 1:00 p.m., Eastern time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. The day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to 3 business days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, by placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than the redemption order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Managing Owner to agree to a redemption order settlement date up to 3 business days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) of the Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at the redemption order settlement date as of 2:45 p.m., Eastern time, on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at 2:45 p.m., Eastern time, on the redemption order settlement date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on the redemption order settlement date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption order settlement date for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The Managing Owner or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.dbxus.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE COMMODITY BROKER

A variety of executing brokers execute futures transactions on behalf of the Fund. Such executing brokers give-up all such transactions to Deutsche Bank Securities Inc., a Delaware corporation, which serves as the clearing broker, or Commodity Broker, for the Fund. The Commodity Broker is an affiliate of Deutsche Bank AG. In its capacity as clearing broker, the Commodity Broker executes and clears each of the futures transactions of the Fund and performs certain administrative services for the Fund. Deutsche Bank Securities Inc. is also registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

At any given time and in the ordinary course of their business, Deutsche Bank Securities Inc. (“DBSI”) is involved in and subject to a number of legal actions, administrative proceedings and regulatory examinations, inquiries and investigations, which, in the aggregate, are not, as of the date of this disclosure document, expected to have a material effect upon their condition, financial or otherwise, or to materially impair their ability to perform their obligation as a clearing member or in rendering services to the Fund. Except as disclosed below, there have been no administrative, civil or criminal proceedings pending, on appeal or concluded against DBSI or its principals within the five years preceding the date of this disclosure document that DBSI would deem material for purposes of Part 4 of CFTC regulations.

On November 27, 2012, a Business Conduct Committee of the CME Group approved settlements/fines in the amounts of $550K and $250K to resolve three separate actions concerning DB’s allegedly inaccurate reporting of block trades on the Chicago Mercantile Exchange and Chicago Board of Trade. The settlement resolves approximately 50 alleged violations relating to approximately 30 trades from 2009-2012, including two incidents of alleged intentional misreporting and a failure to maintain accurate written or electronic records of the block trade transactions. DB neither admitted nor denied the rule violations upon which the fines are based.

Tax-Related Litigation

The Bank, along with certain affiliates, including the Commodity Broker (referred to as the Company for purposes of this section), and current and/or former employees (collectively referred to as Deutsche Bank), have collectively been named as defendants in a number of legal proceedings brought by customers in various tax-oriented transactions. Deutsche Bank provided financial products and services to these customers, who were advised by various accounting, legal and financial advisory professionals. The customers claimed tax benefits as a result of these transactions, and the United States Internal Revenue Service (IRS) has rejected those claims. In these legal proceedings, the customers allege that the professional advisors, together with Deutsche Bank, improperly misled the customers into believing that the claimed tax benefits would be upheld by the IRS. The legal proceedings are pending in state and federal courts, and claims against Deutsche Bank are alleged under both U.S. state and federal law. 107 legal proceedings have been resolved and dismissed with prejudice with respect to Deutsche Bank. A number of other legal proceedings remain pending against Deutsche Bank and are currently at various pre-trial stages, including discovery. Deutsche Bank has received a number of unfiled claims as well, and has resolved certain of those unfiled claims, though others remain pending against Deutsche Bank. The Bank does not expect these pending legal proceedings and unfiled claims to have a significant effect on its financial position or profitability.

Mortgage-Related and Asset Backed Securities Matters

The Bank and its affiliates, including the Company (collectively referred to as Deutsche Bank), have received subpoenas and requests for information from certain regulators and government entities concerning its activities regarding the origination, purchase, securitization, sale and/or trading of mortgage loans, residential mortgage backed securities (RMBS), collateralized debt obligations, asset backed commercial paper and credit derivatives. Deutsche Bank is cooperating fully in response to those subpoenas and requests for information.

Deutsche Bank has been named as defendant in numerous civil litigations in various roles as issuer or underwriter in RMBS offerings and other asset-backed securities. These cases include purported class action suits, actions by individual purchasers of securities, and actions by insurance companies that guaranteed payments of principal and interest for particular tranches of securities offerings. Although the allegations vary by lawsuit, these cases generally allege that the RMBS offering documents contained material misrepresentations and omissions, including with regard to the underwriting standards pursuant to which the underlying mortgage loans were issued.

Deutsche Bank is a defendant in putative class actions relating to its role, along with other financial institutions, as underwriter of RMBS issued by various third-parties and their affiliates including Countrywide Financial Corporation, IndyMac MBS, Inc., Novastar Mortgage Corporation, and Residential Accredit Loans, Inc. These cases are in various stages up through discovery. On March 29, 2012, the court dismissed with prejudice and without leave to replead the putative Novastar Mortgage Corporation class action, which the plaintiffs have appealed.

Deutsche Bank is a defendant in various non-class action lawsuits by alleged purchasers of, and counterparties involved in transactions relating to, RMBS, and their affiliates, including Allstate Insurance Company, Asset Management Fund, Bayerische Landesbank, Cambridge Place Investments Management Inc., the Federal Deposit Insurance Corporation (as conservator for Colonial Bank, Guaranty Bank, Franklin Bank S.S.B., Citizens National Bank and Strategic Capital Bank), the Federal Home Loan Bank of Boston, the Federal Home Loan Bank of San Francisco, the Federal Home Loan Bank of Seattle, the Federal Housing Finance Agency (as conservator for Fannie Mae and Freddie Mac), John Hancock Insurance Company, Landesbank Baden-Württemberg, Mass Mutual Life Insurance Company, Moneygram Payment Systems, Inc., Phoenix Light SF Limited (as purported assignee of claims of special purpose vehicles created and/or managed by WestLB AG), Royal Park Investments (as purported assignee of claims of special-purpose vehicle created to acquire certain assets of Fortis Bank), Sealink Funding Ltd. (as purported assignee of claims of special purpose vehicles created and/or managed by Sachsen Landesbank and its subsidiaries), Spencerview Asset Management Ltd., The Charles Schwab Corporation, The Union Central Life Insurance Company, The Western and Southern Life Insurance Co. and the West Virginia Investment Management Board. These civil litigations are in various stages up through discovery.

Deutsche Bank and several current or former employees were also named as defendants in a putative class action commenced on June 27, 2008, relating to two Deutsche Bank-issued RMBS offerings. Following a mediation, the parties agreed to settle the matter for $13.0 million. On July 11, 2012, the settlement received final court approval.

On May 8, 2012, Deutsche Bank reached a settlement with Assured Guaranty Municipal Corporation (Assured) regarding pending and threatened litigations on certain RMBS issued and underwritten by Deutsche Bank that are covered by financial guaranty insurance provided by Assured. Pursuant to this settlement, the Company made a payment of $20 million to settle one litigation.

On February 6, 2012, the United States District Court for the Southern District of New York issued an order dismissing claims brought by Dexia SA/NV and Teachers Insurance and Annuity Association of America, and their affiliates and on January 4, 2013, the court issued an opinion explaining the basis for the order. The court dismissed some of the claims with prejudice and granted the plaintiffs leave to replead other claims. The plaintiffs repled the claims dismissed without prejudice by filing a new complaint on February 4, 2013.

On July 16, 2012, the Fourth Judicial District for the State of Minnesota dismissed Deutsche Bank from a litigation brought by Moneygram Payment Systems, Inc. (Moneygram) relating to investments in RMBS, collateralized debt obligations and credit-linked notes. The court further denied Moneygram’s motion for reconsideration, and Moneygram has filed an appeal. On January 11, 2013, Moneygram filed a summons with notice in New York State Supreme Court seeking to assert claims similar to those dismissed in Minnesota.

On February 4, 2013, pursuant to the terms of a settlement agreement, Stichting Pensioenfonds ABP dismissed two lawsuits that had been filed against Deutsche Bank. The terms of the settlement are confidential.

On May 3, 2011, the United States Department of Justice (USDOJ) filed a civil action against Deutsche Bank and MortgageIT, Inc. in the United States District Court for the Southern District of New York. The USDOJ filed an amended complaint on August 22, 2011. The amended complaint, which asserts claims under the U.S. False Claims Act and common law, alleged that Deutsche Bank, DB Structured Products, Inc., MortgageIT, Inc. and the

Company submitted false certifications to the Department of Housing and Urban Development’s Federal Housing Administration (FHA) concerning MortgageIT, Inc.’s compliance with FHA requirements for quality controls and concerning whether individual loans qualified for FHA insurance. As set forth in the amended complaint, the FHA has paid $368 million in insurance claims on mortgages that are allegedly subject to false certifications. The amended complaint sought recovery of treble damages and indemnification of future losses on loans insured by FHA, and as set forth in the filings, the USDOJ sought over $1 billion in damages. On September 23, 2011, the defendants filed a motion to dismiss the amended complaint. Following a hearing on December 21, 2011, the court granted the USDOJ leave to file a second amended complaint. On May 10, 2012, Deutsche Bank settled this litigation with the USDOJ for $202.3 million.

A number of other entities have threatened to assert claims against Deutsche Bank in connection with various RMBS offerings and other related products, and Deutsche Bank has entered into agreements with a number of these entities to toll the relevant statute of limitations. It is possible that these potential claims may have a material impact on Deutsche Bank. In addition, Deutsche Bank has entered into settlement agreements with some of these entities, the financial terms of which are confidential.

Auction Rate Securities

The Bank and the Company, including a division of the Company, have been named as defendants in 21 individual actions asserting various claims under the federal securities laws and state common law arising out of the sale of auction rate securities (ARS). Of those 21 actions, three are pending and 18 have been resolved and dismissed with prejudice. The Bank and the Company were the subjects of a putative class action, filed in the United States District Court for the Southern District of New York, asserting various claims under the federal securities laws on behalf of all persons or entities who purchased and continue to hold ARS offered for sale by the Bank and the Company between March 17, 2003 and February 13, 2008. In December 2010, the court dismissed the putative class action with prejudice. After initially filing a notice of appeal, the plaintiff voluntarily withdrew and dismissed the appeal in December 2011. The Bank was also named as a defendant, along with ten other financial institutions, in two putative class actions, filed in the United States District Court for the Southern District of New York, asserting violations of the antitrust laws. The putative class actions allege that the defendants conspired to artificially support and then, in February 2008, restrain the ARS market. On or about January 26, 2010, the court dismissed the two putative class actions. The plaintiffs have filed appeals of the dismissals.

Trust Preferred Securities

The Bank and certain of its affiliates and officers, including the Company, are the subject of a consolidated putative class action, filed in the United States District Court for the Southern District of New York, asserting claims under the federal securities laws on behalf of persons who purchased certain trust preferred securities issued by Deutsche Bank and its affiliates between October 2006 and May 2008. Claims are asserted under sections 11, 12(a)(2), and 15 of the Securities Act of 1933. An amended and consolidated class action complaint was filed on January 25, 2010. On August 19, 2011, the court granted in part and denied in part the defendants’ motion to dismiss following which plaintiffs filed a second amended complaint, which did not include claims based on the October 2006 issuance of securities. On defendants’ motion for reconsideration, the court on August 10, 2012 dismissed the second amended complaint with prejudice. Plaintiffs have sought reconsideration of that dismissal.

Aravali

The Company has been named as a respondent in 27 arbitrations seeking damages allegedly sustained from investments in the Aravali Fund (Aravali), a third-party hedge fund sold by the Company to retail clients. Aravali used a high degree of leverage in investing in municipal bonds to generate return and income, leverage that led to the collapse of the fund when the municipal bond market suffered a decline in the fall of 2008. All 27 of the arbitrations have concluded or have been resolved and have been dismissed with prejudice. One additional Aravali claim has been made although no arbitration has been filed to date in connection with this claim.

Themis

The Company has been named as a respondent in 16 arbitrations seeking damages for losses sustained through a put spread options investment strategy directed by an independent registered investment advisor, Themis Asset Strategies LLC (Themis), whose principal Derek Clark was a client advisor at the Company from 2002-2005. Claimants include direct clients of Themis, for whom the Company performed execution and custody services; customers of the Company, who participated in the trading program through the Company’s referral program; and a non-customer whose trades were executed through the Company’s options desk and delivered to another firm. The put spread options strategy experienced a severe decline during the market turmoil of October 2008, and the Company discontinued its referral arrangement with Themis in November 2008. Two of the arbitrations are pending and 14 have been resolved and dismissed with prejudice.

MF Global Litigations

The Company, along with numerous other securities firms and individuals, has been named as a defendant in a consolidated class action lawsuit pending in the United States District Court for the Southern District of New York. The lawsuit is purportedly brought on behalf of investors in certain debt securities issued by MF Global Holdings Ltd. The Company is being sued as an underwriter for two of the three debt offerings that are the subject of the lawsuit. The lawsuit alleges material misstatements and omissions in a registration statement and prospectuses. A consolidated amended complaint has been filed, and a motion to dismiss by the underwriter defendants is pending.

SPhinX

The Bank, along with certain affiliates, including the Company (collectively Deutsche Bank), are the subjects of a litigation filed in the United States District Court for the Southern District of New York by the Joint Official Liquidators (JOLs) of the SPhinX family of hedge funds (SPhinX) arising from losses allegedly suffered by SPhinX when SPhinX assets were transferred from segregated accounts at Refco LLC to unprotected accounts at Refco Capital Markets, Ltd. According to the complaint, the JOLs filed the action to recover (i) $263 million plus interest in damages suffered by

SPhinX, (ii) the lost business enterprise value and deepening insolvency damages suffered by SPhinX’s investment manager, PlusFunds Group, Inc., and (iii) damages suffered by a group of SPhinX investors that assigned claims to the JOLs. The complaint included claims for breach of fiduciary duty, fraud/misrepresentation, aiding and abetting fraud, aiding and abetting breach of fiduciary duty, aiding and abetting conversion, breach of contract/breach of implied covenant of good faith and fair dealing, and declaratory relief on Deutsche Bank’s indemnity claims against SPhinX. On November 1, 2011, the court dismissed all claims, except for the claim for aiding and abetting fraud and further limited that claim to losses suffered by SPhinX with respect to assets placed at Refco LLC. On December 26, 2012, the court issued an order granting Deutsche Bank’s motion for summary judgment and dismissed the aiding and abetting fraud claim. As a result, all claims against Deutsche Bank have been dismissed. The dismissal becomes final when the court issues a written opinion explaining the rulings in the December 26, 2012 order.

Insurative v. DBSI

The Company and one of its former employees are named as defendants in a lawsuit brought by Insurative Premium Finance (Jersey) Limited (Insurative) in the United States District Court for the District of Massachusetts. The lawsuit asserts claims for fraudulent misrepresentation, tortuous interference with advantageous business relations, unfair and deceptive acts or practices, promissory estoppel, breach of contract, breach of duty of good faith and negligent supervision, all arising from the former employee’s alleged involvement in a fraudulent scheme involving the purchase of premium life insurance policies by clients of the Company. Insurative alleges that it was contracted to provide the financing for the life insurance policies and that it suffered lost profits when the clients terminated the financing arrangement. Insurative seeks $38 million in alleged lost profits and treble damages. On December 18, 2012, the Magistrate Judge assigned to the case issued a report recommending that the District Court Judge grant the Company’s motion to dismiss as to all claims except for unfair and deceptive acts or practices and negligent supervision. Insurative has filed objections to the Magistrate Judge’s report.

Additional or replacement Commodity Brokers may be appointed in respect of the Fund in the future.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner has a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also services other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

Relationship of the Managing Owner to the Commodity Broker

The Managing Owner and the Commodity Broker are indirect wholly owned subsidiaries of Deutsche Bank AG. The Commodity Broker receives a brokerage commission for futures interests transactions effected for the Fund. Customers of the Commodity Broker who maintain commodity and foreign exchange trading accounts may pay commissions at negotiated rates which are greater or less than the rate paid by the Fund.

The Managing Owner has a disincentive to replace the Commodity Broker as the Fund’s broker because it is an affiliate of the Managing Owner. In connection with this conflict of interest, Shareholders should understand that the Commodity Broker receives a round-turn brokerage fee from the Fund for serving as the Fund’s commodity broker. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Managing Owner and the Commodity Broker may, from time-to-time, have conflicting demands in respect of their obligations to the Fund and to other commodity pools and accounts. It is possible that future pools that the Managing Owner may become involved with may generate larger brokerage commissions, resulting in increased payments to employees.

There is an absence of arm’s length negotiation with respect to some of the terms of this offering, and there has been no independent due diligence conducted with respect to this offering.

The Commodity Broker

The Commodity Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The Managing Owner does not trade for its own account.

Because the principals of the Managing Owner may trade for their own personal trading accounts (subject to certain internal Deutsche Bank employee trading policies and procedures) at the same time that they are managing the account of the Fund, prospective investors should be aware that the activities of the principals of the Managing Owner, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal trading accounts which are opposite of the positions taken for the Fund. Records of the Managing Owner principals’ personal trading accounts will not be available for inspection by Shareholders.

The Commodity Broker and its affiliates may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Such trading may create conflicts of interest in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Commodity Broker principals may trade for their own personal trading accounts (subject to certain internal Deutsche Bank trading policies and procedures with respect to both the Commodity

Broker and its principals) at the same time that the Managing Owner is managing the account of the Fund, prospective investors should be aware that such persons may from time-to-time take positions in their proprietary accounts which are opposite of the positions taken for the Fund. Records of the Commodity Broker principals’ personal trading accounts will not be available for inspection by Shareholders.

DESCRIPTION OF THE SHARES; THE FUND;

CERTAIN MATERIAL TERMS OF THE

TRUST DECLARATION

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, the Fund, and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the material terms of the Trust Declaration. Prospective investors should carefully review the Form of Trust Declaration filed as an exhibit to the registration statement of which this prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Declaration.

Description of the Shares

The Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares are listed on the NYSE Arca under the symbol “UDN.”

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 200,000 Shares, or Baskets. Individual Shares may not be purchased from the Fund or redeemed. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

Principal Office; Location of Records

The Trust is organized in two separate series as a statutory trust under the Delaware Statutory Trust Act. The Trust is managed by the Managing Owner, whose office is located at 60 Wall Street, New York, New York 10005, telephone: (212) 250- 5883.

The books and records of the Fund are maintained as follows: all marketing materials are maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500. All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Commodity Brokers) are maintained at the Fund’s principal office, c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005; telephone number (212) 250-5883.

The books and records of the Fund are located at the foregoing addresses and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of the Fund during regular business hours as provided in the Trust Declaration. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Fund

Solely for the purposes of this sub-section, the term “Fund” or “Funds” refers to all the series of the Trust (including the Fund). The term “UDN Fund” refers to the series that is offered pursuant to this Prospectus. The term the “UUP Fund” refers to the remaining series of the Trust, excluding the Fund.

The Trust was formed and is operated in a manner such that the Funds are liable only for obligations attributable to the applicable Funds and the Shareholders of the Funds are not subject to the losses or liabilities of the other Fund. For example, if any creditor or Shareholder in the UUP Fund asserted against the UDN Fund a valid claim with respect to its indebtedness or Shares, the creditor or Shareholder of the UUP Fund would only be able to recover money from the UUP Fund and its assets and from the Managing Owner and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to the UUP Fund are enforceable only against the assets of the UUP Fund and against the Managing Owner and its assets, and not against the UDN Fund or the Trust generally or any of their respective assets. The assets of either Fund include only those funds and other assets that are paid to, held by or distributed to such Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in such Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally. For the avoidance of doubt, the Inter-Series Limitation on Liability applies to all series of the Trust, including those that are not being offered through this Prospectus.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, any Fund or the Managing Owner on behalf of the Trust or any Fund has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•

voluntarily reduce the priority of its Claims against the Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their respective assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with such Fund; and

•	a waiver of certain rights that such party may have under the United States

Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

No special custody arrangements are applicable to either Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over either Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority over the operation of the Trust, and each Fund to the Managing Owner.

Although Shares in the UDN Fund need not carry any voting rights, the Trust Declaration gives Shareholders of the UDN Fund voting rights in respect of the business and affairs of the UDN Fund comparable to those typically extended to limited partners in publicly-offered futures funds.

The Trustee

Wilmington Trust Company, a Delaware trust company, is the sole Trustee of the Trust and the Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Trust and the Fund are limited to its express obligations under the Trust Declaration.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Declaration.

The Trustee serves as the sole trustee of the Trust in the State of Delaware. The Trustee accepts service of legal process on the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’

notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Declaration provides that the Trustee is compensated by the Fund, as appropriate, and is indemnified by the Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, as appropriate, or the performance of its duties pursuant to the Trust Declaration, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this prospectus is a part, and only the assets of the Trust and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Declaration.

Under the Trust Declaration, the Trustee has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Fund and the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Fund and the Trust, other than certain limited voting rights as set forth in the Trust Declaration. In the course of its management of the business and affairs of the Fund and the Trust, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund or the Trust, as appropriate.

Because the Trustee has delegated substantially all of its authority over the operation of the Fund and the Trust to the Managing Owner, the Trustee itself is not registered in any capacity with the CFTC.

The section “Performance of PowerShares DB US Dollar Index Bearish Fund” on page 34 includes the performance of the offered pool.

The Managing Owner

Background and Principals

DB Commodity Services LLC, a Delaware limited liability company, is the Managing Owner of the Trust and the Fund. The Managing Owner serves as both commodity pool operator and commodity trading advisor of the Trust and the Fund. The Managing Owner has been registered with the CFTC as a commodity pool operator and commodity trading advisor since June 7, 2005 and has been a member of the NFA since June 16, 2005. Its principal place of business is 60 Wall Street, New York, New York 10005, telephone number (212) 250-5883. The Managing Owner is a wholly-owned subsidiary of DB U.S. Financial Markets Holding Corporation, which is a wholly-owned, indirect subsidiary of Deutsche Bank AG. DB U.S. Financial Markets Holding Corporation has been a principal of the Managing Owner since May 31, 2005. The registration of the Managing Owner with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Managing Owner, the Trust and the Fund.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Principals

The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity
Martin Kremenstein	Chief Executive Officer, Chief Investment Officer and Managing Director

Alex Depetris	Chief Operating Officer and Director

Michael Gilligan	Chief Financial Officer and Director

DB U.S. Financial Markets Holding Corporation is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Managers. The Board of Managers is comprised of Messrs. Kremenstein, Depetris and Gilligan.

The Managing Owner has designated Messrs. Kremenstein and Depetris as the trading principals of the Fund.

Martin Kremenstein joined Deutsche Bank AG, a large international financial institution, in August 2006, and serves as Americas Head of Passive Investments (also known as DBX Group). Mr. Kremenstein also serves as Managing Director of the DBX Group. The Passive Investments Group is the team that structures and manages exchange-traded products. Mr. Kremenstein serves as the Chief Executive Officer, Chief Investment Officer and Managing Director of the Managing Owner. Mr. Kremenstein has been a principal and associated person of the Managing Owner since November 1, 2006 and November 3, 2006, respectively, and an associate member of the NFA since November 3, 2006. Mr. Kremenstein received his B.A. from the University of Leeds in 1998.

Alex Depetris joined Deutsche Bank AG, a large international financial institution, in June 2008 and serves as a Director in the DBX Group with responsibility for providing cross-asset investment solutions in the Americas. The DBX Group is the team that structures and manages exchange-traded products. Mr. Depetris serves as Chief Operating Officer and Director of the Managing Owner and is responsible for its general oversight and strategy.

From June 9, 2008 to January 31, 2012, Mr. Depetris served as a Vice President of the Managing Owner and was responsible for the daily oversight of the Managing Owner. Mr. Depetris has been a principal and associated person of the Managing Owner since April 13, 2009 and June 17, 2009, respectively, and an associate member of the NFA since June 17, 2009. From December 2006 to May 2008, Mr. Depetris was an associate with the law firm of Arnold & Porter LLP in New York, and prior to that he was an associate with the law firm Sullivan & Worcester LLP in Boston, Massachusetts from September 2005 through November 2006. Mr. Depetris received his J.D. from Boston University School of Law in 2005 and his Bachelors of Science in Finance from University of Maryland, College Park in 2002.

Michael Gilligan joined Deutsche Bank AG, a large international financial institution, in March 2008 and is a Director in the Finance Group. Mr. Gilligan serves as a principal and Chief Financial Officer of the Managing Owner. Mr. Gilligan also serves as a Director of the Managing Owner. Mr. Gilligan has been a principal of the Managing Owner since April 29, 2008. Prior to joining Deutsche Bank, Mr. Gilligan worked for Credit Suisse, a large international financial institution, from September 1998 to March 2008 and held a number of positions in finance, including Controller of their residential and commercial real estate business; immediately prior to joining Deutsche Bank, Mr. Gilligan was the Chief Operating Officer of the Americas Credit Trading Group, a business group within Credit Suisse, from May 2007 to March 2008 with responsibility for the U.S. High Grade bond trading and Emerging Markets credit trading desks and his duties included business planning and management. Mr. Gilligan is a Chartered Accountant and received his Bachelors of Science in Management from Trinity College in 1989 and his Post Graduate Diploma in Professional Accounting from University College Dublin in 1990.

DB U.S. Financial Markets Holding Corporation, which is a wholly owned, indirect subsidiary of Deutsche Bank AG, has been a principal of the Managing Owner since May 31, 2005.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Trust and the Fund.

As managing owner of the Trust and the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Trust and the Fund, consistent with the terms of the Trust Declaration. A form of the Trust Declaration is filed as an exhibit to the registration statement of which this prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Trust and the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Trust and the Fund, as set forth herein and in the Trust Declaration (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Declaration provides that the Managing Owner and its affiliates shall have no liability to the Trust and the Fund or to any Shareholder for any loss suffered by the Trust and the Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees, or the Managing Owner Related Parties, if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute negligence or misconduct by the Managing Owner Related Parties. The Trust and the Fund have agreed to indemnify the Managing Owner Related Parties against claims, losses or liabilities based on their conduct relating to the Trust and the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund.

Under Delaware law, a beneficial owner of a business trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such business trust for violations of fiduciary duties, or on behalf of a business trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Commodity Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Trust and the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal law is based on statutes, rules and decisions as of the date of this prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

The Managing Owner has made and expects to maintain an aggregate investment of $1,000 in the Fund. As of the date of this prospectus, principals of the Managing Owner own less than 1% of the Shares.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Trust or the Fund. Shareholders, voting together as a single series, may, however, remove and replace the Managing Owner as the managing owner of the Trust and the Fund, and may amend the Trust Declaration, except in certain limited respects, by the affirmative vote of a majority of the outstanding Shares then owned by Shareholders (as opposed to by the Managing Owner and its affiliates). The owners of a majority of the outstanding Shares then owned by Shareholders may also compel dissolution of the Trust and the Fund. The owners of 10% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Trust Declaration to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates, as well as the Managing Owner’s general liability interest in the Fund are non-voting.

The Managing Owner has the right unilaterally to amend the Trust Declaration as it applies to the Fund provided that any such amendment is for the benefit of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances—for example, if doing so is necessary to comply with certain regulatory requirements.

Recognition of the Trust and the Fund in Certain States

A number of states do not have “business trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Trust Declaration provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund itself indemnifies all its Shareholders against any liability that such Shareholders might incur in addition to that of a beneficial owner. The Managing Owner is itself generally liable for all obligations of the Fund and will use its assets to satisfy any such liability before such liability would be enforced against any Shareholder individually.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Trust Declaration. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders agree in the Trust Declaration that they will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes separately imposed on the Fund by any state, local or foreign taxing authority.

The foregoing repayment of distributions and indemnity provisions (other than the provision for

Shareholders indemnifying the Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have business trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares trade on the NYSE Arca and provide institutional and retail investors with direct access to the Fund. The Fund trades with a view of tracking the Index, over time, less expenses. The Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Declaration, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust and the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements are posted on the Managing Owner’s website at http://www.dbxus.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by applicable regulatory authorities.

The Managing Owner will notify Shareholders of any change in the fees paid by the Trust or of any material changes to the Fund by filing with the SEC a supplement to this prospectus and a Form 8-K, which will be publicly available at http://www.sec.gov and at the Managing Owner’s website at http://www.dbxus.com. Any such notification will include a description of Shareholders’ voting rights.

Net Asset Value

Net asset value, in respect of the Fund, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, net asset value includes any unrealized profit or loss on open futures contracts, and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, will be based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The Managing Owner may in its discretion (and under circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s foreign exchange futures brokerage account is accrued at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

Net asset value per Share is the net asset value of the Fund divided by the number of its outstanding Shares.

Termination Events

The Trust, or, as the case may be, the Fund, will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Trust and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of the Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Declaration. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders will be bound thereby and continue as Shareholders of series of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Trust or the Fund, as the case may be.

•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated).

•	The Trust or the Fund, as the case may be, becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

•	The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the

Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate net asset value of the Trust as of the close of business on any business day declines below $10 million.

•	The Trust or the Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Managing Owner has discretionary authority over all distributions made by the Fund. To the extent that the Fund’s actual and projected interest income from its holdings of United States Treasury securities and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT

The Trust, on behalf of the Fund, has appointed The Bank of New York Mellon as the administrator of the Fund and has entered into an Administration Agreement in connection therewith. The Bank of New York Mellon serves as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon serves as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-7500. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s office identified above.

The Administrator retains, separately for the Fund, certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217, telephone number (718) 315-7500.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Administrator’s monthly fees of up to 0.05% per annum are paid on behalf of the Fund by the Managing Owner out of the Fund’s Management Fee.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Transfer Agent receives a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid directly by the Authorized Participants and not by the Fund.

The Trust may retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and the Shareholders of the Fund.

ALPS DISTRIBUTORS, INC.

The Trust, on behalf of the Fund, has appointed ALPS Distributors, Inc. or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS Distributors toll free in the U.S. at (877) 369-4617.

ALPS Distributors retains all marketing materials separately for the Fund at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Managing Owner, out of the Management Fee, pays ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to the Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed end, hedge and exchange traded funds. ALPS Fund Services, Inc. and its affiliates provide fund administration services to funds with assets in excess of $48 billion. ALPS Distributors and its affiliates provide distribution services to funds with assets of more than $438 billion.

ALPS Distributors, Inc. provides distribution services to the Fund. Certain marketing services may be provided for the Fund by Invesco Distributors, Inc. or Invesco PowerShares Capital Management, LLC. This assistance includes the licensing of the PowerShares® registered service mark to the Managing Owner for use with the Fund. PowerShares® is a registered service mark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC is not a sponsor or promoter of the Fund and has no responsibility for the performance of the Fund or the decisions made or actions taken by the Managing Owner.

“800” Number for Investors

Investors may contact Invesco PowerShares Capital Management LLC toll free in the U.S. at (800) 983-0903.

INVESCO DISTRIBUTORS, INC.

Through a marketing agreement between the Managing Owner and Invesco Distributors, Inc., or Invesco Distributors, an affiliate of Invesco PowerShares Capital Management LLC, or Invesco PowerShares, the Managing Owner, on behalf of the Fund, has appointed Invesco Distributors as a marketing agent. Invesco Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with this prospectus. Invesco Distributors will not open or maintain customer accounts or handle orders for the Fund. Invesco Distributors engages in public seminars, road shows, conferences, media interviews, and distributing sales literature and other communications (including electronic media) regarding the Fund.

Invesco Distributors is an indirect and wholly-owned subsidiary of Invesco Ltd. Invesco Ltd. is a leading independent global investment manager operating under the AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Invesco Canada and WL Ross brands.

The Managing Owner, out of the Management Fee, pays Invesco Distributors for performing its duties on behalf of the Fund.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Trustee and the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificates evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificates are made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Managing Owner. Under such circumstances, the Trustee and the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price of the Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Commodity Broker and the Trust (on behalf of the Fund) entered into the brokerage agreement with respect to the Fund, or, the Brokerage Agreement. As a result the Commodity Broker:

•	acts as the clearing broker;

•	acts as custodian of the Fund’s assets; and

•	performs such other services for the Fund as the Managing Owner may from time-to-time request.

As clearing broker for the Fund, the Commodity Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to the Fund by the Commodity Broker. The Brokerage Agreement incorporates the Commodity Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, futures and open or cash positions carried for the Fund are held as security for the Fund’s obligations to the Commodity Broker;

•	the margins required to initiate or maintain open positions are as from time-to-time established by the Commodity Broker and may exceed exchange minimum levels; and

•	the Commodity Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of the Trust, on behalf of the Fund.

As custodian of the Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Trust on behalf of the Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Fund.

Administrative functions provided by the Commodity Broker to the Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

As long as the Brokerage Agreement between the Commodity Broker and the Trust, on behalf of the Fund, is in effect, the Commodity Broker will not charge the Fund a fee for any of the services it has agreed to perform, except for the agreed upon brokerage fee.

The Brokerage Agreement is not exclusive and runs for successive one year terms to be renewed automatically each year unless terminated. The Brokerage Agreement is terminable by the Trust, on behalf of the Fund, or the Commodity Broker without penalty upon thirty (30) days’ prior written notice (unless where certain events of default occur or there is a material adverse change to the Fund’s financial position, in which case only prior written notice is required to terminate the Brokerage Agreement).

The Brokerage Agreement provides that neither the Commodity Broker nor any of its managing directors, officers, employees or affiliates will be liable for any costs, losses, penalties, fines, taxes and damages sustained or incurred by the Trust or the Fund other than as a result of the Commodity Broker’s gross negligence or reckless or intentional misconduct or breach of such agreement.

Administration Agreement

Pursuant to the Administration Agreement among the Trust, on behalf of itself and on behalf of the Fund, and the Administrator, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with respect to the Fund upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Trust or the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Trust, the Fund, or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions (as defined therein), or for delays caused by circumstances beyond the Administrator’s control, unless such loss, damage or expense arises out of the gross negligence or willful misconduct of the Administrator.

Subject to limitations, the Trust and/or the Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Trust or the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the

Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or prospectus, (iii) any Proper Instructions, or (iv) any opinion of legal counsel for the Fund, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Administration Agreement; provided, that neither the Trust nor the Fund will indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of each of the Trust, the Fund and their respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Trust and/or the Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to Proper Instructions of the Trust, on behalf of the Fund, or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith in accordance with the advice or opinion of counsel for the Trust or the Fund or its own counsel; (iv) any improper use by the Trust or the Fund or their respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund.

Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust, on behalf of the Fund or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to the Fund; (b) the taxable nature or effect on the Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid by the Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York Mellon serves as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Trust, on its own behalf and on behalf of the Fund, and the Custodian, or Custody Agreement, the Custodian serves as custodian of all securities and cash at any time delivered to Custodian by the Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and maintains one or more securities accounts and cash accounts for the Fund pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Fund.

The Trust, on behalf of the Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Trust, on behalf of the Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Trust, on behalf of the Fund, such securities and cash. Except as otherwise provided herein, all obligations of the parties to each other hereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Trust or the Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Trust or the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Trust or the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Trust or the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Trust, on behalf of the Fund, as applicable, will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Trust, on its own behalf and on behalf of the Fund, will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Fund; provided however, that the Trust, on its own behalf and on behalf of the Fund, as applicable, will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Trust, on its own behalf and on behalf of the Fund, as applicable, their successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon serves as the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust, the Trust on its own behalf and on behalf of the Fund, and the Transfer Agent, the Transfer Agent serves as the Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to the Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

•

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Trust, on behalf of the Fund, its obligations to compensate the Transfer Agent, provided that the non breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

•

The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Trust or the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Trust or the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

•

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

•	The Trust’s or the Fund’s gross negligence or willful misconduct.

•	The breach of any representation or warranty of the Trust thereunder.

•

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust, on its own behalf or on behalf of the Fund or any other person or firm on behalf of the Trust or the Fund including but not limited to any previous transfer agent or registrar.

•	The conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Trust, on its own behalf and on behalf of the Fund.

•

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Distribution Services Agreement

ALPS Distributors provides certain distribution services to the Fund. Pursuant to the Distribution Services Agreement between the Trust, with respect to the Fund, and ALPS Distributors, as amended from time-to-time, ALPS Distributors assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials.

The date of the Distribution Services Agreement is the effective date and such Agreement will continue until two years from such date and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Managing Owner with respect to the Fund or (ii) otherwise as provided under the Distribution

Services Agreement. The Distribution Services Agreement is terminable without penalty on sixty days’ written notice by the Managing Owner of the Fund or by ALPS Distributors. The Distribution Services Agreement will automatically terminate in the event of its assignment.

Pursuant to the Distribution Services Agreement, the Fund will indemnify ALPS Distributors as follows:

The Fund indemnifies and holds harmless ALPS Distributors and each of its directors and officers and each person, if any, who controls ALPS Distributors within the meaning of Section 15 of the Securities Act, against any loss, liability, claim, damages or expenses (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expenses and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, statement of additional information, Shareholder reports or other information filed or made public by the Fund (as from time-to-time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading under the Securities Act or any other statute or the common law. However, the Fund does not indemnify ALPS Distributors or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of ALPS Distributors. In no case

•

is the indemnity of the Fund in favor of ALPS Distributors or any person indemnified to be deemed to protect ALPS Distributors or any person against any liability to the Fund or its security holders to which ALPS Distributors or such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Distribution Services Agreement, or

•	is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against ALPS

Distributors or any person indemnified unless ALPS Distributors or the person, as the case may be, will have notified the Fund in writing of the claim promptly after the summons or other first written notification giving information of the nature of the claims will have been served upon ALPS Distributors or any such person (or after ALPS Distributors or such person will have received notice of service on any designated agent).

However, failure to notify the Fund of any claim will not relieve the Fund from any liability which it may have to any person against whom such action is brought otherwise than on account of its indemnity agreement described herein. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, and if the Fund elects to assume the defense, the defense will be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any suit and retain counsel, ALPS Distributors, officers or directors or controlling person(s), defendant(s) in the suit, will bear the fees and expenses of any additional counsel retained by them. If Fund elects not to assume the defense of any suit, it will reimburse ALPS Distributors, officers or directors or controlling person(s) or defendant(s) in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify ALPS Distributors promptly of the commencement of any litigation or proceeding against it or any of its officers in connection with the issuance or sale of any of the Shares.

Marketing Agreement

Invesco Distributors provides certain marketing services to the Fund. Pursuant to the Marketing Agreement, as amended from time-to-time, between the Managing Owner on behalf of the Fund, Deutsche Bank AG, London Branch and Invesco Distributors, Invesco Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with this prospectus. Invesco Distributors does not open or maintain customer accounts or handle orders for the Fund. Invesco Distributors engages in public seminars, road shows, conferences, media interviews and distributes sales literature and other communications (including electronic media) regarding the Fund.

The effective date of the Marketing Agreement was on or about November 9, 2009 and such Marketing Agreement will continue until terminated. The Marketing Agreement is terminable upon written notice by the Managing Owner of the Fund or by Invesco Distributors. The Marketing Agreement may be terminated upon 30 days’ prior written notice for cause as provided under the Marketing Agreement or upon 90 days’ prior written notice as provided under the Marketing Agreement.

The Marketing Agreement may not be assigned without the prior written consent of the parties to the Marketing Agreement.

Pursuant to the Marketing Agreement, each party will indemnify and hold harmless the other parties against all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with the indemnifying party’s failure to comply with applicable laws, rules and regulations in connection with performing its obligations; negligence or willful misconduct in carrying out its duties and responsibilities; or material breach of the terms of the Marketing Agreement. The indemnities granted by the parties will survive the termination of the Marketing Agreement. Additionally, the Managing Owner and Deutsche Bank AG, London Branch will indemnify Invesco Distributors and hold Invesco Distributors harmless from any losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit arising out of or in connection with any product sales materials relating to the Fund provided by the Managing Owner to Invesco Distributors.

Invesco Distributors will not perform any marketing in respect of the Fund prior to Invesco Distributors’ receipt of written notice from the Managing Owner that the Fund’s registration statement has been declared effective by the SEC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies, or RICs, other than the status of the Fund as a qualified publicly traded partnership, or qualified PTP, within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations promulgated thereunder, or the Treasury Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service, or the IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of items of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Declaration and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund will not be a taxable entity for U.S. federal income tax purposes and the Fund will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The DX Contracts held by the Fund are regulated as commodities and are traded on a commodities exchange, and, although there is no specific authority directly addressing the issue, such contracts should be treated as futures contracts with respect to commodities under Section 7704(d) of the Code. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s Managing Owner will use its best efforts to cause the Fund to operate in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on the Fund’s tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on Sidley Austin LLP’s opinion that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in the Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders will take into account their respective shares of ordinary income realized by the Fund from accruals of interest on U.S. Treasury bills, or T-Bills, held in the Fund’s portfolio. The Fund may hold T-Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders in the Fund will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund.

It is expected that the DX Contracts held by the Fund will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

In addition to the DX Contracts, the Fund may also invest in other futures contracts, forward agreements, swaps or other OTC derivatives as described above under “Investment Objectives of the Fund.” The Fund’s investment in these other futures contracts, forward agreements, swaps or other OTC derivatives may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Fund.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Trust Declaration, unless an allocation under either agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations” and “—Section 754 Election,” the allocations pursuant to the Trust Declaration should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Trust Declaration were successfully challenged by the IRS,

the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Trust Declaration could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, loss, deduction and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated items of income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement. If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention was sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of the Fund’s items of income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or reverse Section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse Section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Treasury Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Treasury Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders of the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS.

The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs, the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of the beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares and its interest in the inside basis in the Fund’s assets.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders in the Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “- Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “- Disposition of Shares” below).

Creation and Redemption of Share Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the

Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares and such transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Fund Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to the U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees the Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund has made a Section 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Treasury Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders of the Fund will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from T-Bills, short-term and long-term capital gain or loss with respect to the DX Contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Treasury Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner has been appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Trust Declaration to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, has the authority under the Trust Declaration to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner has the right on behalf of all Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn,

could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

The Fund will conduct its activities in such a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of T-Bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

The Fund does not believe that it will be classified as a qualified PTP. Accordingly, a RIC that invests in Shares will be treated as owning a proportionate share of the Fund’s assets and will take into account its allocable share of the Fund’s items of income, gain, loss, and deduction when testing the various compliance requirements specifically applicable to RICs. Under current interpretation of the RIC qualification rules, a RIC’s allocable share of income from the Fund’s DX Contracts and interest income from its investment in debt obligations should be treated as qualifying income. The U.S. Treasury has specific statutory authority (granted in 1987) to promulgate Treasury Regulations excluding from the definition of qualifying income foreign currency gains which are not directly related to a RIC’s principal business of investing in stock or securities (or options and futures with respect to stock or securities), although to date no such Treasury Regulations have been issued or proposed. For this reason, there are some RICs which do not invest in foreign currencies except as a way to hedge risk for investments which may be denominated in or affected by certain foreign currency fluctuations. At least one RIC has obtained a private ruling from the IRS that gains on its derivative investments used to obtain exposure to foreign currencies would constitute qualifying income under current law. RIC investors that have not sought their own rulings on the issue face a risk that future Treasury Regulations will recharacterize foreign currency gains received by them as nonqualifying income and be retroactive in application. A prospective RIC investor is encouraged to consult a tax adviser regarding the treatment of its investment in Shares under the current tax rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived

(either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Fund may conduct business in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

The Fund should not be subject to the New York City unincorporated business tax because such tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in shares based on qualification of the Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

HIRE Act

The Hiring Incentives to Restore Employment Act (the “HIRE Act”) will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of the HIRE Act on an investment in the Fund.

Medicare Tax

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

Tax Agent

The beneficial owners who are of a type, as identified by the nominee through whom their Shares are held, that do not ordinarily have U.S. federal tax return filing requirements (collectively, “Certain K-1 Unitholders”) have designated the Managing Owner as their tax agent (the “Tax Agent”) in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust will provide to the Tax Agent Certain K-1 Unitholders’ statements (as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3)), as amended from time to time).

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES.

PURCHASES BY EMPLOYEE

BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—‘Tax-Exempt Organizations’” at page 96. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA,

and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the governing documents of the Plan.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” (the “Insignificant Participation Exception”), or certain other exceptions apply.

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares should be considered to be publicly-offered securities. First, the Shares are being sold only as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares were timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares are freely transferable because the Shares may be freely bought and sold on the NYSE Arca like any other exchange-listed security. Third, the Shares have been owned by at least 100 investors independent of the Fund and of each other from the date the Shares were first sold.

Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, ALPS Distributors, Inc., Invesco Distributors, Inc., the Trustee, the Index Sponsor, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE FUND IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Authorized Participants

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, the Fund issues Shares in Baskets to Authorized Participants continuously on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the net asset value of 200,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date.

Authorized Participants may offer to the public, from time-to-time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this prospectus, each of Deutsche Bank Securities Inc., Merrill Lynch Professional Clearing Corp., Newedge USA LLC, Virtu Financial Capital Markets, LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc.,

Credit Suisse Securities USA LLC, ABN AMRO Clearing Chicago LLC, Virtu Financial BD LLC, Knight Capital Americas, LLC, Timber Hill LLC, Morgan Stanley & Co. LLC, Jefferies LLC, Nomura Securities International Inc., RBC Capital Markets, LLC, UBS Securities LLC, Cantor Fitzgerald & Co., BNP Paribas Securities Corp., Goldman, Sachs & Co. and Goldman Sachs Execution & Clearing, L.P. has executed a Participant Agreement.

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

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Summary of Items of Value Paid Pursuant to FINRA Rule 2310

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participants	Shareholders	No greater than 0.99% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Baskets for the Fund.
Distribution Services Fee	ALPS Distributors	Managing Owner	Approximately $25,000 per annum, plus any fees or disbursements incurred; not to exceed 0.25% of the gross offering proceeds.	Assisting the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials, consulting with FINRA and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Trust and the Fund.
Marketing Fee	Invesco Distributors	Managing Owner	A range from 0.10%—0.20% per annum of the average amount of the daily net assets of all “DB Funds” (as defined herein) during each calendar year calculated in U.S. dollars, or Total Net Assets; not to exceed 8.75% of the gross offering proceeds.	Assisting the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with this prospectus. Invesco Distributors engages in public seminars, road shows, conferences, media interviews and distributes sales literature and other communications (including electronic media) regarding the Fund.

For additional details see below.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10% of the gross offering proceeds of such Shares.

The Authorized Participants will not charge a commission of greater than 0.99% of the gross offering proceeds of such Shares (which represents a maximum of $37,238,652 of the $3,761,480,000 registered on this Registration Statement on Form S-1 (SEC Registration Number 333-193224)) of the Trust.

Pursuant to the Distribution Services Agreement, ALPS Distributors will be paid out of the Management Fee of the Fund in an amount of approximately $25,000 per annum, plus any fees or disbursements incurred by ALPS Distributors in connection with the performance by ALPS Distributors of its duties on behalf of the Fund.

Pursuant to the Marketing Agreement, Invesco Distributors will be paid the following fees out of the Management Fee of the Fund in an amount of (i) 0.10% per annum of the average amount of the daily net assets of all “DB Funds” up to the first $3 billion (as defined in the following paragraph) during each calendar year calculated in U.S. dollars, or Total Net Assets; (ii) 0.12% per annum on the next $2 billion of Total Net Assets (i.e., the amount of Total Net Assets from $3 billion up to $5 billion); (iii) 0.15% per annum on the next $2 billion of Total Net Assets (i.e., the amount of Total Net Assets from $5 billion up to $7 billion); (iv) 0.16% per annum on the next $1 billion of Total Net Assets (i.e., the amount of Total Net Assets from $7 billion up to $8 billion); (v) 0.17% per annum on the next $1 billion of Total Net Assets (i.e., the amount of Total Net Assets from $8 billion up to $9 billion); (vi) 0.18% per annum on the next $1 billion of Total Net Assets (i.e., the amount of Total Net Assets from $9 billion up to $10 billion); (vii) 0.19% per annum on the next $1 billion of Total Net Assets (i.e., the amount of Total Net Assets from $10 billion up to $11 billion); and (viii) 0.20% per annum of Total Net Assets of $11 billion or more.

“DB Funds” means PowerShares DB Commodity Index Tracking Fund, PowerShares DB G10 Currency Harvest Fund, PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund, PowerShares DB Agriculture Fund, PowerShares DB US Dollar Index Bullish Fund, PowerShares DB US Dollar Index Bearish Fund, PowerShares DB Gold Double Short ETN, PowerShares DB Gold Double Long ETN, PowerShares DB Gold Short ETN, PowerShares DB Agriculture Double Short ETN, PowerShares DB Agriculture Double Long ETN, PowerShares DB Agriculture Short ETN, PowerShares DB Agriculture Long ETN, PowerShares DB Commodity Index Double Short ETN, PowerShares DB Commodity Double Long ETN, PowerShares DB Commodity Index Short ETN, PowerShares DB Commodity Long ETN, PowerShares DB Base Metals Double Short ETN, PowerShares DB Base Metals Double Long ETN, PowerShares DB Base Metals Short ETN, PowerShares DB Base Metals Long ETN, PowerShares DB Crude Oil Index Double Short ETN, PowerShares DB Crude Oil Index Short ETN, PowerShares DB Crude Oil Long ETN, PowerShares DB 3x Long 25+ Year Treasury Bond ETN, PowerShares DB 3x Short 25+ Year Treasury Bond ETN, PowerShares DB Inflation ETN, PowerShares DB Deflation ETN, PowerShares DB 3x Long US Dollar Index Futures ETN, PowerShares DB 3x Short US Dollar Index Futures ETN, PowerShares DB 3x German Bond Futures ETN, PowerShares DB German Bond Futures ETN, PowerShares DB 3x Italian Treasury Bond Futures ETN, PowerShares DB Italian Treasury Bond Futures ETN, PowerShares DB 3x Japanese Govt Bond Futures ETN, PowerShares DB Japanese Govt Bond Futures ETN, PowerShares

DB 3x Inverse Japanese Govt Bond Futures ETN and PowerShares DB Inverse Japanese Govt Bond Futures ETN.

The payments to ALPS Distributors and Invesco Distributors will not, in the aggregate (of the Trust, and not on a Fund-by-Fund basis), exceed 0.25% and 8.75%, respectively, of the gross offering proceeds of the offering (or in an amount equal to $9,403,700 and $329,129,500, respectively, of the $3,761,480,000 registered on this Registration Statement on Form S-1 (SEC Registration Number 333-193224) of the Trust. ALPS Distributors and Invesco Distributors will monitor compensation received in connection with the Trust to determine if the payments described hereunder must be limited, when combined with selling commissions charged and any price spreads realized by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Shares are listed on the NYSE Arca under the symbol “UDN.”

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust and the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent, the Trust, the Fund or the Shareholders in matters relating to the Trust or the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this prospectus is a part.

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby.

EXPERTS

PowerShares DB US Dollar Index Bearish Fund

The statement of financial condition, including the schedule of investments, of PowerShares DB US Dollar Index Bearish Fund as of December 31, 2013 and the related statements of income and expenses, changes in shareholders equity and cash flows for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2013 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statement of financial condition, including the schedule of investments, of PowerShares DB US Dollar Index Bearish Fund, as of December 31, 2012, and the related statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012, have been included in this Prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

DB Commodity Services LLC

The statement of financial condition of DB Commodity Services LLC as of December 31, 2013 and the related statements of income and expenses, changes in member’s capital and cash flows for the year then ended included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statement of financial condition of DB Commodity Services LLC as of December 31, 2012 and the related statements of income and expenses, changes in member’s capital (deficit), and cash flows for the year then ended have been included in this Prospectus in reliance upon the report of KPMG LLP, an independent registered accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Effective May 28, 2013, PricewaterhouseCoopers LLP replaced KPMG LLP as the independent registered public accounting firm of the registrant.

ADDITIONAL INFORMATION

This prospectus constitutes part of the Registration Statement filed by the Trust and the Trust on behalf of the Fund with the SEC in Washington, D.C. Additionally, as further discussed under “Incorporation by Reference of Certain Documents,” we have incorporated by reference certain information. This prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the Commission upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of its fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.dbxus.com. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY OF THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you decide to close your account(s) or become an inactive customer, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The Securities and Exchange Commission, or the SEC, allows us to “incorporate by reference” into this Prospectus the information that we file with it,

meaning we can disclose important information to you by referring you to those documents already on file with the SEC.

This filing incorporates by reference the following documents, which we have previously filed with the SEC, in response to certain disclosures:

•	The Annual Reports on Form 10-K for the fiscal year ended December 31, 2012 filed on February 22, 2013 and the Form 10-K/A for the fiscal year ended December 31, 2012 filed on March 29, 2013;

•	The Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013 filed on May 3, 2013, August 8, 2013 and November 5, 2013, respectively;

•	The Current Reports on Form 8-K filed March 21, 2013, May 24, 2013, May 30, 2013, October 4, 2013, December 4, 2013 and January 15, 2014; and

•

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2012, except for information furnished under Form 8-K, which is not deemed filed and not incorporated herein by reference.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Invesco PowerShares Capital Management LLC

3500 Lacey Road, Suite 700

Downer’s Grove, IL 60515 Telephone: (800) 983-0903

These documents may also be accessed through our website at http://www.dbxus.com or as described herein under “Additional Information.” The information and other content contained on or linked from our website are not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

We file annual, quarterly, current reports and other information with the SEC. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Fund.

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Report of Management on Internal Control

Over Financial Reporting

Management of DB Commodity Services LLC, as managing owner (the “Managing Owner”) of PowerShares DB US Dollar Index Bearish Fund (the “Fund”), is responsible for establishing and maintaining adequate internal control over financial reporting, as defined under Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that the Fund’s receipts and expenditures are being made only in accordance with appropriate authorizations of management; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements, errors or fraud. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

We, Martin Kremenstein, Chief Executive Officer, and Michael Gilligan, Chief Financial Officer, of the Managing Owner, assessed the effectiveness of the Fund’s internal control over financial reporting as of December 31, 2013. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control—Integrated Framework (1992). The assessment included an evaluation of the design of the Fund’s internal control over financial reporting and testing of the operational effectiveness of its internal control over financial reporting. Based on our assessment and those criteria, we have concluded that the Fund maintained effective internal control over financial reporting as of December 31, 2013.

The Fund’s independent registered public accounting firm, PricewaterhouseCoopers LLP, has audited the Fund’s internal control over financial reporting as of December 31, 2013, as stated in their report on page 37 of the Fund’s Annual Report on Form 10-K.

By:	/S/ MARTIN KREMENSTEIN
Name:	Martin Kremenstein
Title:	Chief Executive Officer of the Managing Owner

By:	/S/ MICHAEL GILLIGAN
Name:	Michael Gilligan
Title:	Chief Financial Officer of the Managing Owner

February 24, 2014

Report of Independent Registered Public Accounting Firm

The Board of Managers of DB Commodity Services LLC and

The Shareholders of PowerShares DB US Dollar Index Bearish Fund:

In our opinion, the accompanying statement of financial condition, including the schedule of investments, and the related statements of income and expenses, changes in shareholders’ equity and of cash flows, present fairly, in all material respects, the financial position of PowerShares DB US Dollar Index Bearish Fund (the Fund), a series of the PowerShares DB US Dollar Index Trust at December 31, 2013, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Fund maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Fund’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Report of Management on Internal Control Over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Fund’s internal control over financial reporting based on our integrated audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audit of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management of the fund; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP New York, New York
February 24, 2014

Report of Independent Registered Public Accounting Firm

The Board of Managers of DB Commodity Services LLC and

The Shareholders of PowerShares DB US Dollar Index Bearish Fund:

We have audited the accompanying statement of financial condition, including the schedule of investments, of PowerShares DB US Dollar Index Bearish Fund (the Fund), a series of the PowerShares DB US Dollar Index Trust, as of December 31, 2012, and the related statements of income and expenses, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2012. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PowerShares DB US Dollar Index Bearish Fund as of December 31, 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP New York, New York
February 22, 2013

PowerShares DB US Dollar Index Bearish Fund

Statements of Financial Condition

December 31, 2013 and 2012

	December 31, 2013	December 31, 2012
Assets
Equity in broker trading accounts:
United States Treasury Obligations, at fair value (cost $64,993,695 and $72,992,114 respectively)	$64,995,883	$72,995,469
Cash held by commodity broker	5,020,379	19,586,191
Net unrealized appreciation (depreciation) on futures contracts	53,282	(21,654)

Equity in broker trading accounts	70,069,544	92,560,006

Total assets	$70,069,544	$92,560,006

Liabilities
Payable for securities purchased	$4,999,178	$—
Management fee payable	41,843	61,918
Brokerage fee payable	2,509	160

Total liabilities	5,043,530	62,078

Commitments and Contingencies (Note 9)

Equity
Shareholders’ equity—General Shares	1,084	1,088
Shareholders’ equity—Shares	65,024,930	92,496,840

Total shareholders’ equity	65,026,014	92,497,928

Total liabilities and equity	$70,069,544	$92,560,006

General Shares outstanding	40	40
Shares outstanding	2,400,000	3,400,000
Net asset value per share
General Shares	$27.09	$27.20
Shares	$27.09	$27.20

See accompanying notes to financial statements

PowerShares DB US Dollar Index Bearish Fund

Schedule of Investments

December 31, 2013

Description	Percentage of Net Assets	Fair Value	Face Value
United States Treasury Obligations
U.S. Treasury Bills, 0.030% due January 2, 2014	7.69%	$5,000,000	$5,000,000
U.S. Treasury Bills, 0.025% due January 9, 2014	10.76	6,999,986	7,000,000
U.S. Treasury Bills, 0.005% due January 23, 2014	18.45	11,999,916	12,000,000
U.S. Treasury Bills, 0.080% due February 20, 2014	1.54	999,976	1,000,000
U.S. Treasury Bills, 0.070% due March 13, 2014	38.44	24,998,300	25,000,000
U.S. Treasury Bills, 0.070% due March 27, 2014	15.38	9,998,540	10,000,000
U.S. Treasury Bills, 0.065% due April 3, 2014	7.69	4,999,165	5,000,000

Total United States Treasury Obligations (cost $64,993,695)	99.95%	$64,995,883

A portion of the above United States Treasury Obligations are held as margin against open futures contracts, as described in Note 4(e).

Description	Unrealized Appreciation / (Depreciation) as a Percentage of Net Assets	Unrealized Appreciation/ (Depreciation)	Notional Market Value
Futures Contracts
ICE-US Dollar Index (819 contracts, settlement date March 17, 2014) *	0.08%	$53,282	$(65,674,791)

Total Futures Contracts	0.08%	$53,282	$(65,674,791)

*	Positions represent futures contracts sold.

See accompanying notes to financial statements

PowerShares DB US Dollar Index Bearish Fund

Schedule of Investments

December 31, 2012

Description	Percentage of Net Assets	Fair Value	Face Value
United States Treasury Obligations
U.S. Treasury Bills, 0.05% due January 10, 2013	7.57%	$6,999,958	$7,000,000
U.S. Treasury Bills, 0.015% due January 17, 2013	1.08	999,993	1,000,000
U.S. Treasury Bills, 0.105% due February 14, 2013	2.16	1,999,934	2,000,000
U.S. Treasury Bills, 0.09% due February 21, 2013	4.33	3,999,848	4,000,000
U.S. Treasury Bills, 0.09% due March 14, 2013	1.08	999,936	1,000,000
U.S. Treasury Bills, 0.04% due March 21, 2013	41.08	37,997,340	38,000,000
U.S. Treasury Bills, 0.085% due March 28, 2013	21.62	19,998,460	20,000,000

Total United States Treasury Obligations (cost $72,992,114)	78.92%	$72,995,469

A portion of the above United States Treasury Obligations are held as margin against open futures contracts, as described in Note 4(e).

Description	Unrealized Appreciation/ (Depreciation) as a Percentage of Net Assets	Unrealized Appreciation/ (Depreciation)	Notional Market Value
Futures Contracts
ICE-US Dollar Index (1,173 contracts, settlement date March 18, 2013)*	(0.02)%	$(21,654)	$(93,688,683)

Total Futures Contracts	(0.02)%	$(21,654)	$(93,688,683)

*	Positions represent futures contracts sold.

See accompanying notes to financial statements.

PowerShares DB US Dollar Index Bearish Fund

Statements of Income and Expenses

For the Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Income
Interest Income	$34,379	$50,716	$92,578

Expenses
Management Fee	555,153	666,918	1,087,604
Brokerage Commissions and Fees	45,810	60,362	73,742

Total expenses	600,963	727,280	1,161,346

Net investment income (loss)	(566,584)	(676,564)	(1,068,768)

Realized and Net Change in Unrealized Gain (Loss) on U.S. Treasury Obligations and Futures Contracts
Realized Gain (Loss) on
United States Treasury Obligations	2,105	388	3,928
Futures	(656,883)	2,122,931	2,591,888

Net realized gain (loss)	(654,778)	2,123,319	2,595,816

Net Change in Unrealized Gain (Loss) on
United States Treasury Obligations	(1,167)	4,741	(9,169)
Futures	74,936	(671,666)	(1,505,576)

Net change in unrealized gain (loss)	73,769	(666,925)	(1,514,745)

Net realized and net change in unrealized gain (loss) on United States Treasury Obligations and Futures	(581,009)	1,456,394	1,081,071

Net Income (Loss)	$(1,147,593)	$779,830	$12,303

See accompanying notes to financial statements

PowerShares DB US Dollar Index Bearish Fund

Statement of Changes in Shareholders’ Equity

For the Year Ended December 31, 2013

	General Shares		Shares		Total Shareholders’ Equity
	Shares	Total Equity	Shares	Total Equity
Balance at January 01, 2013	40	$1,088	3,400,000	$92,496,840	$92,497,928

Sale of Shares			200,000	5,457,806	5,457,806
Redemption of Shares			(1,200,000)	(31,782,127)	(31,782,127)

Net Increase (Decrease) due to Share Transactions			(1,000,000)	(26,324,321)	(26,324,321)
Net Income (Loss)
Net investment income (loss)		(2)		(566,582)	(566,584)
Net realized gain (loss) on United States Treasury Obligations and Futures		(2)		(654,776)	(654,778)
Net change in unrealized gain (loss) on United States Treasury Obligations and Futures		—		73,769	73,769

Net Income (Loss)		(4)		(1,147,589)	(1,147,593)

Net Change in Net Assets		(4)	(1,000,000)	(27,471,910)	(27,471,914)

Balance at December 31, 2013	40	$1,084	2,400,000	$65,024,930	$65,026,014

See accompanying notes to financial statements

PowerShares DB US Dollar Index Bearish Fund

Statement of Changes in Shareholders’ Equity

For the Year Ended December 31, 2012

	General Shares		Shares		Total Shareholders’ Equity
	Shares	Total Equity	Shares	Total Equity
Balance at January 01, 2012	40	$1,075	3,800,000	$102,152,441	$102,153,516

Sale of Shares			2,000,000	53,923,576	53,923,576
Redemption of Shares			(2,400,000)	(64,358,994)	(64,358,994)

Net Increase (Decrease) due to Share Transactions			(400,000)	(10,435,418)	(10,435,418)
Net Income (Loss)
Net investment income (loss)		(11)		(676,553)	(676,564)
Net realized gain (loss) on United States Treasury Obligations and Futures		35		2,123,284	2,123,319
Net change in unrealized gain (loss) on United States Treasury Obligations and Futures		(11)		(666,914)	(666,925)

Net Income (Loss)		13		779,817	779,830

Net Change in Net Assets		13	(400,000)	(9,655,601)	(9,655,588)

Balance at December 31, 2012	40	$1,088	3,400,000	$92,496,840	$92,497,928

See accompanying notes to financial statements

PowerShares DB US Dollar Index Bearish Fund

Statement of Changes in Shareholders’ Equity

For the Year Ended December 31, 2011

	General Shares		Shares		Total Shareholders’ Equity
	Shares	Total Equity	Shares	Total Equity
Balance at January 01, 2011	40	$1,082	5,600,000	$151,469,327	$151,470,409

Sale of Shares			4,600,000	129,135,694	129,135,694
Redemption of Shares			(6,400,000)	(178,464,890)	(178,464,890)

Net Increase (Decrease) due to Share Transactions			(1,800,000)	(49,329,196)	(49,329,196)
Net Income (Loss)
Net investment income (loss)		(15)		(1,068,753)	(1,068,768)
Net realized gain (loss) on United States Treasury Obligations and Futures		43		2,595,773	2,595,816
Net change in unrealized gain (loss) on United States Treasury Obligations and Futures		(35)		(1,514,710)	(1,514,745)

Net Income (Loss)		(7)		12,310	12,303

Net Change in Net Assets		(7)	(1,800,000)	(49,316,886)	(49,316,893)

Balance at December 31, 2011	40	$1,075	3,800,000	$102,152,441	$102,153,516

See accompanying notes to financial statements

PowerShares DB US Dollar Index Bearish Fund

Statements of Cash Flows

For the Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Cash flow from operating activities:
Net Income (Loss)	$(1,147,593)	$779,830	$12,303
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Cost of securities purchased	(267,963,255)	(283,940,373)	(587,931,895)
Proceeds from securities sold and matured	280,998,234	310,997,882	629,998,110
Net accretion of discount on United States Treasury Obligations	(35,277)	(50,739)	(92,578)
Net realized (gain) loss on United States Treasury Obligations	(2,105)	(388)	(3,928)
Net change in unrealized (gain) loss on United States Treasury Obligations and Futures	(73,769)	666,925	1,514,745
Change in operating receivables and liabilities:
Management fee payable	(20,075)	(6,706)	(29,990)
Brokerage fee payable	2,349	(1,963)	(2,966)

Net cash provided by (used for) operating activities	11,758,509	28,444,468	43,463,801

Cash flows from financing activities:
Proceeds from sale of Shares	5,457,806	53,923,576	129,135,694
Redemption of Shares	(31,782,127)	(64,358,994)	(178,464,890)

Net cash provided by (used for) financing activities	(26,324,321)	(10,435,418)	(49,329,196)

Net change in cash held by broker	(14,565,812)	18,009,050	(5,865,395)
Cash held by broker at beginning of year	19,586,191	1,577,141	7,442,536

Cash held by broker at end of year	$5,020,379	$19,586,191	$1,577,141

See accompanying notes to financial statements

PowerShares DB US Dollar Index Bearish Fund

Notes to Financial Statements

December 31, 2013

(1)	Organization

PowerShares DB US Dollar Index Bearish Fund (the “Fund”), a separate series of PowerShares DB US Dollar Index Trust (the “Trust”), a Delaware statutory trust organized in two separate series, was formed on August 3, 2006. DB Commodity Services LLC, a Delaware limited liability company (“DBCS” or the “Managing Owner”), seeded the Fund with a capital contribution of $1,000 in exchange for 40 General Shares of the Fund. The fiscal year end of the Fund is December 31st. The term of the Fund is perpetual (unless terminated earlier in certain circumstances) as provided in the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the “Trust Agreement”).

The Fund offers common units of beneficial interest (the “Shares”) only to certain eligible financial institutions (the “Authorized Participants”) in one or more blocks of 200,000 Shares, called a Basket. The Fund commenced investment operations on February 15, 2007. The Fund commenced trading on the American Stock Exchange (which became the NYSE Alternext US LLC (the “NYSE Alternext”)) on February 20, 2007 and, as of November 25, 2008, is listed on the NYSE Arca, Inc. (the “NYSE Arca”).

This Report covers the year ended December 31, 2013 (herein referred to as the “Year Ended December 31, 2013”), the year ended December 31, 2012 (herein referred to as the “Year Ended December 31, 2012”), and the year ended December 31, 2011 (herein referred to as the “Year Ended December 31, 2011”).

(2)	Fund Investment Overview

The Fund establishes short positions in certain futures contracts (the “DX Contracts”) with a view to tracking the changes, whether positive or negative, in the level of the Deutsche Bank Short US Dollar Index (USDX®) Futures Index–Excess Return, the “Short Index” or the “Index”, over time. The performance of the Fund also is intended to reflect the excess, if any, of its interest income from its holdings of United States Treasury Obligations and other high credit quality short-term fixed income securities over the expenses of the Fund. The Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. DX Contracts are traded through the currency markets of ICE Futures U.S. (formerly known as the New York Board of Trade®), under the symbol “DX.” The changes in market value over time, whether positive or negative, of the DX Contracts are related to the changes, whether positive or negative, in the level of the U.S. Dollar Index® (the “USDX®”). The Index provides a general indication of the international value of the U.S. dollar relative to the six major world currencies (each an “Index Currency,” and collectively, the “Index Currencies”), which comprise the USDX®—Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.

The Fund does not borrow money to increase leverage. As of December 31, 2013 and 2012, the Fund had $70,069,544 (or 100%) and $92,560,006 (or 100%), respectively, of its holdings of cash, United States Treasury Obligations and unrealized appreciation/depreciation on futures contracts on deposit with its Commodity Broker. Of this, $810,810 (or 1.2%) and $1,290,300 (or 1.39%), respectively, of the Fund’s holdings of cash and United States Treasury Obligations are required to be deposited as margin in support of the Fund’s short futures positions on DX Contracts. For additional information, please see the audited Schedule of Investments as of December 31, 2013 and 2012 for details of the Fund’s portfolio holdings.

(Continued)

(3)	Service Providers and Related Party Agreements

The Trustee

Under the Trust Agreement, Wilmington Trust Company, the trustee of the Fund (the “Trustee”), has delegated to the Managing Owner the exclusive management and control of all aspects of the business of the Trust and the Fund. The Trustee will have no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Managing Owner

The Managing Owner serves the Fund as commodity pool operator, commodity trading advisor and managing owner, and is an indirect wholly-owned subsidiary of Deutsche Bank AG. The Fund pays the Managing Owner a management fee (the “Management Fee”) monthly, in arrears, in an amount equal to 0.75% per annum of the daily net asset value of the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

During the Year Ended December 31, 2013, the Fund incurred Management Fees of $555,153, of which $41,843 was payable at December 31, 2013. During the Year Ended December 31, 2012, the Fund incurred Management Fees of $666,918, of which $61,918 was payable at December 31, 2012. During the Year Ended December 31, 2011, the Fund incurred Management Fees of $1,087,604.

The Commodity Broker

Deutsche Bank Securities Inc., a Delaware corporation, serves as the Fund’s clearing broker (the “Commodity Broker”). The Commodity Broker is an indirect wholly-owned subsidiary of Deutsche Bank AG and is an affiliate of the Managing Owner. In its capacity as clearing broker, the Commodity Broker executes and clears each of the Fund’s futures transactions and performs certain administrative and custodial services for the Fund. As custodian of the Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Trust on behalf of the Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Fund. During the Year Ended December 31, 2013, the Fund incurred brokerage fees of $45,810, of which $2,509 was payable at December 31, 2013. During the Year Ended December 31, 2012, the Fund incurred brokerage fees of $60,362, of which $160 was payable at December 31, 2012. During the Year Ended December 31, 2011, the Fund incurred brokerage fees of $73,742.

The Administrator, Custodian and Transfer Agent

The Bank of New York Mellon (the “Administrator”) has been appointed by the Managing Owner as the administrator, custodian and transfer agent of the Fund, and has entered into separate administrative, custodian, transfer agency and service agreements (collectively referred to as the “Administration Agreement”).

Pursuant to the Administration Agreement, the Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator retains certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details, and trading and related documents received from the Commodity Broker and other unaffiliated futures commission merchants. As of December 31, 2013 and 2012, there were no Fund assets held by the Administrator.

The Distributor

ALPS Distributors, Inc. (the “Distributor”) provides certain distribution services to the Fund. Pursuant to the Distribution Services Agreement among the Managing Owner in its capacity as managing owner of the

(Continued)

Fund, the Fund and the Distributor, the Distributor assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing services to the Fund including reviewing and approving marketing materials.

Invesco PowerShares Capital Management LLC

Under the License Agreement among Invesco PowerShares Capital Management LLC (the “Licensor”) and the Managing Owner in its own capacity and in its capacity as managing owner of the Fund (the Fund and the Managing Owner, collectively, the “Licensees”), the Licensor granted to each Licensee a non-exclusive license to use the “PowerShares®” trademark (the “Trademark”) anywhere in the world, solely in connection with the marketing and promotion of the Fund and to use or refer to the Trademark in connection with the issuance and trading of the Fund as necessary.

Invesco Distributors, Inc.

Through a marketing agreement between the Managing Owner and Invesco Distributors, Inc. (“Invesco Distributors”), an affiliate of Invesco PowerShares Capital Management LLC, the Managing Owner, on behalf of the Fund, has appointed Invesco Distributors as a marketing agent. Invesco Distributors assists the Managing Owner and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding the Fund, primarily in the secondary trading market, which activities include, but are not limited to, communicating the Fund’s name, characteristics, uses, benefits, and risks, consistent with the prospectus. Invesco Distributors will not open or maintain customer accounts or handle orders for the Fund. Invesco Distributors engages in public seminars, road shows, conferences, media interviews, and distributes sales literature and other communications (including electronic media) regarding the Fund.

(4)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The financial statements of the Fund have been prepared using U.S. generally accepted accounting principles.

(b)	Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosure of contingent assets and liabilities during the reporting period of the financial statements and accompanying notes. Actual results could differ from those estimates. There were no significant estimates used in the preparation of these financial statements.

(c)	Financial Instruments and Fair Value

United States Treasury Obligations and currency futures contracts are recorded in the statements of financial condition on a trade date basis at fair value with changes in fair value recognized in earnings in each period. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). The brokerage agreement with the Commodity Broker provides for the net settlement of all financial instruments covered by the agreement in the event of default or termination of any one contract.

(Continued)

Financial Accounting Standards Board (FASB) Accounting Standards Codification fair value measurement and disclosure guidance requires a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Basis of Fair Value Measurement

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2:	Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3:	Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

In determining fair value of United States Treasury Obligations and currency futures contracts, the Fund uses unadjusted quoted market prices in active markets. United States Treasury Obligations and currency futures contracts are classified within Level 1 of the fair value hierarchy. The Fund does not adjust the quoted prices for United States Treasury Obligations and currency futures contracts.

Assets and Liabilities Measured at Fair Value were as follows:

	December 31, 2013	December 31, 2012
United States Treasury Obligations (Level 1)	$64,995,883	$72,995,469
Commodity Futures Contracts (Level 1)	$53,282	$(21,654)

There were no Level 2 or Level 3 holdings during the year-ended December 31, 2013 and 2012.

(d)	Deposits with Commodity Broker

The Fund deposits cash and United States Treasury Obligations with its Commodity Broker subject to Commodity Futures Trading Commission (the “CFTC”) regulations and various exchange and Commodity Broker requirements. The combination of the Fund’s deposits with its Commodity Broker of cash and United States Treasury Obligations and the unrealized profit or loss on open futures contracts (variation margin) represents the Fund’s overall equity in its Commodity Broker trading account. To meet the Fund’s initial margin requirements, the Fund holds United States Treasury Obligations. The Fund uses its cash held by the Commodity Broker to satisfy variation margin requirements. The Fund earns interest on its cash deposited with the Commodity Broker.

(e)	United States Treasury Obligations

The Fund records purchases and sales of United States Treasury Obligations on a trade date basis. These holdings are marked to market based on quoted market closing prices. The Fund holds United States Treasury Obligations for deposit with the Fund’s Commodity Broker to meet margin requirements and for trading purposes. Interest income is recognized on an accrual basis when earned. Premiums and discounts are amortized or accreted in interest income over the life of the United States Treasury Obligations. The Fund purchased $5,000,000 notional amount of United States Treasury Obligations which was recorded as a payable as of December 31, 2013. As a result, a payable for securities purchased is reported for $4,999,178. As of December 31, 2012, the Fund did not have an amount payable for securities purchased.

(Continued)

(f)	Cash Held by Commodity Broker

The Fund’s arrangement with the Commodity Broker requires the Fund to meet its variation margin requirement related to the price movements, both positive and negative, on futures contracts held by the Fund by keeping cash on deposit with the Commodity Broker. The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less when purchased. As of December 31, 2013, the Fund had cash held by the Commodity Broker of $5,020,379. As of December 31, 2012, the Fund had cash held by the Commodity Broker of $19,586,191, of which $21,654 was on deposit to satisfy the Fund’s negative variation margin on open futures contracts. There were no cash equivalents held by the Fund as of December 31, 2013 and 2012.

(g)	Income Taxes

The Fund is classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying financial statements, as investors are individually liable for income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

The major tax jurisdiction for the Fund and the earliest tax year subject to examination: United States 2009.

(h)	Futures Contracts

All currency futures contracts are held and used for trading purposes. The currency futures contracts are recorded on a trade date basis and open contracts are recorded in the statement of financial condition at fair value on the last business day of the period, which represents market value for those currency futures for which market quotes are readily available. However, when market closing prices are not available, the Managing Owner may value an asset of the Fund pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. Realized gains (losses) and changes in unrealized appreciation (depreciation) on open positions are determined on a specific identification basis and recognized in the statement of income and expenses in the period in which the contract is closed or the changes occur, respectively. For the years ended December 31, 2013 and 2012, the average quarterly notional market value of futures contracts held was $76.3 million and $90.2 million, respectively.

The Fair Value of Derivative Instruments as of December 31, 2013 is as follows:

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Net Unrealized Appreciation / (Depreciation)
Commodity Futures Contracts	Net Unrealized Appreciation (Depreciation) on Futures Contracts	$53,282

The Fair Value of Derivative Instruments as of December 31, 2012 is as follows:

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Net Unrealized Appreciation / (Depreciation)
Commodity Futures Contracts	Net Unrealized Appreciation (Depreciation) on Futures Contracts	$(21,654)

(Continued)

The Fair Value of Derivative Instruments is as follows:

		For the Year Ended December 31, 2013		For the Year Ended December 31, 2012		For the Year Ended December 31, 2011
Derivatives not Accounted for as Hedging Instruments	Location of Gain or (Loss) on Derivatives Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) on Derivatives Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) on Derivatives Recognized in Income	Realized Gain or (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain or (Loss) on Derivatives Recognized in Income
Commodity Futures Contracts	Net Realized Gain (Loss) on Futures	$(656,883)	—	$2,122,931	—	$2,591,888	—
	Net Change in Unrealized Gain (Loss) on Futures	—	$74,936	—	$(671,666)	—	$(1,505,576)

The Fund utilizes derivative instruments to achieve each Fund’s investment objective. The amounts shown in the Statement of Financial Condition do not take into consideration the effects of legally enforceable master netting agreements. The following table presents the gross and net amounts of these assets and liabilities with any offsets to reflect the Funds’ ability to reflect the master netting agreements at December 31, 2013:

Assets	Gross Amount of Recognized Assets	Gross Amounts Offset in the Statement of Financial Condition	Net Amounts of Assets Presented in the Statement of Financial Condition	Gross Amounts Not Offset in the Statement of Financial Condition
				Financial Instruments	Cash Collateral Pledged	Net Amount
Commodity Futures Contracts	$95,714	$(42,432)	$53,282	$—	$—	$53,282

The following table presents the gross and net amounts of these assets and liabilities with any offsets to reflect the Funds’ ability to reflect the master netting agreements at December 31, 2012:

Liabilities	Gross Amount of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Condition	Net Amounts of Liabilities Presented in the Statement of Financial Condition	Gross Amounts Not Offset in the Statement of Financial Condition
				Financial Instruments	Cash Collateral Pledged	Net Amount
Commodity Futures Contracts	$(90,690)	$69,306	$(21,654)	$—	$21,654	$—

The Managing Owner will utilize the cash held at the commodity broker to offset any realized losses incurred in the commodity futures contracts, if available. To the extent that cash held at the commodity broker is not adequate to cover any realized losses, a portion of the United States Treasury Bills will be sold to make additional cash available.

(Continued)

(i)	Brokerage Commissions and Fees

The Fund incurs all brokerage commissions, including applicable exchange fees, National Futures Association (“NFA”) fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities by the Commodity Broker. These costs are recorded as brokerage commissions and fees in the statement of income and expenses as incurred. The Commodity Broker’s brokerage commissions and trading fees are determined on a contract-by-contract basis. On average, total charges paid to the Commodity Broker were less than $12.00 per round-turn trade for the Years Ended December 31, 2013, 2012 and 2011.

(j)	Routine Operational, Administrative and Other Ordinary Expenses

The Managing Owner assumes all routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs. Accordingly, all such expenses are not reflected in the statement of income and expenses of the Fund.

(k)	Organizational and Offering Costs

All organizational and offering expenses of the Fund are incurred and assumed by the Managing Owner. The Fund is not responsible to the Managing Owner for the reimbursement of organizational and offering costs. Expenses incurred in connection with the continuous offering of Shares also are also paid by the Managing Owner.

(l)	Non-Recurring Fees and Expenses

The Fund pays all non-recurring and unusual fees and expenses (referred to as extraordinary fees and expenses in the Trust Declaration), if any, of itself, as determined by the Managing Owner. Non-recurring and unusual fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such non-recurring and unusual fees and expenses, by their nature, are unpredictable in terms of timing and amount. For the Years Ended December 31, 2013, 2012 and 2011, the Fund did not incur such expenses.

(5)	Financial Instrument Risk

In the normal course of its business, the Fund is a party to financial instruments with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in a future obligation or loss in excess of the amounts shown on the Statement of Financial Condition. The financial instruments used by the Fund are currency futures, whose values are based upon an underlying asset and generally represent future commitments that have a reasonable possibility of being settled in cash or through physical delivery. The financial instruments are traded on an exchange and are standardized contracts.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including fluctuations in currency prices. In entering into these futures contracts, there exists a market risk that such futures contracts may be significantly influenced by adverse market conditions, resulting in such futures contracts being less valuable. If the markets should move against all of the futures contracts at the same time, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to the failure of the Commodity Broker and/or clearinghouse to perform according to the terms of a futures contract. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty

(Continued)

to the transactions. The Commodity Broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by CFTC regulations to separately account for and segregate as belonging to the Fund all assets of the Fund relating to domestic futures trading and the Commodity Broker is not allowed to commingle such assets with other assets of the Commodity Broker. In addition, CFTC regulations also require the Commodity Broker to hold in a secure account assets of the Fund related to foreign futures trading. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the futures contract or notional amounts of the instruments.

The Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind, other than agreements entered into in the normal course of business noted above.

(6)	Share Purchases and Redemptions

(a)	Purchases

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both creation and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Creation orders must be placed by 1:00 p.m., Eastern time. The day on which the Transfer Agent receives a valid creation order is the creation order date. The day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to 3 business days after the creation order date. By placing a creation order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, Baskets are issued on the creation order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the creation order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is later, on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the Managing Owner to agree to a creation order settlement date up to 3 business days after the creation order date. By placing a creation order, and prior to receipt of the Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Creation orders may be placed either (i) through the Continuous Net Settlement (“CNS”) clearing processes of the National Securities Clearing Corporation (the “NSCC”) or (ii) if outside the CNS Clearing Process, only through the facilities of The Depository Trust Company (“DTC” or the “Depository”) (the “DTC Process”), or a successor depository.

(b)	Redemptions

On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 1:00 p.m., Eastern time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. The day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to 3 business days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 200,000 and only through an Authorized Participant.

(Continued)

Unless otherwise agreed to by the Managing Owner and the Authorized Participant as provided in the next sentence, by placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than the redemption order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the redemption order date. Upon submission of a redemption order, the Authorized Participant may request the Managing Owner to agree to a redemption order settlement date up to 3 business days after the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non refundable transaction fee due for the redemption order.

Redemption orders may be placed either (i) through the CNS clearing processes of the NSCC or (ii) if outside the CNS Clearing Process, only through the DTC Process, or a successor depository, and only in exchange for cash. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) of the Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is later, on the redemption order date. The Managing Owner will distribute the cash redemption amount at the redemption order settlement date as of 2:45 p.m., Eastern time, on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

The redemption proceeds due from the Fund are delivered to the Authorized Participant at 2:45 p.m., Eastern time, on the redemption order settlement date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The Managing Owner is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on the redemption order settlement date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

(7)	Profit and Loss Allocations and Distributions

Pursuant to the Trust Agreement, income and expenses are allocated pro rata to the Managing Owner as holder of the General Shares and to the Shareholders monthly based on their respective percentage interests as of the close of the last trading day of the preceding month. Any losses allocated to the Managing Owner (as the owner of the General Shares) which are in excess of the Managing Owner’s capital balance are allocated to the Shareholders in accordance with their respective interest in the Fund as a percentage of total shareholders’ equity. Distributions (other than redemption of units) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the shareholders.

No distributions were paid for the Years Ended December 31, 2013, 2012 and 2011.

(Continued)

(8)	Commitments and Contingencies

The Managing Owner, either in its own capacity or in its capacity as the Managing Owner and on behalf of the Fund, has entered into various service agreements that contain a variety of representations, or provide indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. As of December 31, 2013 no claims had been received by the Fund. Further, the Fund has not had prior claims or losses pursuant to these contracts. Accordingly, the Managing Owner expects the risk of loss to be remote.

(9)	Net Asset Value and Financial Highlights

The Fund is presenting the following net asset value and financial highlights related to investment performance for a Share outstanding for the Years Ended December 31, 2013, 2012 and 2011. The net investment income and total expense ratios are calculated using average net asset value. The net asset value presentation is calculated using daily Shares outstanding. The total return is based on the change in net asset value of the Shares during the period. An individual investor’s return and ratios may vary based on the timing of capital transactions.

Net asset value per Share is the net asset value of the Fund divided by the number of outstanding Shares at the date of each respective period presented.

	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011
Net Asset Value
Net asset value per Share, beginning of period	$27.20	$26.88	$27.05
Net realized and change in unrealized gain (loss) on United States Treasury Obligations and Futures	0.09	0.53	0.04
Net investment income (loss)	(0.20)	(0.21)	(0.21)

Net increase (decrease)	(0.11)	0.32	(0.17)

Net asset value per Share, end of period	27.09	$27.20	$26.88

Market value per Share, beginning of period	$27.21	$26.85	$27.10

Market value per Share, end of period	$27.06	$27.21	$26.85

Ratio to average Net Assets
Net investment income (loss)	(0.77)%	(0.76)%	(0.74)%

Total expenses	0.81%	0.82%	0.80%

Total Return, at net asset value	(0.40)%	1.19%	(0.63)%

Total Return, at market value	(0.55)%	1.34%	(0.92)%

(Continued)

(10)	Selected Quarterly Financial Data (Unaudited)

	For the Three Months Ended March 31, 2013	For the Three Months Ended June 30, 2013	For the Three Months Ended September 30, 2013	For the Three Months Ended December 31, 2013
Interest Income	$12,921	$10,456	$7,020	$3,982
Net investment income (loss)	$(169,195)	$(149,078)	$(118,792)	$(129,519)
Net realized and net change in unrealized gains/(losses) on United States Treasury Obligations and Futures	$(3,632,465)	$108,854	$2,716,542	$226,060
Net Income/(loss)	$(3,801,660)	$(40,224)	$2,597,750	$96,542
Increase/(decrease) in Net Asset Value	$(8,968,872)	$(15,872,556)	$(2,727,028)	$96,524
Net Income (loss) per Share	$1.10	$(0.08)	$1.03	$0.04

	For the Three Months Ended March 31, 2012	For the Three Months Ended June 30, 2012	For the Three Months Ended September 30, 2012	For the Three Months Ended December 31, 2012
Interest Income	$3,720	$14,720	$13,623	$18,653
Net investment income (loss)	$(195,827)	$(157,186)	$(144,768)	$(178,783)
Net realized and net change in unrealized gains/(losses) on United States Treasury Obligations and Futures	$2,163,070	$(2,783,671)	$1,724,540	$352,455
Net Income/(loss)	$1,967,243	$(2,940,857)	$1,579,772	$173,672
Increase/(decrease) in Net Asset Value	$(8,883,691)	$(18,732,499)	$12,401,589	$5,559,013
Net Income (loss) per Share	$0.55	$(0.81)	$0.55	$0.03

(11)	Subsequent Events

The Fund evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

Report of Independent Registered Public Accounting Firm

The Unit Holder

DB Commodity Services LLC:

We have audited the accompanying statement of financial condition of DB Commodity Services LLC (the “Company”) as of December 31, 2013, and the related statements of income and expenses, of changes in members’ equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DB Commodity Services LLC at December 31, 2013, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

February 24, 2014

Report of Independent Registered Public Accounting Firm

The Unit Holder

DB Commodity Services LLC:

We have audited the accompanying statement of financial condition of DB Commodity Services LLC (the Company) as of December 31, 2012, and the related statement of income and expenses, changes in member’s capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DB Commodity Services LLC as of December 31, 2012, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

March 20, 2013

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Statements of Financial Condition

December 31, 2013 and 2012

Assets	2013	2012
Due from DB Exchange Traded Funds	$6,591,593	$8,078,924
Investment in DB Exchange Traded Funds	12,371	14,819
Prepaid Expense	133,735	433,513
Due from affiliate	137,356,980	77,526,439

Total assets	$144,094,679	$86,053,695

Liabilities and Member’s Capital
Liabilities:
Accrued expenses	$11,810,512	$13,663,190

Total liabilities	11,810,512	13,663,190

Member’s capital	132,284,167	72,390,505

Total liabilities and member’s capital	$144,094,679	$86,053,695

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Statements of Income and Expenses

For the Years Ended December 31, 2013 and 2012

	2013	2012
Income:
Management fees	$87,642,334	$96,075,453
Equity share of (losses)/earnings in investment in DB Exchange Traded Funds	(2,448)	386

Total income	87,639,886	96,075,839

Expenses:
Legal fees	596,220	1,000,066
Audit fees and tax services	5,908,252	6,558,113
Printing services	1,311,428	929,345
Administrator and trustee fees	3,968,872	4,647,962
Distribution fees	15,157,996	17,675,973
Registration Fees	516,195	127,485
Other	287,261	623,028

Total expenses	27,746,224	31,561,972

Net income	$59,893,662	$64,513,867

See accompanying notes to financial statements

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Statements of Changes in Member’s Capital

For the Years Ended December 31, 2013 and 2012

	2013	2012
Member’s capital, January 1	$72,390,505	$7,876,638
Net income	59,893,662	64,513,867

Member’s capital, December 31	$132,284,167	$72,390,505

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Statements of Cash Flows

For the Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$59,893,662	$64,513,867
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Increase) decrease in operating assets:
Due from DB Exchange Traded Funds	1,487,331	41,114
Due from affiliate, net	(59,830,541)	(63,504,992)
(Increase) Decrease in investment in DB Exchange Traded Funds	2,448	(386)
Prepaid Expense	299,778	(433,513)
Increase (decrease) in operating liabilities:
Accrued expenses	(1,852,678)	(616,090)

Net cash provided by operating activities	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

See accompanying notes to financial statements.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Notes to Financial Statements

December 31, 2013 and 2012

(1)	Organization and Basis of Presentation

DB Commodity Services LLC (the Company), a Delaware limited liability company, was formed on May 23, 2005, and is an indirect wholly owned subsidiary of Deutsche Bank AG (the “owner member”) and a direct wholly owned subsidiary of DB U.S. Financial Markets Holding Corporation. The Company is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association.

The Company serves as the managing owner, commodity pool operator, and commodity trading advisor to the following funds, the “DB Exchange Traded Funds”:

•	PowerShares DB Commodity Index Tracking Fund (DBC)

•	PowerShares DB G10 Currency Harvest Fund (DBV)

•	PowerShares DB Multi Sector Commodity Trust in seven separate series, or Funds:

–	PowerShares DB Energy Fund (DBE)

–	PowerShares DB Oil Fund (DBO)

–	PowerShares DB Precious Metals Fund (DBP)

–	PowerShares DB Gold Fund (DGL)

–	PowerShares DB Silver Fund (DBS)

–	PowerShares DB Base Metals Fund (DBB)

–	PowerShares DB Agriculture Fund (DBA)

•	PowerShares DB US Dollar Index Trust in two separate series, or Funds:

–	PowerShares DB US Dollar Index Bullish Fund (UUP)

–	PowerShares DB US Dollar Index Bearish Fund (UDN)

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles, accepted in the United States of America (“US GAAP”).

(b)	Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income, expenses, and related disclosure of contingent assets and liabilities during the reporting period of the

(Continued)

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Notes to Financial Statements

December 31, 2013 and 2012

financial statements and accompanying notes. Actual results could differ from those estimates. There were no significant estimates used in the preparation of these financial statements.

(c)	Due from DB Exchange Traded Funds

Due from the DB Exchange Traded Funds represents outstanding management fees for services provided to the DB Exchange Traded Funds as commodity pool operator, commodity trading advisor and managing owner. The fees are recorded at the invoiced amounts and do not bear interest. Management has determined that there was no risk of unrecoverable amounts, and therefore, no allowance for doubtful accounts was provided for as of December 31, 2013 or December 31, 2012.

(d)	Investment in DB Exchange Traded Funds

The Company’s investments in the DB Exchange Traded Funds consist of capital contributions in the general shares of the Funds and are accounted for using the equity method, which the carrying amount of our investment approximates fair value. The Company adjusts the carrying amount of the investments to recognize the Company’s share of earnings or losses in the investments. Distributions received from the investments reduce the carrying amount of the respective investments.

(e)	Income Taxes

The Company is a limited liability company and did not elect to be taxable as a corporation for U.S. income tax purposes. Accordingly, the Company will not incur U.S. income taxes. No provision for federal, state, and local income taxes has been made in the accompanying financial statements, as its owner member is liable for income taxes, if any, on the Company’s income, loss, and other items, and there is no tax sharing arrangement between the Company and its owner member. Based on the effective tax rate of the Company’s owner member, the Company’s pro rata income tax expense would be approximately $18,000,000 and $19,400,000 for the federal tax, $4,000,000 and $4,400,000 for the New York State tax, and $4,500,000 and $5,000,000 for the New York City tax for the year ended December 31, 2013 and 2012, respectively. As the Company is not required to separately file its own returns, the following is the major tax jurisdiction for the Company’s parent, DB U.S. Financial Markets Holding Corporation, and the earliest tax year subject to examination: United States—2008.

(f)	Revenue Recognition

Fees for management services are recognized on an accrual basis when earned. Fees for management services are accrued for each of the Funds monthly.

(3)	Fair Value Measurement

ASC 820 (Fair Value Measurements and Disclosures) defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value, and enhances disclosure requirements for fair value measurements.

(Continued)

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Notes to Financial Statements

December 31, 2013 and 2012

In accordance with ASC 820, the Company has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Financial assets and liabilities recorded on the Statement of Financial Condition are categorized based on the inputs to the valuation techniques as follows:

Level 1 Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company has the ability to access at the measurement date for identical assets or liabilities.

Level 2 Financial assets and liabilities whose values are based on quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 inputs include the following:

a. Quoted prices for identical or similar assets or liabilities in active or nonactive markets; and

b. Pricing models whose inputs are observable for substantially the full term of the asset or liability.

Level 3 Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

As required by ASC 820, when the inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement in its entirety. Thus, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Gains and losses for such assets and liabilities categorized within Level 3, if any, may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3).

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of certain financial assets or liabilities.

The Company’s Investment in DB Exchange Traded Funds is considered a Level 1 asset as its value is based on the published price representing an exchange traded value for each such investment owned.

US GAAP requires disclosure of the estimated fair value of certain financial instruments and the methods and significant assumptions used to estimate their fair values. Certain financial instruments that are not carried at fair value on the statement of financial condition are carried at amounts that approximate fair value due to their short term nature and generally negligible credit risk. These instruments include receivables from the DB Exchange Traded Funds and affiliates and are considered to be Level 2 assets.

(4)	Related-Party Transactions

(a)	Management Fees and Due from DB Exchange Traded Funds

DBA and DBC pay the Company a management fee, monthly in arrears, in an amount equal to 0.85% per annum of their average daily net asset values.

DBO, DBS, DGL, DBB, DBE, DBP, DBV, UDN, and UUP pay the Company a management fee, monthly in arrears, in an amount equal to 0.75% per annum of their average daily net asset values.

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Notes to Financial Statements

December 31, 2013 and 2012

During the Year Ended December 31, 2013 and 2012, the Company earned management fees of $87,642,334 and $96,075,453, respectively. As of December 31, 2013 and December 31, 2012, Due from DB Exchange Traded Funds was $6,591,593 and $8,078,924, respectively.

	Year Ended December 31, 2013 Management Fees	Year Ended December 31, 2012 Management Fees	December 31, 2013 Due from DB Exchange Traded Funds	December 31, 2012 Due from DB Exchange Traded Funds
DBA	$13,162,619	$16,202,364	$933,873	$1,244,344
DBB	2,223,612	2,559,969	150,012	201,618
DBC	54,985,135	52,794,818	4,283,621	4,705,210
DBE	1,706,535	1,253,318	171,385	89,353
DBO	3,325,652	4,906,032	204,317	491,499
DBP	1,880,210	2,838,239	117,293	234,529
DBS	326,090	541,304	20,851	41,831
DGL	1,752,512	3,041,609	94,132	315,004
DBV	2,144,741	2,429,713	129,205	216,147
UDN	555,153	666,917	41,265	61,338
UUP	5,580,075	8,841,170	445,639	478,051

	$87,642,334	$96,075,453	$6,591,593	$8,078,924

(b)	Organization and Offering Costs

The Company assumes all organization and offering costs of the Funds. Expenses incurred with the continuous offering of limited shares will also be paid by the Company. Please refer to Note 7 for further details.

(c)	Administration Expenses

The Company assumes all routine operational, administrative and other ordinary expenses of the Funds, including, but not limited to, computer services, the fees and expenses of the Trustee, legal and accounting fees and expenses, audit and tax preparation expenses, filing fees and printing, mailing and duplication costs. Accordingly, such expenses are recorded in the statement of income and expenses of the Company. Please refer to Note 8 for further details on service agreements.

(d)	Service Agreement

The Company, in its capacity as the managing owner and on behalf of the Funds, entered into a service agreement with Deutsche Bank AG for services including, but not limited to, trading, accounting, legal and human resources. The costs of these services are assumed by Deutsche Bank AG with no cost allocation to the Company or the Funds.

Deutsche Bank Securities Inc., a Delaware corporation, serves as the clearing broker (the “Commodity Broker”) of the Funds. The Commodity Broker is also an indirect wholly-owned subsidiary of Deutsche Bank AG and is an affiliate of the Company. In its capacity as clearing broker, the

(Continued)

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Notes to Financial Statements

December 31, 2013 and 2012

Commodity Broker executes and clears the Fund’s futures transactions and performs certain administrative and custodial services for the Fund. As custodian of the Fund’s assets, the Commodity Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Trust on behalf of the Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Fund. The fees related to these services are paid by the Funds.

(e)	Due from Affiliate

Deutsche Bank AG New York Branch provides the Company with a cash facility to cover its operational expenses and to deposit management fees received from the DB Exchange Traded Funds. This cash management program is noninterest bearing and there is no expiration date. As of December 31, 2013 and December 31, 2012, the Company had a net receivable from affiliate of $137,426,517 and $77,526,439, respectively.

(f)	Investment Advisory Service Agreement

The Company, in its capacity as the commodity trading advisor and on behalf of the Funds, entered into an agreement with Deutsche Bank Trust Company Americas for investment advisory services covering collateral management for the Funds. The agreement was terminated on July 31, 2013. The costs of these services are assumed by the Company with no cost allocation to the Funds. During the years ended December 31, 2013 and 2012, the Company expensed $58,333 and $100,000, respectively, in Other Expenses under this agreement.

(5)	Investments in DB Exchange Traded Funds

Investments in DB Exchange Traded Funds as of December 31, 2013 and December 31, 2012 amounted to $12,371 and $14,819, respectively. The Company’s ownership in each of the DB Exchange Traded Funds represents less than 1.0% of the Funds’ equity.

(6)	Accrued Expenses

Accrued expenses as of December 31, 2013 and December 31, 2012 consist of the following:

	2013	2011
Audit Fees & Tax Services	$4,865,289	$5,133,771
Distribution Fees	4,692,834	5,904,777
Administrator & Trustee Fees	1,331,762	1,577,646
Legal Fees	351,082	490,000
Printing Services	287,820	250,000
Other	281,725	306,996

	$11,810,512	13,663,190

(7)	Prepaid Expenses

In the normal course of business, the Company will prepay certain administration, organization and offering costs on behalf of the DB Exchange Traded Funds. Prepaid amounts are amortized to the related expense over a twelve month period. During the year ended December 31, 2013, the Company expensed $516,195 in

(Continued)

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Notes to Financial Statements

December 31, 2013 and 2012

Registration Fees. During the year ended December 31, 2012, the Company expensed $127,485 in Registration Fees and $55,056 in Other Expenses. As of December 31, 2013 and December 31, 2012, unamortized prepaid expenses were $133,735 and $433,513, respectively.

(8)	Service Agreements

(a)	Trust Agreement

Under the Trust Agreement with the Funds, Wilmington Trust Company (the Trustee of the Funds) has delegated to the Company the exclusive management and control of all aspects of the business of the Funds. Trustee fees are paid for on behalf of the Funds by the Company and are included in other expenses.

(b)	Administration Agreement

The Company, in its capacity as the managing owner and on behalf of each of the Funds, has appointed The Bank of New York Mellon as the administrator (the Administrator), custodian and transfer agent of the Funds and has entered into separate administrative, custodian, transfer agency and service agreements (collectively referred to as the Administration Agreement). The Administrator performs or supervises the performance of services necessary for the operation and administration of each of the Funds (other than making investment decisions), including receiving and processing orders to create and redeem shares of the Funds, net asset value calculations, accounting, and other fund administrative services. The Administrator’s monthly fees are paid for the Funds by the Company and are recorded in Administrator and Trustee Fees on the statement of income and expenses. For the years ended December 31, 2013 and 2012, administration and trustee fees were $3,968,872 and $4,647,962, respectively. As of December 31, 2013 and 2012, accrued administration and trustee fees were $1,331,762 and $1,577,646, respectively.

(c)	Distribution Services Agreement

ALPS Distributors, Inc. (the Distributor) provides certain distribution services to the Funds. Pursuant to the Distribution Services Agreement between the Company, in its capacity as managing owner of the Funds, and the Distributor, the Distributor assists the Company and the Administrator with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials. Distribution fees are paid for the Funds by the Company and are recorded in Distribution Fees on the statement of income and expenses. For the years ended December 31, 2013 and 2012, fees paid to the Distributor were $297,037 and $299,279, respectively. As of December 31, 2013 and 2012, accrued fees for the Distributor were $66,325 and $101,377, respectively.

(d)	License and Marketing Agreement

Under the License Agreement between Invesco PowerShares Capital Management LLC (the Licensor), and the Company, in its own capacity and in its capacity as the managing owner and on behalf of the Funds, the Licensor granted to the Funds a nonexclusive license to use the PowerShares® trademark (the Trademark) anywhere in the world, solely in connection with the marketing and promotion of the Funds and to use or refer to the Trademark in connection with the issuance and trading of the Funds’ shares as necessary.

(Continued)

DB COMMODITY SERVICES LLC

(An Indirect Wholly Owned Subsidiary of Deutsche Bank AG)

Notes to Financial Statements

December 31, 2013 and 2012

Pursuant to a marketing agreement between Invesco AIM Distributors, Inc., an affiliate of the Licensor, and the Company in its capacity as the managing owner and on behalf of the Funds, Invesco AIM Distributors, Inc. assists the Company and the Administrator with certain functions and duties such as providing various educational and marketing activities regarding each of the Funds, primarily in the secondary trading market. Activities include, but are not limited to, communicating each of the Funds’ names, characteristics, uses, benefits, and risks, consistent with the prospectus, engagement in public seminars, road shows, conferences, media interviews, fielding incoming telephone “800” number calls, and distributing sales literature and other communications (including electronic media) regarding each of the Funds. Invesco AIM Distributors, Inc. will not open customer accounts or handle orders for the Funds.

License and Marketing fees are paid for the Funds by the Company and are recorded in Distribution on the statement of income and expenses. For the years ended December 31, 2013 and 2012, license and marketing fees were $14,563,922 and $17,041,479, respectively. As of December 31, 2013 and 2012, accrued distribution fees were $4,583,650 and $5,733,771, respectively.

(9)	Commitments and Contingencies

The Company has entered into various service agreements on behalf of the Funds that contain a variety of representations and warranties, or provide indemnification provisions related to certain risks service providers undertake in performing services that are in the best interests of the Funds. While the Company’s exposure under such indemnification provisions cannot be estimated until a claim arises, these general business indemnifications are not expected to have a material impact on the Company’s financial position.

(10)	Business and Credit Concentration

The Company’s business is to serve as the managing owner, commodity pool operator, and commodity trading advisor to the DB Exchange Traded Funds. The basis for the management fee calculation is the Funds’ net asset value. Accordingly, factors that may have the effect of causing a decline in the Funds’ net asset value will affect the Company’s income from management fees.

Substantially all of the Company’s liquid assets are on deposit with Deutsche Bank AG, as noted in Note 4.

(11) Subsequent Events

The Company evaluated the need for disclosures and/or adjustments resulting from subsequent events through February 24, 2014, the date the financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments to the Company’s financial statements and notes to the financial statements.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

POWERSHARES DB US DOLLAR INDEX TRUST

PowerShares DB US Dollar Index Bearish Fund

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 18 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT, DATED MARCH [14], 2014.

March [14], 2014

DB Commodity Services LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO

DEUTSCHE BANK AG

Deutsche Bank AG is a banking company with limited liability incorporated under the laws of the Federal Republic of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Theodor-Heuss-Allee 70, 60486 Frankfurt am Main, Germany. Deutsche Bank AG originated from the reunification of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Düsseldorf, and Süddeutsche Bank Aktiengesellschaft, Munich; pursuant to the Law on the Regional Scope of Credit Institutions, these had been disincorporated in 1952 from Deutsche Bank, founded in 1870. The merger and the name were entered in the Commercial Register of the District Court in Frankfurt am Main on May 2, 1957.

Deutsche Bank AG is the parent company of the Deutsche Bank Group, consisting of banks, capital market companies, fund management companies and a property finance company, installment financing companies, research and consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has over 100,000 employees in 74 countries engaged in banking business and other financial businesses worldwide.

The objectives of Deutsche Bank AG, as set forth in its Articles of Association, include the transaction of all kinds of banking businesses, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote the objectives of Deutsche Bank AG, in particular, to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of participations in other enterprises, and to conclude enterprise agreements.

The activities of the Deutsche Bank Group include traditional deposit-taking and lending business for private clients, corporate and public sector entities, including mortgage lending, payment transactions, securities brokerage for customers, asset management, investment banking, project finance, structured finance, foreign trade finance, money and foreign exchange dealing, building savings business (Bauspargeschäft), as well as cash management, payment and securities settlement, and payment cards and point-of-sale services.

As of December 31, 2012, the issued share capital of Deutsche Bank AG amounted to euro 2.37 billion, consisting of 929.50 million ordinary registered shares without par value. These shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German stock exchanges and on a number of other global stock exchanges.

Please refer to Deutsche Bank AG’s Annual Report on Form 20-F for additional financial information and financial statements.

Deutsche Bank AG London is the London branch of Deutsche Bank AG. Deutsche Bank AG, New York branch, is the New York branch of Deutsche Bank AG and operates pursuant to a license issued by the Superintendent of Banks of the State of New York on July 14, 1978.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2014 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2014 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down. Trading by the Fund will be for speculative rather than hedging purposes.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face—(39) The Net Asset Value Calculation of the Fund May Be Overstated or

Understated Due to the Valuation Method Employed When a Settlement Price is Not Available on the Date of Net Asset Value Calculation.”

Although the DX Contracts that the Fund will invest in are not currently subject to “daily limits,” the terms and conditions of these contracts may change in the future.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund is not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of the NFA (the Fund is not required to become a member of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

[Remainder of page left blank intentionally.]

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by PowerShares DB US Dollar Index Trust (the “Trust”) and DB Commodity Services LLC (the “Managing Owner”). The Trust and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Trust and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in a Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Trust or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Authorized Participants, the Commodity Broker, administrators, auditors and the legal advisers of the Trust. Additionally, the Trust and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Trust.

P-1

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee*	$338,881
The Financial Industry Regulatory Authority, Inc. Filing Fee	500
Printing Expenses	125,000
Fees of Independent Registered Public Accounting Firm	21,500
Fees of Counsel	75,000

Total	$560,881

*	Already paid in connection with the filing of Form S-3 (333-184096-02).

Item 14.	Indemnification of Directors and Officers.

Section 4.7 of the Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust incorporated by reference as an exhibit to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Fourth Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Trust (or, in furtherance of Section 3.7 of the Fourth Amended and Restated Declaration of Trust and Trust Agreement, the Fund separately to the extent the matter in question relates to the Fund or is otherwise disproportionate) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Fund, and such liability or loss was not the result of negligence, misconduct, or a breach of the Fourth Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate or Trust Estates (as such term is defined in the Fourth Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Fourth Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the Fund.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

Exhibit Number	Description of Document
1.1	Form of Initial Purchaser Agreement[1]

3.1	Form of Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant[2]

4.1	Form of Participant Agreement[1]

4.2	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Opinion of Richards, Layton & Finger as to legality

8.1	Opinion of Sidley Austin LLP as to income tax matters

10.1	Form of Customer Agreement[3]

10.2	Form of Administration Agreement[3]

10.3	Form of Global Custody Agreement[3]

10.4	Form of Transfer Agency and Service Agreement[3]

10.5	Form of Distribution Services Agreement[1]

10.6	Form of Marketing Agreement[1]

23.1	Consent of Sidley Austin LLP

23.2	Consent of Richards, Layton & Finger is included as part of Exhibit 5.1.

23.3	Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.1

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.5	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

101.INS	XBRL Instance document[4]

101.SCH	XBRL Taxonomy Extention Schema Document[4]

101.CAL	XBRL Taxonomy Extention Calclation Linkbase Document[4]

101.DEF	XBRL Taxonomy Extention Definition Linkbase Document[4]

101.LAB	XBRL Taxonomy Extention Label Linkbase Document[4]

101.PRE	XBRL Taxonomy Extention Presentation Linkbase Document[4]

[1]	Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on January 17, 2007 and incorporated herein by reference.
[2]	Previously filed as an exhibit to Form 10-K on February 25, 2013 and incorporated herein by reference.
[3]	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to Form S-1 on October 16, 2006 and incorporated herein by reference.
[4]	to be filed by amendment

(b)	The following financial statements are included in the Prospectus:

(1)	PowerShares DB US Dollar Index Fund

(i)	Report of Management on Internal Control Over Financial Reporting

(ii)	Reports of Independent Registered Public Accounting Firms—Financial Statements

(iii)	Statements of Financial Condition as of December 31, 2013 and 2012

(iv)	Schedule of Investments as of December 31, 2013

(v)	Schedule of Investments as of December 31, 2012

(vi)	Statements of Income and Expenses for the Years Ended December 31, 2013, 2012 and 2011

(vii)	Statement of Changes in Shareholders’ Equity for the Year Ended December 31, 2013

(viii)	Statement of Changes in Shareholders’ Equity for the Year Ended December 31, 2012

(ix)	Statement of Changes in Shareholders’ Equity for the Year Ended December 31, 2011

(x)	Statements of Cash Flows for the Years Ended December 31, 2013, 2012 and 2011

(xi)	Notes to Financial Statements

(2)	DB Commodity Services LLC

(i)	Reports of Independent Registered Public Accounting Firms

(ii)	Statements of Financial Condition as of December 31, 2013 and 2012

(iii)	Statements of Income and Expenses for the Years Ended December 31, 2013 and December 31, 2012

(iv)	Statements of Changes in Member’s Capital for the Years Ended December 31, 2013 and December 31, 2012

(v)	Statements of Cash Flows for the Years Ended December 31, 2013 and December 31, 2012

(vi)	Notes to Financial Statements

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(a) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant and the Co-Registrant has duly caused this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of February, 2014.

PowerShares DB US Dollar Index Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/S/ MARTIN KREMENSTEIN
Name: Martin Kremenstein
Title: Chief Executive Officer, Chief Investment Officer and Director

By:	/S/ MICHAEL GILLIGAN
Name: Michael Gilligan
Title: Chief Financial Officer and Director

PowerShares DB US Dollar Index Bearish Fund, a series of PowerShares DB US Dollar Index Trust

By:	DB Commodity Services LLC,
its Managing Owner

By:	/S/ MARTIN KREMENSTEIN
Name: Martin Kremenstein
Title: Chief Executive Officer, Chief Investment Officer and Director

By:	/S/ MICHAEL GILLIGAN
Name: Michael Gilligan
Title: Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant and the Co-Registrant in the capacities and on the date indicated.

DB Commodity Services LLC, Managing Owner Of Registrant and Co-Registrant

/s/ MARTIN KREMENSTEIN Name: Martin Kremenstein	Chief Executive Officer, Chief Investment Officer and Director (Principal Executive Officer)	February 24, 2014

/s/ MICHAEL GILLIGAN Name: Michael Gilligan	Chief Financial Officer and Director (Principal Financial Officer)	February 24, 2014

/s/ ALEX DEPETRIS Name: Alex Depetris	Chief Operating Officer and Director	February 24, 2014

(Being principal executive officer, the principal financial and accounting officer and all of the managers of the Board of Managers of DB Commodity Services LLC)

DB Commodity Services LLC, Managing Owner Of Registrant

/s/ MARTIN KREMENSTEIN Name: Martin Kremenstein	Chief Executive Officer, Chief Investment Officer and Director (Principal Executive Officer)	February 24, 2014

/s/ MICHAEL GILLIGAN Name: Michael Gilligan	Chief Financial Officer and Director (Principal Financial Officer)	February 24, 2014

/s/ ALEX DEPETRIS Name: Alex Depetris	Chief Operating Officer and Director	February 24, 2014